As filed with the Securities and Exchange Commission on December 14, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VANGUARD HEALTH HOLDING COMPANY II, LLC
VANGUARD HOLDING COMPANY II, INC.
VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrants as specified in their charters)

Delaware	8062	27-1776657
Delaware	8062	73-1714420
Delaware	8062	62-1698183
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
AND THE GUARANTORS
LISTED ON THE TABLE OF ADDITIONAL REGISTRANTS
20 Burton Hills Boulevard
Nashville, Tennessee 37215
(615) 665-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
James H. Spalding, Esq.
Executive Vice President, General Counsel and Secretary
Vanguard Health Systems, Inc.
20 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215
(615) 665-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Risë B. Norman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017-3954
Tel: (212) 455-2000

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i)(Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d)(Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

	Amount	Proposed maximum	Proposed maximum	Amount of
Title of each class of	to be	offering price	aggregate	registration
securities to be registered	registered	per note (1)	offering price (1)	fee
7.750% Senior Notes due 2019	$375,000,000	100%	$375,000,000	$51,150
Guarantees of 7.750% Senior Notes due 2019	N/A	N/A	N/A	N/A(2)

(1)	Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act").

(2)	Pursuant to Rule 457(n) of the Securities Act, no additional registration fee is required for the guarantees.
The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

	State or Other	Primary Standard
	Jurisdiction of	Industrial	IRS Employer
Exact Name of Registrant Guarantor as	Incorporation or	Classification Code	Identification
Specified in its Charter (1)	Organization	Number	Number

Vanguard Health Holding Company I, LLC	Delaware	8062	27-1776565
BHS Physicians Alliance for Ace, LLC	Delaware	8062	46-0500964
Hospital Development of West Phoenix, Inc.	Delaware	8062	62-1867232
MacNeal Physicians Group, LLC	Delaware	8062	20-8779101
Vanguard Health Financial Company, LLC	Delaware	8062	62-1730470
Vanguard Health Management, Inc.	Delaware	8062	62-1686886
VHS Acquisition Corporation	Delaware	8062	62-1730519
VHS Acquisition Subsidiary Number 1, Inc.	Delaware	8062	62-1861138
VHS Acquisition Subsidiary Number 2, Inc.	Delaware	8062	62-1861141
VHS Acquisition Subsidiary Number 5, Inc.	Delaware	8062	62-1861175
VHS Acquisition Subsidiary Number 7, Inc.	Delaware	8062	62-1861198
VHS Acquisition Subsidiary Number 8, Inc.	Delaware	8062	62-1861199
VHS Acquisition Subsidiary Number 9, Inc.	Delaware	8062	62-1861200
VHS Acquisition Subsidiary Number 10, Inc.	Delaware	8062	62-1861202
VHS Acquisition Subsidiary Number 11, Inc.	Delaware	8062	16-1633531
VHS Acquisition Subsidiary Number 12, Inc.	Delaware	8062	71-0906482
VHS Chicago Market Procurement, LLC	Delaware	8062	72-1618786
VHS Genesis Labs, Inc.	Delaware	8062	62-1803765
VHS Holding Company, Inc.	Delaware	8062	62-1782796
VHS Imaging Centers, Inc.	Delaware	8062	62-1852828
VHS of Anaheim, Inc.	Delaware	8062	62-1781813
VHS of Arrowhead, Inc.	Delaware	8062	62-1811285
VHS of Huntington Beach, Inc.	Delaware	8062	62-1782707
VHS of Illinois, Inc.	Delaware	8062	62-1796152
VHS of Orange County, Inc.	Delaware	8062	62-1770074
VHS of Phoenix, Inc.	Delaware	8062	62-1809851
VHS of South Phoenix, Inc.	Delaware	8062	62-1842396
VHS Outpatient Clinics, Inc.	Delaware	8062	62-1816823
Baptist Medical Management Service Organization, LLC	Delaware	8062	26-0806536
Healthcare Compliance, L.L.C.	District of Columbia	8062	52-2033964
MacNeal Health Providers, Inc.	Illinois	8062	36-3361297
MacNeal Management Services, Inc.	Illinois	8062	36-3313638
Pros Temporary Staffing, Inc.	Illinois	8062	36-4339784
Watermark Physician Services, Inc.	Illinois	8062	36-4339782
VHS San Antonio Partners, LLC	Delaware	8062	76-0714523
Abrazo Medical Group Urgent Care, LLC	Delaware	8062	20-8165423
Central Texas Corridor Hospital Company, LLC	Delaware	8062	27-1027456
VHS of Michigan, Inc.	Delaware	8062	27-2396331
VHS Children's Hospital of Michigan, Inc.	Delaware	8062	27-2845064

VHS Detroit Businesses, Inc.	Delaware	8062	27-2844877
VHS Detroit Receiving Hospital, Inc.	Delaware	8062	27-2844942
VHS Detroit Ventures, Inc.	Delaware	8062	27-2845150
VHS Harper-Hutzel Hospital, Inc.	Delaware	8062	27-2844767
VHS Huron Valley-Sinai Hospital, Inc.	Delaware	8062	27-2844563
VHS Rehabilitation Institute of Michigan, Inc.	Delaware	8062	27-2844407
VHS Sinai-Grace Hospital, Inc.	Delaware	8062	27-2844632
VHS University Laboratories, Inc.	Delaware	8062	27-3176652
VHS Westlake Hospital, Inc.	Delaware	8062	27-2071437
VHS West Suburban Medical Center, Inc.	Delaware	8062	27-2071328
VHS Acquisition Subsidiary Number 4, Inc.	Delaware	8062	62-1861143
Midwest Pharmacies, Inc.	Illinois	8062	36-4295667
VHS Arizona Heart Institute, Inc.	Delaware	8062	62-1867509
VHS Valley Management Company, Inc.	Delaware	8062	45-2717211
Advantage Health Care Management Company, LLC	Delaware	8062	27-3503859
Arizona Health Partners, LLC	Arizona	8062	27-1218380
BHS Accountable Care, LLC	Delaware	8062	45-4510162
BHS Integrated Physician Partners, LLC	Delaware	8062	45-4594479
C7 Technologies, LLC	Delaware	8062	45-4307740
DMC Shared Savings ACO, LLC	Delaware	8062	90-0857580
New Dimensions, LLC	Illinois	8062	45-5435130
Resolute Health Family Urgent Care, Inc.	Delaware	8062	45-3951101
Total Accountable Care Organization, LLC	Delaware	8062	45-4551090
Vanguard IT Services, LLC	Delaware	8062	45-5242604
Vanguard Medical Specialists, LLC	Delaware	8062	45-4472584
VHS of Michigan Staffing, Inc.	Delaware	8062	62-1867506
Chicago Health System ACO, LLC	Illinois	8062	45-3020116
_____________________

(1)	The address of each Registrant Guarantor is c/o Vanguard Health Systems, Inc., 20 Burton Hills Boulevard, Nashville, Tennessee 37215 and the telephone number is (615) 665-6000.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 14, 2012.

PRELIMINARY PROSPECTUS

Vanguard Health Holding Company II, LLC
Vanguard Holding Company II, Inc.
Offer to Exchange
up to $375,000,000 7.750% Senior Notes due 2019
and the guarantees thereof
for
up to $375,000,000 7.750% Senior Notes due 2019
and the guarantees thereof
that have been registered under the Securities Act

Vanguard Health Holding Company II, LLC and Vanguard Holding Company II, Inc. are offering to exchange up to $375,000,000 aggregate principal amount of their 7.750% Senior Notes due 2019 that have been registered under the Securities Act, or the “7.750% exchange notes,” for their currently outstanding 7.750% Senior Notes due 2019 that have not been registered under the Securities Act, or the “outstanding 7.750% notes,” and together with the 7.750% exchange notes, the “7.750% notes.”

You should carefully consider the Risk Factors beginning on page 31 of this prospectus before participating in the exchange offer.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2013

Terms of the 7.750% exchange notes offered in the exchange offer:

•
The terms of the 7.750% exchange notes are identical to the terms of the outstanding 7.750% notes, except that the 7.750% exchange notes have been registered under the Securities Act and will not contain restrictions on transfer or registration rights.

•
The 7.750% exchange notes will represent the same debt as the outstanding 7.750% notes, and Vanguard Health Holding Company II, LLC and Vanguard Holding Company II, Inc. will issue the 7.750% exchange notes under the same indenture.

Terms of the exchange offer:

•	All outstanding 7.750% notes that you validly tender and do not validly withdraw before the exchange offer expires will be exchanged for an equal principal amount of the 7.750% exchange notes.

•	The exchange offer expires at 11:59 p.m., New York City time, on , 2013, unless extended.

•	Tenders of outstanding 7.750% notes may be withdrawn at any time prior to the expiration of the exchange offer.

•
The exchange of 7.750% exchange notes for outstanding 7.750% notes will not be a taxable event for U.S. federal income tax purposes. You should see the discussion under the caption “Material United States Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

•
We issued the outstanding 7.750% notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the outstanding 7.750% notes.

There is no established trading market for the 7.750% exchange notes or the outstanding 7.750% notes, and we do not intend to apply for listing of the 7.750% exchange notes on any securities exchange.
Broker-dealers who acquired outstanding 7.750% notes from us in the initial offering are not eligible to participate in the exchange offer with respect to such outstanding 7.750% notes. Any broker-dealer who holds outstanding 7.750% notes that were acquired for its own account as a result of market-making activities or other trading activities (other than outstanding notes acquired directly from us in the initial offering) may exchange such outstanding 7.750% notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the 7.750% exchange notes received by such broker-dealer in the exchange offer, which prospectus delivery requirements may be satisfied by the delivery by such broker-dealer of a copy of this prospectus. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer only in connection with resales of 7.750% exchange notes received in exchange for outstanding 7.750% notes where the outstanding 7.750% notes were acquired by the broker-dealer as a result of market-making activities or other trading activities (other than outstanding 7.750% notes acquired directly from us in the initial offering). We have agreed that, for a period of 180 days after the date on which the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission (the “SEC”) or such shorter period as will terminate on that date on which no broker-dealer is any longer required to deliver this prospectus (or another prospectus meeting the requirements of the Securities Act) in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
Each of Vanguard Health Holding Company II, LLC and Vanguard Holding Company II, Inc. is a wholly-owned subsidiary of Vanguard Health Systems, Inc.

Each broker-dealer that receives 7.750% exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such 7.750% exchange notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer who acquired outstanding 7.750% notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the 7.750% exchange notes.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this prospectus is accurate only as of the date of the incorporated document or this prospectus, as the case may be, regardless of the time of delivery of this prospectus or issuing the 7.750% exchange notes.
_____________________

_____________________

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the federal securities laws which are intended to be covered by the safe harbors created thereby. Forward-looking statements are those statements that are based upon management’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. These statements are based upon estimates and assumptions made by management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “continues,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements.
These factors, risks and uncertainties include, among others, the following:

•	our high degree of leverage and interest rate risk;

•	our ability to incur substantially more debt;

•	operating and financial restrictions in our debt agreements;

•	our ability to generate cash necessary to service our debt;

•	weakened economic conditions and volatile capital markets;

•	potential liability related to disclosures of relationships between physicians and our hospitals;

•	potential adverse impact of pre-payment and post-payment claims reviews by governmental agencies;

•	our ability to grow our business and successfully implement our business strategies, including growing our ambulatory care services platform;

•	our ability to successfully integrate hospitals or ambulatory care facilities acquired in the future or to recognize expected synergies from such acquisitions;

•	potential acquisitions could be costly, unsuccessful or subject us to unexpected liabilities;

•	conflicts of interest that may arise as a result of our control by a small number of stockholders;

•	the highly competitive nature of the health care industry;

•	the geographic concentration of our operations;

•	the impact of a natural disaster or other catastrophic event in one of our geographic markets and our ability to recover from such disaster or event;

•
governmental regulation of the health care industry, including Medicare and Medicaid reimbursement levels in general and with respect to the impact of the Budget Control Act of 2011 and other future deficit reduction plans;

•
a reduction or elimination of supplemental Medicare and Medicaid payments on which we depend, including disproportionate share payments, indirect medical education/graduate medical education payments, upper payment limit programs and other similar payments;

•	pressures to contain costs by managed care organizations and other insurers and our ability to negotiate acceptable terms with these third party payers;

•	our ability to attract and retain qualified management and health care professionals, including physicians and nurses;

•
the currently unknown effect on us of the major federal health care reforms enacted by Congress in March 2010, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or other potential additional federal or state health care reforms, including that states may opt out of the Medicaid expansion;

•	potential adverse impact of known and unknown governmental investigations and audits;

•	increased compliance costs from further government regulation of health care and our failure to comply, or allegations of our failure to comply, with applicable laws and regulations;

•	our failure to adequately enhance our facilities with technologically advanced equipment;

•	the availability of capital to fund our corporate growth strategy and improvements to our existing facilities;

•	potential lawsuits or other claims asserted against us;

•	our ability to maintain or increase patient membership and control costs of our managed health care plans;

•	failure of the Arizona Health Care Cost Containment System (“AHCCCS”) to renew its contract with, or award future contracts to, Phoenix Health Plan ("PHP");

•	PHP’s ability to comply with the terms of its contract with AHCCCS;

•	our inability to accurately estimate and manage health plan claims expense within our health plans;

•	our inability to accurately estimate and manage employee medical benefits expense within our health plans;

•	reductions in the enrollment of our health plans;

•	changes in general economic conditions nationally and regionally in our markets;

•	our exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts;

•	dependence on our senior management team and local management personnel;

•	volatility of professional and general liability insurance for us and the physicians who practice at our hospitals and increases in the quantity and severity of professional liability claims;

•
our ability to achieve operating and financial targets and to maintain and increase patient volumes and control the costs of providing services, including salaries and benefits, supplies and other operating expenses;

•	technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care services and shift demand for inpatient services to outpatient settings;

•	a failure of our information systems;

•	delays in receiving payments for services provided, especially from governmental payers;

•	changes in revenue mix, including changes in Medicaid eligibility criteria and potential declines in the population covered under managed care agreements;

•	costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act of 2002;

•	material non-cash charges to earnings from impairment of goodwill associated with declines in the fair market value of our reporting units;

•	cash payments that may be necessary to fund an underfunded defined benefit pension plan of The Detroit Medical Center;

•	volatility of materials and labor costs for, or state efforts to regulate, potential construction projects that may be necessary for future growth;

•	our reliance on payments from our subsidiaries, which may be restricted by our credit agreement and the indentures governing our senior notes;

•	changes in accounting practices; and

•	our ability to demonstrate meaningful use of certified electronic health record technology and to receive the related Medicare or Medicaid incentive payments.

Our forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise. We advise you, however, to consult the disclosures we make in this prospectus under the caption “Risk Factors.” You are cautioned to not rely on such forward-looking statements when evaluating the information contained or incorporated by reference in this prospectus. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, you should not regard the inclusion of such information as a representation by us that our objectives and plans anticipated by the forward-looking statements will occur or be achieved or, if any of them do, what impact they will have on our financial condition, results of operations or cash flows.

INDUSTRY AND MARKET DATA

This prospectus includes or incorporates by reference information and forecasts regarding the U.S. health care industry and other market data that have been prepared by (1) Centers for Medicare & Medicaid Services (“CMS”), a government agency, or (2) the U.S. Census Bureau, or compiled from market research reports, industry publications and surveys, internal company surveys and other publicly available information. All general U.S. health care industry data that are not cited as being from a specified source are from CMS and all general U.S. population data that are not cited as being from a specified source are from the U.S. Census Bureau. Third party industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein.

PROSPECTUS SUMMARY

This summary highlights significant aspects of our business and the exchange offer, but it is not complete and does not contain all of the information that you should consider before a decision to exchange your outstanding 7.750% notes. You should carefully read the entire prospectus, including the information presented under the section entitled “Risk Factors” and the historical financial data and related notes included elsewhere in this prospectus or incorporated by reference herein.

Unless otherwise noted, the term “VHS Holdco II” refers to Vanguard Health Holding Company II, LLC, the term “Vanguard” refers to Vanguard Health Systems, Inc. and the terms the “Company,” “we,” “us,” and “our” refer to Vanguard and its consolidated subsidiaries. The term “Indenture” refers to the indenture governing the notes. We have a fiscal year end of June 30. Fiscal years are identified in this prospectus according to the calendar year in which they end. For example, fiscal 2012 refers to the fiscal year ended June 30, 2012.

Company Overview

We are an operator of regionally-focused integrated health care delivery networks with significant presence in several large urban and suburban markets. At the core of our networks are our 28 acute care and specialty hospitals which, together with our strategically-aligned outpatient facilities and related businesses, allow us to provide a comprehensive range of inpatient and outpatient services in the communities we serve. As of September 30, 2012, our hospitals had a total of 7,064 beds in the six markets listed below. For the years ended June 30, 2010, 2011 and 2012 and the three months ended September 30, 2011 and 2012, our total revenues were generated as follows:

				Three months ended
	Year ended June 30,			September 30,
	2010	2011	2012	2011	2012
San Antonio	25.8%	19.6%	16.5%	15.8%	17.9%
Health Plans	26.0	20.0	13.4	14.1	11.8
Massachusetts	18.6	13.0	10.4	9.4	10.7
Metropolitan Phoenix	17.0	12.1	9.1	9.8	9.2
Metropolitan Chicago	12.2	14.3	11.0	11.1	10.3
Metropolitan Detroit	—	20.8	32.9	33.3	33.4
Harlingen and Brownsville, Texas	—	—	6.6	6.4	6.4
Other	0.4	0.2	0.1	0.1	0.3
	100.0%	100.0%	100.0%	100.0%	100.0%

We strive to maintain an established reputation in our communities for high quality care by demonstrating our commitment to delivering a patient-centered experience in a highly reliable environment of care. Our significant scale, range of services, quality reputation and focus on helping our communities achieve “health for life” provide us with competitive advantages and growth opportunities in our chosen markets. Drawing on our extensive experience in acquiring and integrating hospitals, we have recently executed a number of acquisitions that position us well in new markets and enhance our position in current markets and that we believe will result in attractive growth opportunities for us. During the year ended June 30, 2012, we generated total revenues and Adjusted EBITDA of $5,949.0 million and $575.7 million, respectively. See “—Summary Historical Financial and Other Data” for a reconciliation of net income attributable to Vanguard Health Systems, Inc. stockholders to Adjusted EBITDA for this period.

Our general acute care and specialty hospitals offer a variety of medical and surgical services including emergency services, general surgery, internal medicine, cardiology, obstetrics, orthopedics and neurology, as well as tertiary services such as open-heart surgery, advanced neurosurgery, children’s specialty, level II and III neonatal intensive care and level I trauma at certain facilities. In addition, certain of our facilities provide on-campus and off-campus outpatient and ancillary services, including outpatient surgery, physical therapy, rehabilitation, radiation therapy, diagnostic imaging and laboratory services. We also provide outpatient services at our imaging centers and ambulatory surgery centers.

In certain of our markets, we also operate health plans that we believe complement and enhance our market position and provide us with expertise that we believe will be increasingly important as the health care market evolves. Specifically, as of September 30, 2012, we operated four managed care health plans: Phoenix Health Plan (“PHP”), a Medicaid managed health plan serving approximately 189,500 members in Arizona; Abrazo Advantage Health Plan (“AAHP”), a managed Medicare and dual-eligible health plan serving approximately 3,600 members in Arizona; Chicago Health Systems (“CHS”), a preferred provider network serving approximately 32,200 members in metropolitan Chicago under capitated contracts covering only outpatient and physician services; and Valley Baptist Insurance Company (“VBIC”), serving approximately 10,500 members, whose customers are primarily government-related organizations in south Texas that offer their members health maintenance organization and preferred provider organization products.

Our Competitive Strengths

We believe the significant factors that will enable us to successfully implement our mission and business strategies include the following:

• Urban markets with substantial growth opportunities. We have established a significant presence in six attractive urban and suburban markets across the United States. We believe that our markets are attractive because of their favorable demographics, large size, competitive landscape, payer mix and opportunities for expansion. We enjoy leading positions in many of our markets and have attractive opportunities across our portfolio to expand our service capabilities to drive additional growth and market penetration.

• Regionally-focused integrated care networks. We provide a broad range of services in all of our markets through established networks of acute care and specialty hospitals and complementary outpatient facilities. In our San Antonio, Detroit, Phoenix and Chicago markets, we operate networks of four or more hospitals and, within all of these networks, our hospitals are located within a six to 14 mile radius of each other. We believe our network approach allows us to more effectively collaborate with physicians, tailor our services to meet the needs of a broader population and enhance our market share. Additionally, we believe a broader network presence provides us with certain competitive advantages, particularly our ability to attract payers, assume risk-based payments and recruit physicians and other medical personnel.

• Comprehensive portfolio of facilities. We have invested substantially since the beginning of fiscal 2005 to enhance the quality and range of services provided at our facilities. We have expanded the size of several facilities. We recently built a replacement hospital in San Antonio, Texas and are building a health care campus, including an acute care hospital, in New Braunfels, Texas. Also, we have invested strategic capital in medical equipment and technology. We believe that, as a result of our significant capital investments in our facilities, we have established a positive reputation among patients and referral sources, and are well positioned to attract leading physicians and other highly skilled health care professionals in our communities. Attracting leading physicians and other highly skilled health care professionals enables us to continue providing a broad range of high quality health care services in the communities we serve.

• Focus on high-quality, patient-centered care. We are focused on providing high-performance, patient-centered care in our communities. Central to this mission is a significant focus on clinical quality, where we have implemented several initiatives to maintain and enhance our delivery of quality care, including investment in clinical best practices, patient safety initiatives, investment in information technology and tools and close involvement of senior leadership. Likewise, we have made significant investments in providing a patient-centered experience and improving patient satisfaction, including hourly rounding by administration and nursing staff, post-discharge follow-up and satisfaction surveys and a robust commitment to patient advocacy.

• Proven ability to complete and integrate acquisitions. Since our founding in 1997, we have expanded our operations by acquiring hospital systems that fit our strategic profile and operating strategies. We have demonstrated a consistent ability to leverage our experience, access to capital, transformative clinical and business approaches and other capabilities to enhance the profitability of our acquired hospital systems and execute in-market development activities to expand our market presence and accelerate growth.

• Experienced and incentivized management team. Our senior management team has an average of more than 20 years of experience in the health care industry and a proven track record of executing on strategic acquisitions and achieving strong operating results. Our management team collectively owns a substantial percentage of our equity, providing strong alignment with the long-term interests of our stockholders.

Our Business Strategies

Our mission is to help communities achieve health for life. We expect to change the way health care is delivered in our communities through our corporate and regional business strategies. The key elements of our strategies to achieve our mission and generate sustainable growth are outlined below.

• Pursue growth opportunities in established markets. We continuously work to identify services that are in demand in the communities we serve that we do not provide or provide only on a limited basis. When such opportunities are identified, we employ a number of strategies to respond, including facility development, outpatient service expansion and physician recruiting. Where appropriate, we will also make selective acquisitions. For example, we acquired Arizona Heart Hospital and Arizona Heart Institute in October 2010 as part of a strategy to build a top tier regional service line in cardiology.

• Capitalize on recent acquisitions. We have completed several acquisitions that enhance our capabilities in existing markets or position us well in new markets. For example, we acquired The Detroit Medical Center ("DMC") during fiscal 2011. We believe this acquisition provides us an opportunity to leverage the established market presence of DMC and our expertise and strong financial position to expand services and pursue other growth initiatives in this market. Additionally, the acquisition added our first children’s hospital, first women’s hospital and first freestanding rehabilitation hospital, and we believe the experience managing these specialty hospitals during fiscal 2012 will enable us to introduce such services across the Company. The acquisition of Valley Baptist Health System ("Valley Baptist") in the Rio Grande Valley, expanded our presence in Texas into a new geographic market while offering us an opportunity to realize sizable clinical and administrative synergies with our Baptist Health System in San Antonio, and to use the two health systems as a platform for growth throughout south Texas.

• Continue to strengthen our market presence and reputation. We intend to position ourselves to thrive in a changing health care environment by continuing to build and operate high-performance, patient-centered care networks, fully engaging in health and wellness, and enhancing our reputation in our markets. We expect each of our facilities to create a highly reliable environment of care, and we have focused particularly on our Company-wide patient safety model, our comprehensive patient satisfaction program, opening lines of communication between our nurses and physicians and implementing clinical quality best practices across our hospitals to provide the most timely, coordinated and compassionate care to our patients. In addition, we intend to lead efforts to measure and directly improve the health of our communities. We believe these efforts, together with our local presence and trust, national scale and access to capital, will enable us to advance our reputation and generate sustainable growth.

• Drive physician collaboration and alignment. We believe that, to help our communities achieve health for life, we must work collaboratively with physicians to provide clinically superior health care services. The first step in this process is to ensure that physician resources are available to provide the necessary services to our patients. Since the beginning of fiscal 2009, we have recruited a significant number of physicians through both relocation and employment agreements, including more than 200 employed physicians through our acquisitions of DMC, the Arizona Heart Institute and Valley Baptist. In addition, we have implemented multiple initiatives, including physician leadership councils, training programs and information technology upgrades, to ease the flow of on-site and off-site communication between physicians, nurses and patients in order to effectively align the interests of all patient caregivers. In addition, we are aligning with our physicians to participate in various forms of risk contracting, including pay for performance programs, bundled payments and, eventually, global risk.

• Expand ambulatory services and further our population health strategies. As we attempt to remain flexible and competitive in a dynamic health care environment, we have added focus and resources to our ambulatory care endeavors. We have pursued, or are pursuing, joint ventures in physician practice management and population health risk services with experienced companies or individuals that already operate in these disciplines. We also continue to pursue the expansion of certain strategic health risk products, through either acquisition or partnership opportunities, to leverage the skill sets acquired through our physician practice and population health management efforts. Further, in our existing markets, we are pursuing the acquisition or development of ambulatory care facilities, such as ambulatory surgery centers, home health agencies, cancer centers and imaging centers, in an attempt to create a more comprehensive network of health care services. We believe that the added focus on ambulatory care, together with the addition of new ambulatory competencies, will enable us to take advantage of future opportunities in the ambulatory care sector, especially in an era of health reform.

We operate strategically-important health plans in Arizona, Illinois, Michigan and Texas that we believe provide us with differentiated capabilities in these markets and enable us to develop experience and competencies that we expect to become increasingly important as the health care system evolves. Specifically, PHP, our Arizona-based Medicaid managed health plan, provides us with insights into state initiatives to manage this population ahead of the anticipated expansion of health coverage to currently uninsured patients pursuant to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “Health Reform Law”). Additionally, through CHS, our Chicago-based preferred provider network, we manage capitated contracts covering outpatient and physician services. We currently have plans to expand CHS's coverage to inpatient services in our third quarter of fiscal 2013. We believe our ownership of CHS allows us to gain experience with risk-bearing contracts and delivery of care in low-cost settings, including our network of health centers. Further, our ownership of VBIC allows us to offer products and services to self-insured employers in Texas prior to the creation of health exchanges as required under the Health Reform Law, and will allow us to participate in the health exchanges as well as apply to become a Medicaid and Medicare Advantage plan. We believe that our experience operating these health plans along with our Pioneer Accountable Care Organization in Michigan gives us a solid framework upon which to build and expand our population health strategies.

• Pursue selective acquisitions. We believe that our foundation—built on patient-centered health care and clinical quality and efficiency in our existing markets—will give us a competitive advantage in expanding our services in these and other markets through acquisitions or partnerships. We continue to monitor opportunities to acquire hospitals or systems that strategically fit our vision and long-term strategies.

Our Industry

The U.S. health care industry is large and growing. According to CMS, total annual U.S. health care expenditures grew 3.9% in 2011 to $2.7 trillion, representing 17.9% of the U.S. gross domestic product. National health expenditures grew at the same rate in 2011 as 2010. Although CMS projects total spending will grow by 4.2% in 2012 and 3.8% in 2013, health spending is projected to increase by 7.4% in 2014, as Health Insurance Exchanges (“Exchanges”) and Medicaid expansions become operational. Thereafter, CMS projects total U.S. health care spending to grow by an average annual growth rate of 6.2% from 2015 through 2021. By these estimates, U.S. health care expenditures will reach approximately $4.8 trillion, or 19.6% of the total U.S. gross domestic product, by 2021.

Hospital care expenditures represent the largest segment of the health care industry. According to CMS, in 2011, hospital care expenditures grew by 4.3% and totaled $848.9 billion. CMS estimates that hospital care expenditures will increase to approximately $1.5 trillion by 2020.

Acute care hospitals in the United States are either public (government owned and operated), non-profit private (religious or secular), or investor-owned. According to the American Hospital Association, in 2010 there were approximately 5,000 community hospitals in the United States that were non-profit (59%), investor-owned (20%), or state or local government owned (21%). These facilities generally offer a broad range of health care services, including internal medicine, general surgery, cardiology, oncology, orthopedics, OB/GYN and emergency services. In addition, hospitals often offer other ancillary services, including psychiatric, diagnostic, rehabilitation, home health and outpatient surgery services.

We believe efficient and well-capitalized operators of integrated health care delivery networks are favorably positioned to benefit from current industry trends, including:

• Growing need for health care services. The U.S. Census Bureau estimates that the number of individuals age 65 and older has increased at a rate of 15.1% over the past 10 years. Individuals age 65 and older are expected to comprise 19% of the population by 2030, as compared to 13% in 2010. We believe the anticipated increase in the number of individuals age 65 and older, together with the expansion of health coverage, increased prevalence of chronic conditions such as diabetes and advances in technology, will drive demand for our specialized medical services and generally will favor providers that possess integrated networks and a wide array of services and capabilities.

• Growing premium on high-performance, patient-centered care networks. The U.S. health care system continues to evolve in a manner that places an increasing emphasis on high-performance, patient-centered care supported by robust information technology and effective care coordination. For example, there are a number of initiatives that we expect to continue to gain importance, including introduction of value-based payment methodologies tied to performance, quality and coordination of care, implementation of integrated electronic health records and information and an increasing ability for patients and consumers to make choices about all aspects of health care. We believe our focus on developing clinically integrated, comprehensive health care delivery networks, our commitment to patient-centered care, our experience with risk-based contracting and our experienced management team position us well to respond to these emerging trends and to manage the changing health care regulatory and reimbursement environment.

• Impact of health reform. The Health Reform Law is expected to have a substantial impact on the health care industry. Among other things, the Health Reform Law significantly reduces the growth of Medicare program payments, materially decreases Medicare and Medicaid disproportionate share hospital (“DSH”) payments and establishes programs where reimbursement is tied in part to quality and integration. In addition, taking into account the Supreme Court decision regarding state participation in Medicaid expansion, the Congressional Budget Office (“CBO”) estimates that the Health Reform Law will expand health insurance to approximately 30 million previously uninsured individuals by 2022. We believe the expansion of insurance coverage will, over time, increase our reimbursement for services provided to individuals who were previously uninsured. Conversely, the reductions in the growth in Medicare payments and the decreases in DSH payments will adversely affect our government reimbursement. Significant uncertainty regarding the ultimate implementation of the Health Reform Law remains and therefore we are unable to predict its net impact on us. However, we believe that we are well positioned to respond effectively to the opportunities and challenges presented by this important legislation as a result of our high-quality, patient-centered care model, well-developed integrated care networks and our alignment with physicians.

Acute Care Hospital Consolidation

During the late 1980s and early 1990s, there was significant industry consolidation involving large, investor-owned hospital companies seeking to achieve economies of scale and we believe this trend will continue. However, the industry is still dominated by non-profit hospitals. According to the American Hospital Association, the number of community hospitals in the United States has declined from approximately 5,400 in 1990 to approximately 5,000 in 2010, of which approximately 80% are owned by non-profit and government entities, and we believe this trend will continue. While consolidation in the hospital industry is expected to continue, we believe this consolidation will now primarily involve non-profit hospital systems, particularly those that are facing significant operating challenges. Among the challenges facing many non-profit hospitals are:

• limited access to the capital necessary to expand and upgrade their hospital facilities and range of services;

• poor financial performance resulting, in part, from the challenges associated with changes in reimbursement;

• the need and ability to recruit primary care physicians and specialists; and

• the need to achieve general economies of scale to reduce operating and purchasing costs.

As a result of these challenges, we believe many non-profit hospitals will increasingly look to be acquired by, or enter into strategic alliances with, investor-owned hospital companies that can provide them with access to capital, operational expertise and larger hospital networks.

Corporate Information

Each of Vanguard, VHS Holdco II and VHS Holdco II Inc. is organized in Delaware. Each of their principal executive offices is located at 20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215 and their telephone number at that address is (615) 665-6000. Their corporate website address is www.vanguardhealth.com. Information contained on their website or that can be accessed through their website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus and you should not rely on that information.

Organizational Structure

The diagram below depicts our organizational structure.

(1) We issued $747,219,000 aggregate principal amount at maturity (generating approximately $444.7 million in gross proceeds) of our 10.375% Senior Discount Notes due 2016 (the "Senior Discount Notes") on January 26, 2011 in a private placement offering. During the six months ended December 31, 2011, we used the net proceeds from our initial public offering in June 2011 and the exercise of the over-allotment option by the underwriters in July 2011 to redeem approximately $450.0 million accreted value of our Senior Discount Notes and to pay $27.6 million of redemption premiums related thereto. The redemptions resulted in approximately $14.7 million of remaining unredeemed accreted value of the Senior Discount Notes outstanding immediately after the redemptions were completed. In addition, we have redeemed approximately $6.0 million of additional Senior Discount Notes through privately negotiated transactions since September 30, 2011.

(2) Vanguard Holding Company II, Inc. ("VHS Holdco II, Inc.") is a wholly-owned subsidiary of VHS Holdco II existing solely for the purpose of serving as co-issuer of the (i) $950.0 million aggregate principal amount of 8.0% Senior Notes issued on January 29, 2010 (“Initial 8.0% Notes”) and an additional $225.0 million aggregate principal amount of 8.0% Senior Notes issued on July 14, 2010 (the “Add-on Notes” and, together with the Initial 8.0% Notes, the “8.0% Notes”) and (ii) $350.0 million aggregate principal amount of the 7.750% Senior Notes due 2019 issued on January 26, 2011 (the "Initial 7.750% Notes") and the outstanding 7.750% notes. It does not have any operations or assets and does not generate any revenues.

(3) VHS Holdco II is the borrower under our $815.0 million senior secured term loan facility maturing in January 2016 (the “2010 Term Loan Facility”) and our 2010 Revolving Facility (together with the 2010 Term Loan Facility, the “2010 Credit Facilities”). As of September 30, 2012, there was $327.2 million of capacity under the 2010 Revolving Facility and $37.8 million of outstanding letters of credit.

(4) VHS Holdco II and VHS Holdco II Inc. issued the Initial 8.0% Notes on January 29, 2010 and the Add-on Notes on July 14, 2010, each in a private placement offering.

(5) VHS Holdco II and VHS Holdco II Inc. issued the Initial 7.750% Notes on January 26, 2011 in a private placement offering and issued the outstanding 7.750% notes on March 30, 2012.

(6) Most of our wholly-owned domestic subsidiaries guarantee the 2010 Credit Facilities, the 8.0% Notes and the 7.750% notes.

Our History and Sponsors

On September 23, 2004, pursuant to an agreement and plan of merger among us, VHS Holdings LLC (“Holdings”) and Health Systems Acquisition Corp., a newly formed Delaware corporation, The Blackstone Group L.P., together with its affiliates (collectively, “Blackstone”), acquired securities representing a majority of our common equity (the “2004 Merger”). In connection with the 2004 Merger, Morgan Stanley Capital Partners (now known as Metalmark Capital), together with its affiliates (collectively, “MSCP”), certain senior members of management and certain other stockholders contributed a portion of the consideration they received in the 2004 Merger to acquire equity interests in us. In addition, Baptist Health Services (“Baptist”) purchased $5.0 million of our equity interests. We refer to the 2004 Merger, the financing transactions related to the 2004 Merger and other related transactions collectively as the “Recapitalization.” Immediately after completion of the Recapitalization, Blackstone, MSCP (together with Baptist) and certain members of management held approximately 66.1%, 18.0% and 15.9%, respectively, of our common equity, most of which was indirectly held through the ownership of the Class A membership units in Holdings. In connection with Vanguard’s initial public offering in June 2011, Holdings merged with and into Vanguard with Vanguard as the surviving corporation (“Holdings Merger”).

Since the Recapitalization, we have achieved sizable financial, quality, service capability and operational efficiency improvements in our hospitals and have materially increased our total revenues, Adjusted EBITDA and cash flows from operating activities. Specifically, we completed major expansion projects and invested in multiple initiatives to improve the clinical quality in our facilities, with a focus on sustainable programs and protocols with a goal of achieving industry-leading results in quality outcomes, patient satisfaction, physician satisfaction and employee engagement. Likewise, we have invested substantially in clinical information technology, which we believe provides a platform to better monitor and improve the quality of the care we deliver and positions us well to thrive in a health care system increasingly focused on clinical quality and patient satisfaction. We also increased our corporate and regional resources dedicated to physician alignment, nurse workforce and health care delivery services.

Our Principal Investor

Blackstone is one of the world’s leading investment and advisory firms. Blackstone’s alternative asset management businesses include the management of private equity funds, real estate funds, funds of hedge funds, credit-oriented funds and closed-end mutual funds. Through its different investment businesses, as of September 30, 2012, Blackstone had total assets under management of approximately $205 billion. This was comprised of $50 billion in private equity funds, $54 billion in real estate funds, $46 billion in hedge fund solutions, and $55 billion in credit businesses. Through September 30, 2012, Blackstone’s various private equity funds had invested or committed total equity of approximately $40 billion to 168 transactions, representing an aggregate transaction value of over $315 billion. Blackstone has extensive experience in the health care sector, with over $5.9 billion of equity invested, having an aggregate total enterprise value of $32.9 billion. Current and prior health care investments include: Apria, Biomet, Catalent, DJO, Emcure Pharmaceuticals, Emdeon, Gerresheimer, HealthMarkets, Nycomed, Southern Cross, Stiefel, TeamHealth and Vanguard. Blackstone also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. In June 2007, Blackstone conducted an initial public offering of common units representing limited partner interests in The Blackstone Group L.P., which are listed on the NYSE under the symbol “BX.”

The Exchange Offer

On March 30, 2012, we completed a private offering of the outstanding 7.750% notes. We entered into a registration rights agreement with the initial purchasers of the outstanding 7.750% notes in which we agreed to deliver to you this prospectus and to complete an exchange offer for the outstanding 7.750% notes. Below is a summary of the exchange offer.

Outstanding Notes	$375 million aggregate principal amount of 7.750% Senior Notes due 2019, which were issued on March 30, 2012.

Exchange Notes
Up to $375 million aggregate principal amount of 7.750% Senior Notes due 2019, which have been registered under the Securities Act. The form and terms of the 7.750% exchange notes are identical in all material respects to those of the outstanding 7.750% notes, except that the transfer restrictions and registration rights relating to the outstanding 7.750% notes do not apply to the 7.750% exchange notes.

Exchange Offer
We are offering to issue up to $375 million aggregate principal amount of the 7.750% exchange notes in exchange for a like principal amount of the outstanding 7.750% notes to satisfy our obligations under the registration rights agreement that was executed when the outstanding 7.750% notes were issued in a transaction in reliance upon the exemptions from registration provided by Rule 144A and Regulation S of the Securities Act. Outstanding 7.750% notes may be tendered in minimum denominations of $2,000 and integral multiples of $1,000. We will issue the 7.750% exchange notes promptly after expiration of the exchange offer. See “The Exchange Offer - Terms of the 7.750% Senior Notes Exchange Offer.”

Expiration Date	The exchange offer will expire at 11:59 p.m., New York City time, on , 2013, unless we decide to extend it.

Resale
Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the 7.750% exchange notes issued pursuant to the exchange offer in exchange for outstanding 7.750% notes may be offered for resale, resold and otherwise transferred to you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that you are acquiring the 7.750% exchange notes in the ordinary course of your business and that you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of the 7.750% exchange notes.

If you are a broker-dealer and receive 7.750% exchange notes for your own account in exchange for outstanding 7.750% notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the 7.750% exchange notes, which prospectus delivery requirements may be satisfied by delivery of a copy of this prospectus. See “Plan of Distribution.”

Any holder of outstanding 7.750% notes who:

• is our affiliate;

• does not acquire 7.750% exchange notes in its ordinary course of business; or

• tenders its outstanding 7.750% notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of 7.750% exchange notes in a secondary resale transaction cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), and Shearman & Sterling (available July 2, 1993) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the 7.750% exchange notes in a secondary resale transaction containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

Procedures for Tendering Outstanding
Notes
To participate in the exchange offer, you must complete, sign and date the letter of transmittal and send it, together with all other documents required by the letter of transmittal, including the outstanding 7.750% notes that you wish to exchange, to U.S. Bank National Association, as exchange agent, at the address indicated on the cover page of the letter of transmittal. In the alternative, you can tender your outstanding 7.750% notes by following the procedures for book-entry transfer described in this prospectus.

If your outstanding 7.750% notes are held through The Depository Trust Company, or DTC, and you wish to participate in the exchange offer, you may do so through the automated tender offer program of DTC. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing, or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

(1) you are not our affiliate within the meaning of Rule 405 under the Securities Act;

(2) you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the 7.750% exchange notes;

(3) you are acquiring the 7.750% exchange notes in the ordinary course of business; and

(4) if you are a broker-dealer that will receive 7.750% exchange notes for your own account in exchange for outstanding 7.750% notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such 7.750% exchange notes.

If a broker, dealer, commercial bank, trust company or other nominee is the registered holder of your outstanding 7.750% notes, we urge you to contact that person promptly to tender your outstanding 7.750% notes in the exchange offer. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding 7.750% notes, either make appropriate arrangements to register ownership of the outstanding 7.750% notes in your name or obtain a properly completed bond power from the the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

For more information on tendering your outstanding 7.750% notes, see “The Exchange Offer - Terms of the 7.750% Senior Notes Exchange Offer,” “- Procedures for Tendering” and “- Book-Entry Transfer.”

Guaranteed Delivery Procedures
If you wish to tender your outstanding 7.750% notes and you cannot get your required documents to the exchange agent on time or you cannot comply with the procedures under DTC's Automated Tender Offer Program for transfers of book-entry interests prior to the expiration date, you may tender your outstanding 7.750% notes according to the guaranteed delivery procedures described in “The Exchange Offer - Guaranteed Delivery Procedures.”

Withdrawal of Tenders
You may withdraw your tender of outstanding 7.750% notes at any time prior to the expiration date of the exchange offer. To withdraw, you must deliver a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated on the cover page of the letter of transmittal before 11:59 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of Outstanding Notes and
Delivery of Exchange Notes
If you fulfill all conditions required for proper acceptance of outstanding 7.750% notes, we will accept any and all outstanding 7.750% notes that you properly tender in the exchange offer on or before 11:59 p.m., New York City time, on the expiration date. We will return any outstanding 7.750% notes that we do not accept for exchange to you as promptly as practicable after the expiration date and acceptance of the outstanding 7.750% notes for exchange. See “The Exchange Offer - Terms of the 7.750% Senior Notes Exchange Offer.”

Special Procedures for Beneficial
Owners
If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner whose outstanding 7.750% notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your outstanding 7.750% notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your outstanding 7.750% notes, either make appropriate arrangements to register ownership of the outstanding 7.750% notes in your name or obtain a properly completed bond power from the registered holder. See “The Exchange Offer - Procedures for Tendering” The transfer of registered ownership may take considerable time and may not be possible to complete before the expiration date.

Broker-Dealers
Broker-dealers who acquired outstanding 7.750% notes from us in the initial offering are not eligible to participate in the exchange offer with respect to such outstanding 7.750% notes. Any broker-dealer who holds outstanding 7.750% notes that were acquired for its own account as a result of market-making activities or other trading activities (other than outstanding 7.750% notes acquired directly from the Issuers) may exchange such outstanding 7.750% notes pursuant to this exchange offer so long as the broker-dealer has not entered into any arrangement or understanding with either the Issuers or any of their affiliates to distribute the 7.750% exchange notes; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the 7.750% exchange notes received by such broker-dealer in the exchange offer, which prospectus delivery requirements may be satisfied by the delivery by such broker-dealer of a copy of this prospectus. See “Plan of Distribution.”

Fees and Expenses	We will bear all expenses related to the exchange offer. See “The Exchange Offer - Fees and Expenses.”

Use of Proceeds	We will not receive any proceeds from the issuance of the 7.750% exchange notes. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption “The Exchange Offer - Certain Conditions to the 7.750% Senior Notes Exchange Offer” for more information regarding the conditions to the exchange offer.

Consequences of Failure to Exchange
Outstanding Notes
Outstanding 7.750% notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer and you will no longer be able to require us to register the outstanding 7.750% notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding 7.750% notes unless we have registered the outstanding 7.750% notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer the outstanding 7.750% notes under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

In addition, after the consummation of the exchange offer, it is anticipated that the outstanding principal amount of the outstanding 7.750% notes available for trading will be significantly reduced. The reduced float will adversely affect the liquidity and market price of the outstanding 7.750% notes. A smaller outstanding principal amount at of notes available for trading may also tend to make the price more volatile.

U.S. Federal Income Tax
Considerations
The exchange of 7.750% exchange notes for outstanding 7.750% notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Exchange Agent
We have appointed U.S. Bank National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows: U.S. Bank National Association, 60 Livingston Avenue, St. Paul, MN 55107, Attn: Specialized Finance Dept. Eligible institutions may make requests by facsimile at (651) 466-7372.

The Exchange Notes

The 7.750% exchange notes will be identical to the outstanding 7.750% notes except that the 7.750% exchange notes have been registered under the Securities Act and will not have restrictions on transfer or registration rights. The 7.750% exchange notes will evidence the same debt as the outstanding 7.750% notes, and the same indenture will govern the 7.750% exchange notes and the outstanding 7.750% notes.

The summary below describes the principal terms of the 7.750% exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the 7.750% exchange notes. Unless otherwise noted, the term “VHS Holdco II” refers to Vanguard Health Holding Company II, LLC, the term “VHS Holdco I” refers to Vanguard Health Holding Company I, LLC, the term “Vanguard” refers to Vanguard Health Systems, Inc. and the terms the “Company,” “we,” “us,” and “our”' refer to Vanguard and its subsidiaries.

Issuers	VHS Holdco II and VHS Holdco II Inc. (the “Issuers”).

Notes Offered
$375,000,000 aggregate principal amount of 7.750% Senior Notes due 2019. The outstanding 7.750% notes were issued as additional notes under the indenture, dated as of January 26, 2011, governing the Initial 7.750% Notes. Upon consummation of this exchange offer, the 7.750% exchange notes will be fungible with the Initial 7.750% Notes.

Maturity	February 1, 2019.

Interest	The 7.750% exchange notes bear interest at a rate of 7.750% per annum.

The Issuers pay interest on the 7.750% exchange notes semi-annually, in cash in arrears, on February 1 and August 1 of each year. Interest on each 7.750% exchange note will accrue from the last interest payment date on which interest was paid on the outstanding 7.750% note surrendered in exchange for such 7.750% exchange note.

Guarantors
All payments on the 7.750% exchange notes, including principal and interest, are guaranteed jointly and severally on a senior basis by Vanguard and VHS Holdco I and each domestic restricted subsidiary of VHS Holdco II that guarantees the obligations of any borrower under the 2010 Credit Facilities. The guarantee by Vanguard is being provided as a holding company guarantee solely for the purpose of allowing the Issuers to satisfy their reporting obligations under the Indenture governing the 7.750% exchange notes by furnishing financial information relating to Vanguard and, accordingly, you should not assign any value to this guarantee.

Ranking	The 7.750% exchange notes are the Issuers’ unsecured senior obligations and:
• rank pari passu in right of payment with any existing and future senior unsecured indebtedness of the Issuers, including the 8.0% Notes;

• rank senior in right of payment to all existing and future subordinated indebtedness of the Issuers;

• are effectively subordinated in right of payment to any secured indebtedness of the Issuers (including indebtedness under the 2010 Credit Facilities) to the extent of the value of the assets securing such indebtedness; and

• are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of any Issuer that is not a guarantor of the 7.750% exchange notes.

As of September 30, 2012, we had approximately $2,704.6 million of total indebtedness outstanding, $812.3 million of which would have been secured indebtedness (consisting of outstanding debt under the 2010 Credit Facilities and capital leases). In addition, as of September 30, 2012, we had an additional $327.2 million of secured indebtedness available for borrowings under the 2010 Revolving Facility, after taking into account $37.8 million of outstanding letters of credit.

Our non-guarantor subsidiaries accounted for $1,591.1 million, or 26.6%, of our total revenues for the twelve months ended September 30, 2012, $875.5 million, or 19.1%, of our assets (excluding intercompany receivables) as of September 30, 2012 and $324.7 million, or 7.7%, of our liabilities (excluding intercompany liabilities and redeemable non-controlling interests) as of September 30, 2012.

Optional Redemption
The 7.750% exchange notes will be redeemable, in whole or in part, at any time on or after February 1, 2014, at the redemption prices specified under “Description of Exchange Notes—Optional Redemption.” In addition, the Issuers may redeem up to 35% of the 7.750% exchange notes before February 1, 2014 with the net cash proceeds from certain equity offerings at a price equal to 107.750% of the principal amount thereof, together with accrued and unpaid interest, if any, thereon. The Issuers may also redeem some or all of the 7.750% exchange notes before February 1, 2014 at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium, together with accrued and unpaid interest, if any, thereon.

Change of Control
Upon the occurrence of certain change of control events, the Issuers must offer to purchase the 7.750% exchange notes at 101% of their principal amount, plus accrued and unpaid interest, if any, thereon. For more details, you should read “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

Certain Covenants	The Indenture governing the 7.750% exchange notes contains covenants that limit, among other things, the ability of the Issuers and their restricted subsidiaries to:

• incur additional indebtedness or issue certain preferred stock;

• pay dividends on or make other distributions or repurchase our capital stock or make other restricted payments;

• make investments;

• limit dividends or other payments by restricted subsidiaries to VHS Holdco II or other restricted subsidiaries;

• create liens on pari passu or subordinated indebtedness without securing the 7.750% exchange notes;

• sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of our assets;

• enter into certain transactions with affiliates; and

• designate our subsidiaries as unrestricted subsidiaries.

Form and Denomination
The 7.750% exchange notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 7.750% exchange notes will be book-entry only and registered in the name of a nominee of DTC.

No Prior Market
The 7.750% exchange notes will be new securities for which there is no market. Although the initial purchasers have advised us that they currently intend to make a market in the 7.750% exchange notes, they are not obligated to do so, and any market making with respect to the 7.750% exchange notes may be discontinued without notice. We do not intend to list the 7.750% exchange notes on any securities exchange. Accordingly, we cannot assure you that a liquid market for the 7.750% exchange notes will develop or be maintained.

Use of Proceeds	There will be no cash proceeds from the exchange offer.

Risk Factors
Exchanging your outstanding 7.750% notes in the exchange offer involves risks. You should consider carefully all of the information set forth in this prospectus. In particular, you should evaluate the specific risks identified under “Risk Factors” before exchanging any outstanding 7.750% notes.

Summary Historical Financial and Other Data

The following table sets forth our summary historical consolidated financial and operating data for the fiscal years ended June 30, 2010, 2011 and 2012 and the three months ended September 30, 2011 and 2012. The Statement of Operations data for the fiscal years ended June 30, 2010, 2011 and 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm. In the opinion of management, the unaudited financial data for the three months ended September 30, 2011 and 2012 reflect all adjustments, consisting only of normal and recurring adjustments, necessary to present fairly our financial position and results of operations. Operating results for the three months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2013. The summary financial data presented below represent portions of our financial statements and are not complete. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the annual consolidated and interim condensed consolidated financial statements and related notes included elsewhere in this prospectus or incorporated by reference herein.

				Three months ended
				September 30,
	Year ended June 30,			2011	2012
	2010	2011	2012	(unaudited)	(unaudited)
	(Dollars in millions)
Statement of Operations Data:
Total revenues	$3,224.4	$4,581.7	$5,949.0	$1,436.3	$1,470.7

Salaries and benefits (includes stock compensation of $4.2, $4.8, $9.2, $0.7 and $2.2, respectively)	1,296.2	2,020.4	2,746.9	665.0	680.2
Health plan claims expense	665.8	686.3	578.9	164.7	134.3
Supplies	456.1	669.9	911.6	213.6	226.1
Other operating expenses	483.9	798.8	1,173.3	278.1	310.4
Medicare and Medicaid EHR incentives	—	(10.1)	(28.2)	(3.1)	(11.3)
Depreciation and amortization	139.6	193.8	258.3	62.6	65.6
Interest, net (1)	115.5	171.2	182.8	45.8	50.8
Monitoring fees and expenses	5.1	31.3	—	—	—
Acquisition related expenses	3.1	12.5	14.0	12.2	—
Impairment and restructuring charges	43.1	6.0	(0.1)	(0.1)	—
Debt extinguishment costs	73.5	—	38.9	38.9	—
Other	0.9	(4.5)	(6.0)	(2.3)	(5.1)
Subtotal	3,282.8	4,575.6	5,870.4	1,475.4	1,451.0
Income (loss) from continuing operations before income taxes	(58.4)	6.1	78.6	(39.1)	19.7
Income tax benefit (expense)	13.8	(8.6)	(22.2)	15.2	(4.9)
Income (loss) from continuing operations	(44.6)	(2.5)	56.4	(23.9)	14.8
Income (loss) from discontinued operations, net of taxes	(1.7)	(5.9)	(0.5)	(0.1)	0.1
Net income (loss)	(46.3)	(8.4)	55.9	(24.0)	14.9
Net loss (income) attributable to non-controlling interests	(2.9)	(3.6)	1.4	2.3	(1.0)
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(49.2)	$(12.0)	$57.3	$(21.7)	$13.9

				Three months ended
				September 30,
	Year ended June 30,			2011	2012
	2010	2011	2012	(unaudited)	(unaudited)
Other Financial Data (millions):
Capital expenditures	155.9	206.5	293.3	63.4	82.7
Cash provided by (used in) operating activities	315.2	276.6	113.6	(87.8)	(56.4)
Cash used in investing activities	(156.5)	(544.9)	(513.2)	(269.6)	(65.8)
Cash provided by (used in) financing activities	(209.3)	947.3	(81.5)	(424.5)	(3.1)
Adjusted EBITDA (2)	326.6	421.2	575.7	118.7	133.2

Other Operating Statistics (unaudited):
Observation cases - consolidated (3)	29,918	48,215	71,858	16,357	19,228
Observation cases - same store (4)	29,918	32,171	36,967	15,792	17,416
Emergency room admissions - consolidated (5)	97,580	134,742	170,639	41,401	42,318
Emergency room admissions - same store (6)	97,580	101,546	97,997	39,841	38,722
Ratio of emergency room admissions to emergency room visits -consolidated (7)	15.6%	14.6%	14.0%	14.1%	13.4%
Ratio of emergency room admissions to emergency room visits - same store (8)	15.6%	15.3%	14.3%	13.9%	13.2%

Segment Data:
Acute care services:
Total revenues (9)	$2,384.7	$3,712.3	$5,191.6	$1,225.3	$1,294.3
Income (loss) from continuing operations before income taxes	(115.0)	(58.6)	25.7	(56.1)	8.4
Segment EBITDA (10)	266.6	353.9	520.3	100.8	121.4

Health Plans:
Total revenues	$839.7	$869.4	$757.4	$211.0	$176.4
Income from continuing operations before income taxes	56.6	64.7	52.9	17.0	11.3
Segment EBITDA (10)	60.0	67.3	55.4	17.9	11.8

Balance Sheet Data (millions):
Cash and cash equivalents	257.6	936.6	455.5	154.7	330.2
Assets	2,729.6	4,596.9	4,788.1	4,184.4	4,591.4
Long-term debt, including current portion	1,752.0	2,787.6	2,706.6	2,346.2	2,704.6
Working capital	105.0	333.1	594.3	260.4	581.3

(1) Interest, net for the year ended June 30, 2012, as adjusted to give effect to the acquisition of Valley Baptist, the issuance of the outstanding 7.750% notes and the application of the net proceeds received by us therefrom, would have been $205.5 million.

(2) Adjusted EBITDA is a measure used by management to evaluate its operating performance. We define Adjusted EBITDA as income (loss) attributable to Vanguard Health Systems, Inc. stockholders before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges, pension expense (credits) and discontinued operations, net of taxes. Monitoring fees and expenses include fees and reimbursed expenses paid to affiliates of Blackstone and Metalmark Subadvisor LLC for advisory and oversight services. It is reasonable to expect these reconciling items to occur in future periods, but for many of them the amounts recognized can vary significantly from period to period, do not relate directly to the ongoing operations of our health care facilities and complicate period to period comparisons of our results of operations and operations comparisons with other health care companies. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow statement data determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, since it does not consider certain cash requirements such as interest payments, tax payments and other debt service requirements. Because Adjusted EBITDA is not a GAAP measure and is susceptible to varying calculations, Adjusted EBITDA, as presented by us, may not be comparable to similarly titled measures of other companies. We believe that Adjusted EBITDA provides useful information as a measurement of our financial performance to investors, lenders, financial analysts and rating agencies on the same basis as that viewed by management. These groups have historically used EBITDA-related measures in the health care industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s operating performance compared to that of other companies in the health care industry, and to evaluate a company’s leverage capacity and its ability to meet its debt service requirements. Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Adjusted EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of a company’s operating performance. Many of the items excluded from Adjusted EBITDA result from decisions outside the control of operating management and may differ significantly from company to company due to differing long-term decisions regarding capital structure, capital investment strategies, the tax jurisdictions in which the companies operate and unique circumstances of acquired entities. Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating businesses and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams. Adjusted EBITDA is also used in certain covenants in the indentures governing the Senior Discount Notes, the 8.0% Notes and the notes and the 2010 Credit Facilities. We believe the presentation of Adjusted EBITDA provides useful information to investors regarding the covenants that are applicable to us.

The following table sets forth a reconciliation of Adjusted EBITDA to net income (loss) attributable to Vanguard Health Systems, Inc. stockholders for each respective period.

				Three months ended
				September 30,
	Year ended June 30,			2011	2012
	2010	2011	2012	(unaudited)	(unaudited)
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(49.2)	$(12.0)	$57.3	$(21.7)	$13.9
Interest, net	115.5	171.2	182.8	45.8	50.8
Income tax expense (benefit)	(13.8)	8.6	22.2	(15.2)	4.9
Depreciation and amortization	139.6	193.8	258.3	62.6	65.6
Non-controlling interests	2.9	3.6	(1.4)	(2.3)	1.0
Equity method income	(0.9)	(0.9)	(1.5)	(0.1)	(0.6)
Stock compensation	4.2	4.8	9.2	0.7	2.2
Loss (gain) on disposal of assets	1.8	(0.2)	0.6	(1.2)	(0.9)
Realized losses (gains) on investments	—	(1.3)	—	—	0.2
Monitoring fees and expenses	5.1	31.3	—	—	—
Acquisition related expenses	3.1	12.5	14.0	12.2	—
Debt extinguishment costs	73.5	—	38.9	38.9	—
Impairment and restructuring charges	43.1	6.0	(0.1)	(0.1)	—
Pension expense (credits)	—	(2.1)	(5.1)	(1.0)	(3.8)
Loss (income) from discontinued operations net of taxes	1.7	5.9	0.5	0.1	(0.1)
Adjusted EBITDA	$326.6	$421.2	$575.7	$118.7	$133.2

(3) Observation cases - consolidated represents the number of patients classified as outpatient, during which time medical necessity is being evaluated prior to the patient being transferred to an inpatient status or being released from care for all of our hospitals.

(4) Observation cases - same store represents the number of patient classified as outpatient, during which time medical necessity is being evaluated prior to the patient being transferred to an inpatient status or being released from care for those facilities that we owned during the entirety of all periods presented.

(5) Emergency room admissions - consolidated represent the number of patients admitted to our hospitals who were first treated and evaluated in the emergency room and then transferred to inpatient status for all of our facilities.

(6) Emergency room admissions - same store represent the number of patients admitted to our hospitals who were first treated and evaluated in the emergency room and then transferred to inpatient status for those facilities that we owned during the entirety of all periods presented.

(7) Ratio of emergency room admissions to emergency room visits - consolidated is calculated by dividing the number of emergency room admissions by the number of emergency room visits (as defined in our Annual Report on Form 10-K for the year ended June 30, 2012) for all of our facilities.

(8) Ratio of emergency room admissions to emergency room visits - same store is calculated by dividing the number of emergency room admissions by the number of emergency room visits for those facilities that we owned during the entirety of all periods presented.

(9) Acute care services revenues as presented include reductions to revenues for the elimination in consolidation of revenues earned by our hospitals and related health care facilities attributable to services provided to enrollees in our owned health plans of $42.8 million, $41.3 million, $42.4 million, $8.6 million and $10.2 million for the fiscal years ended June 30, 2010, 2011 and 2012 and the three months ended September 30, 2011 and 2012, respectively.

(10) Segment EBITDA is a measure used by management to evaluate the operating performance of our segments and to develop strategic objectives and operating plans for these segments. Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments on the same basis as that viewed by management. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a measure determined in accordance with GAAP and is not a substitute for net income (loss), operating cash flows or other cash flow statement data. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies. We have included below a reconciliation of Segment EBITDA as utilized by us in reporting our segment performance to its most directly comparable GAAP financial measure, income (loss) from continuing operations before income taxes, for each respective period.

				Three months ended
				September 30,
	Year ended June 30,			2011	2012
	2010	2011	2012	(unaudited)	(unaudited)
Acute Care Services:
Income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(115.0)	$(58.6)	$25.7	$(56.1)	$8.4
Interest, net	116.5	173.1	184.7	46.1	51.3
Depreciation and amortization	135.2	189.3	253.9	61.4	64.6
Equity method income	(0.9)	(0.9)	(1.5)	(0.1)	(0.6)
Stock compensation	4.2	4.8	9.2	0.7	2.2
Loss (gain) on disposal of assets	1.8	(0.2)	0.6	(1.2)	(0.9)
Realized losses (gains) on investments	—	(1.3)	—	—	0.2
Monitoring fees and expenses	5.1	31.3	—	—	—
Acquisition related expenses	3.1	12.5	14.0	12.2	—
Debt extinguishment costs	73.5	—	38.9	38.9	—
Impairment and restructuring charges	43.1	6.0	(0.1)	(0.1)	—
Pension expense (credits)	—	(2.1)	(5.1)	(1.0)	(3.8)
Segment EBITDA	$266.6	$353.9	$520.3	$100.8	$121.4

Health Plans:
Income attributable to Vanguard Health Systems, Inc. stockholders	$56.6	$64.7	$52.9	$17.0	$11.3
Interest, net	(1.0)	(1.9)	(1.9)	(0.3)	(0.5)
Depreciation and amortization	4.4	4.5	4.4	1.2	1.0
Equity method income	—	—	—	—	—
Stock compensation	—	—	—	—	—
Loss (gain) on disposal of assets	—	—	—	—	—
Realized losses (gains) on investments	—	—	—	—	—
Monitoring fees and expenses	—	—	—	—	—
Acquisition related expenses	—	—	—	—	—
Debt extinguishment costs	—	—	—	—	—
Impairment and restructuring charges	—	—	—	—	—
Pension expense (credits)	—	—	—	—	—
Segment EBITDA	$60.0	$67.3	$55.4	$17.9	$11.8

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of debt discounts, amortization of deferred financing costs and an interest factor attributable to operating leases. The following table sets forth our ratio of earnings to fixed charges for each of the periods shown on a consolidated basis (dollars in millions).

						Three months ended
	Year ended	Year ended	Year ended	Year ended	Year ended	September 30,
	June 30, 2008	June 30, 2009	June 30, 2010	June 30, 2011	June 30, 2012	2011	2012
EARNINGS:
Income (loss) from continuing operations before income taxes	$5.6	$48.9	$(58.4)	$6.1	$78.6	$(39.1)	$19.7
Equity method income	(0.7)	(0.8)	(0.9)	(0.9)	(1.5)	(0.1)	(0.6)
Fixed charges, exclusive of capitalized interest (1)	138.6	124.7	127.8	187.1	202.6	50.7	55.7
Earnings	$143.5	$172.8	$68.5	$192.3	$279.7	$11.5	$74.8

FIXED CHARGES:
Interest charged to expense (2)	$128.4	$114.0	$116.8	$173.6	$183.8	$46.2	$50.9
Portion of rents representing interest (3)	10.2	10.7	11.0	13.5	18.8	4.5	4.8
Fixed charges, exclusive of capitalized interest	138.6	124.7	127.8	187.1	202.6	50.7	55.7
Capitalized interest	1.4	2.0	2.4	5.6	3.4	0.5	1.1
Total fixed charges	$140.0	$126.7	$130.2	$192.7	$206.0	$51.2	$56.8

Ratio of earnings to fixed charges	1.03x	1.36x	n/a	n/a	1.36x	n/a	1.32x

Amount by which earnings are inadequate to cover fixed charges	n/a	n/a	$61.7	$0.4	n/a	39.7	n/a
_____________________

(1)	Calculated in fixed charges section below.

(2)	Excludes interest income. Includes amortization of deferred financing costs and debt discounts amortization.

(3)	Estimated to be 25% of consolidated rental expense.

RISK FACTORS

You should consider carefully the following risks described below, together with the other information contained or incorporated by reference in this prospectus, before you decide whether to participate in the exchange offer. If any of the following events actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect our ability to pay interest or principal on the 7.750% exchange notes. You may lose all or part of your original investment. See "Disclosure Regarding Forward-Looking Statements" in this prospectus.
Risks Related to the Exchange Offer
You must carefully follow the required procedures in order to exchange your outstanding 7.750% notes.
We will only issue 7.750% exchange notes in exchange for outstanding 7.750% notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding 7.750% notes and you should carefully follow the instructions on how to tender your outstanding 7.750% notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of outstanding 7.750% notes. Any holder of outstanding 7.750% notes who tenders in the exchange offer for the purpose of participating in a distribution of the 7.750% exchange notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker or dealer that receives 7.750% exchange notes for its own account in exchange for outstanding 7.750% notes that were acquired in market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the 7.750% exchange notes.
If you do not properly tender your outstanding 7.750% notes, you will continue to hold unregistered outstanding 7.750% notes and your ability to transfer outstanding 7.750% notes will remain restricted and may be adversely affected.
If you do not exchange your outstanding 7.750% notes for 7.750% exchange notes pursuant to the exchange offer, the outstanding 7.750% notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the outstanding 7.750% notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register outstanding 7.750% notes under the Securities Act unless our registration rights agreement with the initial purchasers of the outstanding 7.750% notes requires us to do so. Further, if you continue to hold any outstanding 7.750% notes after the exchange offer is consummated, you may be unable to sell them because there will be fewer of these notes outstanding.
The tender of outstanding 7.750% notes under the exchange offer will reduce the outstanding amount of each series of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding 7.750% notes due to a reduction in liquidity.
You may not be able to resell 7.750% exchange notes you receive in the exchange offer without registering those notes or delivering a prospectus.
Based on interpretations by the staff of the SEC in no-action letters, we believe, with respect to 7.750% exchange notes issued in the exchange offer, that:

•	holders who are not “affiliates” of the Issuers or the guarantors within the meaning of Rule 405 of the Securities Act;

•	holders who acquire their 7.750% exchange notes in the ordinary course of business; and

•	holders who do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the 7.750% exchange notes do not have to comply with the registration and prospectus delivery requirements of the Securities Act.
Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria. Holders that do not meet these criteria cannot rely on interpretations of the staff of the SEC in no-action letters, and would have to register the 7.750% exchange notes they receive in the exchange offer and deliver a prospectus for them. In addition, holders that are broker-dealers may be deemed “underwriters” within the meaning of the Securities Act in connection with any resale of 7.750% exchange notes acquired in the exchange offer. Holders that are broker-dealers must acknowledge that they acquired their outstanding 7.750% notes in market-making activities or other trading activities and must deliver a prospectus when they resell the 7.750% exchange notes they acquire in the exchange offer in order not to be deemed an underwriter.

Your ability to transfer the 7.750% exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.
We do not intend to apply for a listing of the 7.750% exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the 7.750% exchange notes, and we cannot assure you as to the liquidity of markets that may develop for the 7.750% exchange notes, your ability to sell the 7.750% exchange notes or the price at which you would be able to sell the 7.750% exchange notes. If such markets were to exist, the 7.750% exchange notes could trade at prices that may be lower than their principal amount or purchase prices depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers in the private offering of the outstanding 7.750% notes have advised us that they currently intend to make a market with respect to the 7.750% exchange notes. However, these initial purchasers are not obligated to do so, and any market making with respect to the 7.750% exchange notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement in lieu thereof. Therefore, we cannot assure you that an active market for the 7.750% exchange notes will develop or, if developed, that it will continue.
Risks Related to Our Indebtedness
Our high level of debt and significant leverage may adversely affect our operations and our ability to grow and otherwise execute our business strategy.
We have a substantial amount of indebtedness. As of September 30, 2012, we had approximately $2,704.6 million of total indebtedness outstanding, $812.3 million of which was secured indebtedness (consisting of outstanding debt under our 2010 Term Loan Facility and capital leases). In addition, as of September 30, 2012, we had an additional $327.2 million of secured indebtedness available for borrowing under our 2010 Revolving Facility, after taking into account $37.8 million of outstanding letters of credit. In addition, we may request an incremental term loan facility to be added to our 2010 Term Loan Facility to issue additional term loans in such amounts as we determine subject to the receipt of lender commitments and certain other conditions. We may seek to further increase the borrowing capacity under the 2010 Revolving Facility to an amount larger than $365.0 million, subject to the receipt of lender commitments and certain other conditions. The amount of our outstanding indebtedness is substantial compared to the net book value of our assets.
Our substantial indebtedness could have important consequences, including the following:

•	our high level of indebtedness could make it more difficult for us to satisfy our obligations with respect to the 8.0% Notes, the notes and the Senior Discount Notes;

•	limit our ability to obtain additional financing to fund future capital expenditures, working capital, acquisitions or other needs;

•	increase our vulnerability to general adverse economic, market and industry conditions and limit our flexibility in planning for, or reacting to, these conditions;

•	make us vulnerable to increases in interest rates since all of our borrowings under our 2010 Credit Facilities are, and additional borrowings may be, at variable interest rates;

•
limit our flexibility to adjust to changing market conditions and ability to withstand competitive pressures, and we may be more vulnerable to a downturn in general economic or industry conditions or be unable to carry out capital spending that is necessary or important to our growth strategy and our efforts to improve operating margins;

•	limit our ability to use operating cash in other areas of our business because we must use a substantial portion of these funds to make principal and interest payments; and

•	limit our ability to compete with others who are not as highly leveraged.

Our ability to make scheduled payments of principal and interest or to satisfy our other debt obligations, to refinance our indebtedness or to fund capital expenditures will depend on our future operating performance. Prevailing economic conditions (including interest rates) and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. We may not be able to generate sufficient cash flows from operations or realize anticipated revenue growth or operating improvements, or obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.
A breach of any of the restrictions or covenants in our debt agreements could cause a cross-default under other debt agreements. A significant portion of our indebtedness then may become immediately due and payable. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments. If any senior debt is accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness.

Despite our current leverage, we may still be able to incur substantially more debt. This could further exacerbate the risks that we and our subsidiaries face.
We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indentures governing the 8.0% Notes, the notes, the Senior Discount Notes and the 2010 Credit Facilities do not fully prohibit us or our subsidiaries from doing so. Our 2010 Revolving Facility provides commitments of up to $365.0 million (not giving effect to any outstanding letters of credit or outstanding borrowings, which would reduce the amount available under our 2010 Revolving Facility). In addition, we may seek to further increase the borrowing availability under the 2010 Revolving Facility and to increase the amount of our 2010 Term Loan Facility as previously described. All of those borrowings would be senior and secured, and, as a result, would be effectively senior to the 8.0% Notes, the notes, the Senior Discount Notes, and the guarantees of the 8.0% Notes and the guarantees of the notes by the guarantors. If we incur any additional indebtedness that ranks equally with the 8.0% Notes, the notes and the Senior Discount Notes, the holders of that debt will be entitled to share ratably with the holders of the 8.0% Notes and the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.
An increase in interest rates would increase the cost of servicing our debt and could reduce our profitability.
All of the borrowings under the 2010 Credit Facilities bear interest at variable rates. As a result, an increase in interest rates, whether because of an increase in market interest rates or an increase in our own cost of borrowing, would increase the cost of servicing our debt and could materially reduce our profitability. A 0.25% increase in the expected rate of interest under the 2010 Term Loan Facility would increase our annual interest expense by approximately $2.0 million. The impact of such an increase would be more significant to us than it would be for some other companies because of our substantial debt. We have from time to time managed our exposure to changes in interest rates through the use of interest rate swap agreements on certain portions of our previously outstanding debt and may elect to enter into similar instruments in the future for the 2010 Credit Facilities. If we enter into such derivative instruments, our ultimate interest payments may be greater than those that would be required under existing variable interest rates.
Risks Relating to the 7.750% Exchange Notes
Operating and financial restrictions in our debt agreements limit our operational and financial flexibility.
The 2010 Credit Facilities and the indentures under which the 8.0% Notes, the Senior Discount Notes and the notes were issued contain a number of significant covenants that, among other things, restrict our ability to:

•	incur additional indebtedness or issue preferred stock;

•	pay dividends on or make other distributions or repurchase our capital stock or make other restricted payments;

•	make investments;

•	enter into certain transactions with affiliates;

•	limit dividends or other payments by restricted subsidiaries to the issuers of the notes or other restricted subsidiaries;

•	create liens without securing the notes;

•	designate our subsidiaries as unrestricted subsidiaries; and

•	sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of our assets.

In addition, under the 2010 Credit Facilities, we are required to satisfy and maintain specified financial ratios and tests. Events beyond our control may affect our ability to comply with those provisions, and we may not be able to meet those ratios and tests. The breach of any of these covenants would result in a default under the 2010 Credit Facilities. In the event of default, the lenders could elect to declare all amounts borrowed under the 2010 Credit Facilities, together with accrued interest, to be due and payable and could proceed against the collateral securing that indebtedness. Borrowings under the 2010 Credit Facilities are effectively senior in right of payment to the 8.0% Notes, the Senior Discount Notes and the notes. If any of our indebtedness were to be accelerated, our assets may not be sufficient to repay in full our indebtedness.
Our capital expenditure and acquisition strategies require substantial capital resources. The building of new hospitals and the operations of our existing hospitals and acquired hospitals require ongoing capital expenditures for construction, renovation, expansion and the addition of medical equipment and technology. More specifically, we are contractually obligated to make significant capital expenditures relating to the acquired DMC facilities. Also, construction costs to build new hospitals are substantial and continue to increase. Our debt agreements may restrict our ability to incur additional indebtedness to fund these expenditures.

A breach of any of the restrictions or covenants in our debt agreements could cause a cross-default under other debt agreements. A significant portion of our indebtedness then may become immediately due and payable. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments. If any debt is accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness.
We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. In addition, the agreements governing our indebtedness allow us to make significant dividend payments, investments and other restricted payments. The making of these payments could decrease available cash and adversely affect our ability to make principal and interest payments on our indebtedness.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, seek additional capital or seek to restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations in an attempt to meet our debt service and other obligations. The 2010 Credit Facilities and the indentures governing the 8.0% Notes, the Senior Discount Notes and the notes restrict our ability to use the proceeds from asset sales. We may not be able to consummate those asset sales to raise capital or sell assets at prices that we believe are fair and proceeds that we do receive may not be adequate to meet any debt service obligations then due.
VHS Holdco II, VHS Holdco I and Vanguard must rely on payments from their subsidiaries to fund payments on the notes and the guarantees. Such funds may not be available in certain circumstances.
VHS Holdco II, VHS Holdco I and Vanguard are holding companies and all of their operations are conducted through their subsidiaries. Therefore, VHS Holdco II, VHS Holdco I and Vanguard depend on the cash flows of their subsidiaries to meet their obligations, including their respective obligations under the notes and the guarantees.
The ability of these subsidiaries to distribute to VHS Holdco II, VHS Holdco I and Vanguard by way of dividends, distributions, interest, return on investments, or other payments (including loans) is subject to various restrictions, including restrictions imposed by the 2010 Credit Facilities and the indentures governing the 8.0% Notes, the Senior Discount Notes and the notes and future debt may also limit such payments. You will not have any direct claim on the cash flows of the operating subsidiaries of VHS Holdco II other than the guarantees of the notes and such subsidiaries have no obligation other than the guarantees of the notes, contingent or otherwise, to pay amounts due under the notes, to make any mandatory redemptions, repurchases or principal or accreted value payments in respect of the notes or to make funds available to VHS Holdco II or to Vanguard.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.
Any default under the agreements governing our indebtedness, including a default under our 2010 Credit Facilities that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flows and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our 2010 Credit Facilities), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our 2010 Revolving Facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.
If our operating performance declines, we may in the future need to seek a waiver from the required lenders under our 2010 Credit Facilities to avoid being in default. If we breach our covenants under our 2010 Credit Facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our 2010 Credit Facilities, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.

Your right to receive payments on the 7.750% exchange notes is effectively junior to those lenders who have a security interest in our assets.
Our obligations under the 7.750% exchange notes and our guarantors' obligations under their guarantees of the 7.750% exchange notes are unsecured, but our obligations under our 2010 Credit Facilities and each guarantor's obligations under their respective guarantees of the 2010 Credit Facilities are secured by a security interest in substantially all of our domestic tangible and intangible assets. If we are declared bankrupt or insolvent, or if we default under our 2010 Credit Facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the 7.750% exchange notes, even if an event of default exists under the indenture governing the 7.750% exchange notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the 7.750% exchange notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the 7.750% exchange notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Other Indebtedness.”
As of September 30, 2012, we had approximately $2,704.6 million of total indebtedness outstanding, $812.3 million of which was secured indebtedness (all of which would have been indebtedness under capital leases and our 2010 Credit Facilities and which would not have included availability of $327.2 million under our 2010 Revolving Facility after taking into account $37.8 million of outstanding letters of credit). We may also seek to increase the borrowing availability under the 2010 Revolving Facility and to increase the amount of our outstanding term loans as previously described. The indentures governing the 8.0% Notes, the Senior Discount Notes and the 7.750% exchange notes permit or will permit the incurrence of substantial additional indebtedness by us and our restricted subsidiaries in the future, including secured indebtedness.
The notes are structurally subordinated to all of the indebtedness and liabilities of any of the Issuers' subsidiaries that do not guarantee the notes. Your right to receive payments on the notes could be adversely affected if our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.
The notes are not guaranteed by all subsidiaries of the Issuers of the notes. All of VHS Holdco II's domestic restricted subsidiaries that guarantee the obligations of any borrower under the 2010 Credit Facilities have guaranteed the notes. The notes are structurally subordinated to any existing and future preferred stock, indebtedness and other liabilities of any of VHS Holdco II's subsidiaries that do not guarantee the notes, even if such obligations do not constitute senior indebtedness. In the event of a foreclosure, dissolution, winding-up, liquidation, reorganization, bankruptcy or similar proceeding of one of our non-guarantor subsidiaries, holders of a non-guarantor subsidiary's indebtedness and trade creditors will generally be entitled to payment of their claims from the assets of that subsidiary before any assets are made available for distribution to us.
Our non-guarantor subsidiaries accounted for $1,591.1 million, or 26.6%, of our total revenues for the twelve months ended September 30, 2012, $875.5 million, or 19.1%, of our assets (excluding intercompany receivables) as of September 30, 2012 and $324.7 million, or 7.7%, of our liabilities (excluding intercompany liabilities and redeemable non-controlling interests) as of September 30, 2012.
The Issuers' less than wholly-owned subsidiaries may also be subject to restrictions on their ability to distribute cash to the Issuers in their financing or other agreements and, as a result, the Issuers may not be able to access their cash flows to service their respective debt obligations, including in respect of the notes.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.
Any default under the agreements governing our indebtedness, including a default under our 2010 Credit Facilities that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flows and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our 2010 Credit Facilities), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our 2010 Revolving Facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.
If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under our 2010 Credit Facilities to avoid being in default. If we breach our covenants under our 2010 Credit Facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our 2010 Credit Facilities, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Other Indebtedness” and “Description of Exchange Notes.”
You should not expect VHS Holdco II, Inc. to participate in making payments on the notes.
VHS Holdco II, Inc. is a wholly-owned subsidiary of VHS Holdco II that was incorporated to accommodate the issuance of the outstanding 7.750% notes by VHS Holdco II and the 7.750% exchange notes offered hereby. VHS Holdco II, Inc. will not have any operations or assets of any kind and will not have any revenues other than as may be incidental to their activities as co-issuer of the notes. You should not expect VHS Holdco II, Inc. to participate in servicing any of their obligations on the notes.
We may not be able to repurchase the notes upon a change of control.
Upon the occurrence of specific kinds of change of control events, each holder of a note will have the right to require the Issuers thereof to make an offer to repurchase such holder's note at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and additional interest, if any, to the date of repurchase.
We may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control offer. The occurrence of a change of control could also constitute an event of default under our 2010 Credit Facilities. Our bank lenders may have the right to prohibit any such purchase or redemption, in which event we will seek to obtain waivers from the required lenders under the 2010 Credit Facilities, but may not be able to do so. See “Description of Exchange Notes - Repurchase at the Option of Holders - Change of Control.”
In addition, important corporate events, such as leveraged recapitalizations that would increase our level of indebtedness, would not constitute a “Change of Control” under the indenture. Therefore, if an event occurs that does not constitute a “Change of Control,” we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite the event.
Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, and if that occurs, you may not receive any payments on the notes.
The issuance of the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee, and, in the case of (2) only, one of the following is also true:

•	we or any of the guarantors were insolvent or rendered insolvent by reason of the incurrence of the indebtedness;

•	payment of the consideration left us or any of the guarantors with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that it would, incur debts beyond our ability to pay as they mature; or

•
we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the guarantors, if, in either case, the judgment is unsatisfied after final judgment.

If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of us or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes.
Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of such debt. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair salable value of all its assets;

•
the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be further subordinated to our or any of our guarantors' other debt.
We believe that at the time the outstanding 7.750% notes were initially issued each Issuer and each guarantor:

•	was neither insolvent nor rendered insolvent thereby;

•	was in possession of sufficient capital to run its businesses effectively;

•	was incurring indebtedness within its ability to pay as the same mature or become due; and

•	had sufficient assets to satisfy any probable money judgment against it in any pending action.
In reaching these conclusions, we have relied upon our analysis of internal cash flow projections, which, among other things, assume that we will in the future realize certain selling price and volume increases and favorable changes in business mix, and estimated values of assets and liabilities. We cannot assure you, however, that a court passing on such questions would reach the same conclusions. Further, to the extent that the notes are guaranteed in the future by any subsidiary, a court passing on such guarantor regarding any such guarantee could conclude that such guarantee constituted a fraudulent conveyance or transfer.
The indenture governing the notes contains a provision intended to limit each guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may eliminate the guarantor's obligations or reduce the guarantor's obligations to an amount that effectively makes the guarantee worthless.
If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the applicable guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor's other debt or take other action detrimental to the holders of the notes.
We cannot assure you that an active trading market will develop for the 7.750% exchange notes, which may reduce their market price.
We are offering the 7.750% exchange notes to the holders of the outstanding 7.750% notes. The outstanding 7.750% notes were offered and sold in March 2012 to a small number of institutional investors.
We do not intend to apply for a listing of the 7.750% exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the outstanding 7.750% notes or for the 7.750% exchange notes and we cannot assure you as to the liquidity of markets that may develop for the 7.750% exchange notes, your ability to sell the 7.750% exchange notes or the price at which you would be able to sell the 7.750% exchange notes. If such markets were to exist, the 7.750% exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates and the markets for similar securities.
The initial purchasers have advised us that they intend to make a market in the 7.750% exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the 7.750% exchange notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the 7.750% exchange notes will develop or, if developed, that it will continue. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the 7.750% exchange notes. The market, if any, for the 7.750% exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your 7.750% exchange notes. Also, the future trading prices of the 7.750% exchange notes will depend on many factors, including:

•	our operating performance and financial condition;

•	our ability to complete the exchange offer to exchange the outstanding 7.750% notes for the 7.750% exchange notes;

•	the interest of securities dealers in making a market in the 7.750% exchange notes; and

•	the market for similar securities.
Risks Related to Our Business and Structure
The current challenging economic environment, along with difficult and volatile conditions in the capital and credit markets, could materially adversely affect our financial position, results of operations or cash flows, and we are unsure whether these conditions will improve in the near future.
The U.S. economy and global credit markets remain volatile. Instability in consumer confidence and continued high unemployment have increased concerns of prolonged economic weakness. While certain health care spending is considered non-discretionary and may not be significantly impacted by economic downturns, other types of health care spending may be significantly adversely impacted by such conditions. When patients are experiencing personal financial difficulties or have concerns about general economic conditions, they may choose to defer or forego elective surgeries and other non-emergency procedures, which are generally more profitable lines of business for hospitals. We are unable to determine the specific impact of the current economic conditions on our business at this time, but we believe that further deterioration or a prolonged period of economic weakness will have an adverse impact on our operations. Other risk factors discussed herein describe some significant risks that may be magnified by the current economic conditions such as the following:

•
our concentration of operations in a small number of regions, and the impact of economic downturns in those communities. To the extent the communities in and around San Antonio, Harlingen and Brownsville, Texas; Phoenix, Arizona; Chicago, Illinois; Detroit, Michigan; or certain communities in Massachusetts experience a greater degree of economic weakness than average, the adverse impact on our operations could be magnified;

•
our revenues may decline if federal or state programs reduce our Medicare or Medicaid payments or managed care companies (including managed Medicare and managed Medicaid payers) reduce our reimbursement. Current economic conditions have accelerated and increased the budget deficits for most states, including those in which we operate. These budgetary pressures have resulted, and may continue to result, in health care payment reductions under state Medicaid plans or reduced benefits to participants in those plans. Also, governmental, managed Medicare or managed Medicaid payers may defer payments to us to conserve cash. Managed care companies have reduced and may continue to seek to reduce payment rates or limit payment rate increases to hospitals in response to continuing pressure from employers and from reductions in enrolled participants;

•
our hospitals face a growth in uncompensated care as the result of the inability of uninsured patients to pay for health care services and difficulties in collecting the patient portions of insured accounts. Higher unemployment, Medicaid benefit reductions and employer efforts to reduce employee health care costs may increase our exposure to uncollectible accounts for uninsured patients or those patients with higher co-pay and deductible limits; and

•
under extreme market conditions, there can be no assurance that funds necessary to run our business will be available to us on favorable terms or at all. Most of our cash and borrowing capacity under the 2010 Credit Facilities will be held with a limited number of financial institutions, which could increase our liquidity risk if one or more of those institutions become financially strained or are no longer able to operate.

We are unable to predict if the condition of the U.S. economy, the local economies in the communities we serve or global credit conditions will improve in the near future or when such improvements may occur.
We are unable to predict the impact of the Health Reform Law, which represents significant change to the health care industry.
The Health Reform Law will change how health care services are covered, delivered, and reimbursed through expanded coverage of uninsured individuals, changes to Medicare and Medicaid program reimbursement, and the establishment of programs where reimbursement is tied to quality and integration. In addition, the Health Reform Law contains provisions intended to strengthen fraud and abuse enforcement.
On June 28, 2012, the U.S. Supreme Court issued a decision in a major challenge to the Health Reform Law brought by a majority of states and private individuals and groups representing stakeholders, such as small business advocates. The Court concluded that provisions requiring individuals to possess health insurance or pay a penalty (or tax) was constitutional and therefore valid. However the Supreme Court invalidated a provision empowering the Secretary of the U.S. Department of Health and Human Services ("HHS") to withhold all federal Medicaid funds from states that choose not to expand Medicaid as prescribed under the law.
Congress has enacted several changes to the Health Reform Law, including several changes that have repealed portions of the original measure. Congress also is considering a number of changes that could further alter the scope or implementation of the Health Reform Law. States are moving at different rates to implement portions of the Health Reform Law left to their discretion, including Exchanges that will be necessary to enroll millions of uninsured Americans in insurance plans. Some states have declared their intention not to establish state Exchanges, which makes uncertain when and how residents of those states will become insured pursuant to the expectations of the Health Reform Law.
The expansion of health insurance coverage under the Health Reform Law may result in a material increase in the number of patients using our facilities who have either private or public program coverage. Further, the Health Reform Law provides for a value-based purchasing program, the establishment of accountable care organizations ("ACOs") and bundled payment pilot programs, which will create possible sources of additional revenue.
However, it is difficult to predict the size of the potential revenue implications for us because of uncertainty surrounding a number of material factors, including the following:

•	how many states will implement the Medicaid expansion provisions and under what terms;

•	how many currently uninsured individuals will obtain coverage (either private health insurance or Medicaid) as a result of the Health Reform Law;

•	what percentage of the newly insured patients will be covered under the Medicaid program and what percentage will be covered by private health insurers;

•	the extent to which states will enroll new Medicaid participants in managed care programs;

•	the pace at which insurance coverage expands, including the pace of different types of coverage expansion;

•	the change, if any, in the volume of inpatient and outpatient hospital services that are sought by and provided to previously uninsured individuals;

•
the rate paid to hospitals by private payers for newly covered individuals, including those covered through the newly created Exchanges and those who might be covered under the Medicaid program under contracts with the state;

•	the rate paid by state governments under the Medicaid program for newly covered individuals;

•	how the value-based purchasing and other quality programs will be implemented;

•	the percentage of individuals in the Exchanges who select the high deductible plans, since health insurers offering those kinds of products have traditionally sought to pay lower rates to hospitals;

•
the extent to which the net effect of the Health Reform Law, including the prohibition on excluding individuals based on pre-existing conditions, the requirement to keep medical costs lower than a specified percentage of premium revenue, other health insurance reforms and the annual fee applied to all health insurers, will put pressure on the profitability of health insurers, which in turn might cause them to seek to reduce payments to hospitals with respect to both newly insured individuals and their existing business; and

•	the possibility that the Health Reform Law or components of it will be delayed, revised or eliminated as a result of other court challenges or actions by Congress.

On the other hand, the Health Reform Law provides for significant reductions in the growth of Medicare spending, reductions in Medicare and Medicaid DSH payments and the establishment of programs where reimbursement is tied to quality and integration. Since approximately 60-65% of our net patient revenues during each of our fiscal years ended 2010, 2011 and 2012 and the three months ended September 30, 2011 and 2012, were from Medicare and Medicaid (including Medicare and Medicaid managed plans), reductions to these programs may significantly impact us and could offset any positive effects of the Health Reform Law. It is difficult to predict the size of the revenue reductions to Medicare and Medicaid spending because of uncertainty regarding a number of material factors including the following:

•	the amount of overall revenues we will generate from Medicare and Medicaid business when the reductions are implemented;

•	whether future reductions required by the Health Reform Law will be changed by statute or judicial decision prior to becoming effective;

•	the size of the Health Reform Law's annual productivity adjustment to the market basket;

•	the amount of the Medicare DSH reductions that will be made, commencing in FFY 2014;

•	the allocation to our hospitals of the Medicaid DSH reductions, commencing in FFY 2014;

•	what the losses in revenues will be, if any, from the Health Reform Law's quality initiatives;

•	how successful ACOs in which we participate will be at coordinating care and reducing costs or whether they will decrease reimbursement;

•	the scope and nature of potential changes to Medicare reimbursement methods, such as an emphasis on bundling payments or coordination of care programs;

•
whether our revenues from upper payment limit or provider tax assessment programs, or other Medicaid supplemental programs developed through a federally approved waiver program, will be adversely affected, because there may be reductions in available state and local government funding for the programs, or because there may be fewer indigent, non-Medicaid patients for whom we provide services pursuant to such programs in which we participate; and

•	reductions to Medicare payments CMS may impose for “excessive readmissions.”

Because of the many variables involved, we are unable to predict the net effect on us of the expected decreases in uninsured individuals using our facilities, the reductions in Medicare spending, reductions in Medicare and Medicaid DSH funding and numerous other provisions in the Health Reform Law that may affect us.
If we are unable to enter into favorable contracts with managed care plans, our operating revenues may be reduced.
Our ability to negotiate favorable contracts with health maintenance organizations, insurers offering preferred provider arrangements and other managed care plans significantly affects the revenues and operating results of our hospitals. Revenues derived from health maintenance organizations, insurers offering preferred provider arrangements and other managed care plans, including managed Medicare and managed Medicaid plans, accounted for a significant portion of our net patient revenues for each of the years ended June 30, 2010, 2011 and 2012 and the three months ended September 30, 2011 and 2012. Managed care organizations offering prepaid and discounted medical services packages represent a significant portion of our admissions. In addition, private payers are increasingly attempting to control health care costs through direct contracting with hospitals to provide services on a discounted basis, increased utilization reviews and greater enrollment in managed care programs such as health maintenance organizations and preferred provider organizations. The trend towards consolidation among private managed care payers tends to increase their bargaining power over prices and fee structures. As various provisions of the Health Reform Law are implemented, including the establishment of the Exchanges, non-government payers increasingly may demand reduced fees. In most cases, we negotiate our managed care contracts annually as they come up for renewal at various times during the year. Our future success will depend, in part, on our ability to renew existing managed care contracts and enter into new managed care contracts on terms favorable to us. Other health care companies, including some with greater financial resources, greater geographic coverage or a wider range of services, may compete with us for these opportunities. For example, some of our competitors may negotiate exclusivity provisions with managed care plans or otherwise restrict the ability of managed care companies to contract with us. It is not clear what impact, if any, the increased obligations on managed care payers and other payers imposed by the Health Reform Law will have on our ability to negotiate reimbursement increases. If we are unable to contain costs through increased operational efficiencies or to obtain higher reimbursements and payments from managed care payers, our results of operations and cash flows will be materially adversely affected.
Our revenues may decline if federal or state programs reduce our Medicare or Medicaid payments.
Approximately 60-65% of our net patient revenues for each of the years ended June 30, 2010, 2011 and 2012 and the three months ended September 30, 2011 and 2012 came from the Medicare and Medicaid programs, including Medicare and Medicaid managed plans. In recent years federal and state governments have made significant changes to the Medicare and Medicaid programs. Some of those changes adversely affect the reimbursement we receive for certain services. In addition, due to budget deficits in many states, significant decreases in state funding for Medicaid programs have occurred and further decreases may be proposed. Changes in government health care programs may reduce the reimbursement we receive and could adversely affect our business and results of operations.
In recent years, legislative and regulatory changes have resulted in limitations on and, in some cases, reductions in levels of payments to health care providers for certain services under the Medicare program. For example, CMS completed a two-year transition to full implementation of the Medicare severity-adjusted diagnosis-related group ("MS-DRG") system, which represents a refinement to the existing diagnosis-related group system. Future realignments in the MS-DRG system could impact the margins we receive for certain services. Further, the Health Reform Law provides for material reductions in the growth of Medicare program spending, including reductions in Medicare market basket updates, and Medicare DSH funding.
On August 2, 2011, Congress enacted the Budget Control Act of 2011. This law increased the nation's borrowing authority while taking steps to reduce federal spending and the deficit. The deficit reduction component is being implemented in two phases. In the first phase, the law imposes caps that reduce discretionary (non-entitlement) spending by more than $900 billion over 10 years, beginning in FFY 2012. Under a second phase, if spending and deficit amounts reach certain thresholds, an enforcement mechanism called “sequestration” will be triggered under which a total of $1.2 trillion in automatic, across-the board spending reductions must be implemented over ten years beginning in February 2013. The spending reductions are to be split evenly between defense and non-defense discretionary spending, although certain programs (including the Medicaid and CHIP programs) are exempt from these automatic spending reductions, and Medicare expenditures cannot be reduced by more than two percent. If sequestration goes into effect and these reductions are implemented, Medicare payments to hospitals and for other services could be reduced. Congress may take additional action in 2013 to further reduce federal spending and the deficit to avoid sequestration being triggered. If so, Medicare, Medicaid and CHIP spending could be reduced further, and provider payments under those programs could be substantially reduced. Congress may consider legislation that would seek to further reduce the federal deficit, which could also further substantially reduce Medicare and Medicaid spending, including payments to providers.
Since most states must operate with balanced budgets and since the Medicaid program is often a state's largest program, some states can be expected to enact or consider enacting legislation designed to reduce their Medicaid expenditures. The current weakened economic conditions have increased the budgetary pressures on many states, and these budgetary pressures have resulted, and likely will continue to result, in decreased spending for Medicaid programs and the CHIP in many states. Certain states in which we operate are also delaying payments to us, or accelerating payments we owe to them, as a way to deal with their budget shortfalls. Further, many states have also adopted, or are considering, legislation designed to reduce coverage, enroll Medicaid recipients in managed care programs and/or impose additional taxes on hospitals to help finance or expand the states' Medicaid systems.
The Health Reform Law expands Medicaid coverage to all individuals under age 65 with incomes up to 133% of the Federal Poverty Level ("FPL") by 2014, with such limit effectively increasing to 138% with the "5% income disregard" provision. In addition, states are to maintain, at a minimum, Medicaid eligibility standards established prior to the enactment of the law for adults until January 1, 2014 and for children until October 1, 2019. However, states with budget deficits may seek exemptions from this requirement to address eligibility standards that apply to adults making more than 133% of the FPL. As a result, of the Supreme Court's June 28, 2012 decision on the Health Reform Law, HHS is no longer permitted to withdraw Medicaid funds from states that fail to comply with the Health Reform Law Medicaid expansion provisions. The CBO estimates that one-sixth of the population that would be newly eligible to receive Medicaid coverage under the provisions of the Health Reform Law will live in states that opt out of Medicaid expansion, and an additional one-half of the newly eligible population will live in states that partially expand Medicaid eligibility. Failure of a state to adopt the Medicaid expansion could adversely impact our revenues. In addition, the Health Reform Law will result in increased state legislative and regulatory changes in order for states to comply with new federal mandates, such as the requirement to establish Exchanges, and to participate in grants and other incentive opportunities. Future legislation or other changes in the administration or interpretation of government health programs could have a material adverse effect on our financial position and results of operations.
In 2011, Arizona passed legislation to, among other things, reform its Medicaid program by making changes to eligibility, freezing enrollment, and modifying reimbursement rates. In October 2011 and April 2012, CMS approved certain modifications to Arizona's Medicaid program consistent with the legislation. Arizona has since submitted to CMS three additional changes to its Medicaid program that would maintain the reduced reimbursement rates through September 30, 2013. On November 14, 2012, AHCCCS issued final regulations to revise the Arizona Medicare Cost Sharing Program, which provides assistance to dual-eligible individuals, in order to comply with the state's Medicaid reform plan and the reduced reimbursement rates.
On November 30, 2012, Governor Brewer announced that Arizona will not develop a state-based Exchange under the Health Reform Law. As of December 5, 2012, Arizona has not indicated whether it will provide expanded Medicaid coverage based on the Health Reform Law. Arizona is not eligible for enhanced federal matching assistance otherwise available under the Health Reform Law for individuals that are currently enrolled in its Childless Adult Program. As a result, AHCCCS has submitted to CMS a change to its Medicaid program to maintain enhanced federal Medicaid funding rates for the Childless Adult Program, and has stated that it will eliminate the Childless Adult Program for remaining members effective January 1, 2014 if this change is not approved.
Similar to Arizona, the Texas Health and Human Services Commission has recently implemented significant changes to its Medicaid program. In July 2011, Texas implemented inpatient and outpatient hospital rate cuts. In addition, in December 2011, CMS approved a Medicaid change that allows Texas to continue receiving supplemental Medicaid reimbursement while expanding its managed Medicaid program. Further, in October 1, 2012, uncompensated care payments were required to be paid through two pools: the Uncompensated Care Pool (replacing the Upper Payment Limit methodology) and Delivery System Reform Incentive Payments Pool (supporting coordinated care and quality improvement). CMS approved the managed care expansion and uncompensated care changes through 2016.

On July 9, 2012, the Governor of Texas announced that Texas will not develop a state-based Exchange under the Health Reform Law. As of December 5, 2012, Texas has not indicated whether it will provide expanded Medicaid coverage based on the Health Reform Law. While the Governor of Texas has expressed his opposition to expanding the state's Medicaid program, some state legislators have introduced, or have indicated their intent to introduce, legislation that would facilitate the expansion of Medicaid coverage in Texas. In November 2012, a legislator introduced a bill to provisionally amend the state constitution to require the submission of the option of Medicaid expansion to a statewide vote, thereby circumventing the Governor's veto power.
Massachusetts administers its Medicaid Program through a Medicaid demonstration waiver approved through June 30, 2014. Under the waiver, Massachusetts seeks to implement reimbursement reforms through alternative payment structures and more provider accountability for quality of care. These initiatives are consistent with the Massachusetts health care reform law signed by the Governor of Massachusetts on August 6, 2012, which is designed to promote health care cost containment in Massachusetts. As part of this law, several state government programs, including Medicaid, must transition to new health care payment models such as shared savings arrangements, bundled payments, and global payments. The law establishes a commission to monitor market power and price disparities for provider organizations, which could lead to greater scrutiny of providers by the Massachusetts Attorney General. The law also sets a target to control the growth of Massachusetts's health care costs for the next 15 years, which could lead to decreased reimbursement by state programs such as Medicaid in order to meet these goals. In addition to Medicaid, Massachusetts also provides reimbursement to hospitals for uncompensated care provided to low-income uninsured or underinsured individuals through an uncompensated care pool. Effective July 1, 2012, Massachusetts adopted new regulations governing payments to and from its uncompensated care pool that will result in funds varying to reflect additional funding or predicted shortfalls in funding.
The Governor has announced that the Commonwealth of Massachusetts will expand its Medicaid program consistent with the provisions set forth in the Health Reform Law, and submitted a letter to CMS indicating that Massachusetts will set up a state-based Exchange.
In Illinois, the Governor signed into law the Save Medicaid Access and Resources Together (“SMART”) Act in June 2012, which imposes spending reductions, utilization controls, and provider rate cuts upon Illinois medical assistance programs. Effective July 1, 2012, most Illinois hospitals were subject to a rate reduction in payments for hospital services. The SMART Act also reduces eligibility for some Illinois assistance programs, and eliminates others altogether. The Governor of Illinois has stated that Illinois will expand Medicaid consistent with the Health Reform Law and Illinois has enacted legislation to allow for the establishment of a state-based Exchange.
The fiscal year 2013 budget for the State of Michigan provides funding to maintain current Medicaid eligibility requirements, and will increase reimbursement rates for primary care providers. As of December 6, 2012, the Governor of Michigan has not decided whether the state will participate in the expansion of Medicaid eligibility under the Health Reform Law. Similarly, Michigan has not indicated whether it will develop a state-based Exchange. At least one bill has been introduced in the Michigan State Legislature in 2012 that would set up an Exchange.
In recent years, both the Medicare program and several large managed care companies have changed our reimbursement to link some of their payments, especially their annual increases in payments, to performance on certain quality of care measures. We expect this trend to “pay-for-performance” to increase in the future. If we are unable to meet these performance measures, our financial position, results of operations and cash flows will be materially adversely affected.
In some cases, commercial third-party payers rely on all or portions of the MS-DRG system to determine payment rates, which may result in decreased reimbursement from some commercial third-party payers. Other changes to government health care programs may negatively impact payments from commercial third-party payers.
Current or future health care reform efforts, changes in laws or regulations regarding government health care programs, other changes in the administration of government health care programs and changes to commercial third-party payers in response to health care reform and other changes to government health care programs could have a material adverse effect on our financial position and results of operations.
We conduct business in a heavily regulated industry, and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.
The health care industry is subject to extensive federal, state and local laws and regulations relating to licensing, the conduct of operations, the ownership of facilities, the addition of facilities and services, financial arrangements with physicians and other referral sources, confidentiality, maintenance and security issues associated with medical records, billing for services and prices for services. If a determination was made that we were in material violation of such laws or regulations, our operations and financial results could be materially adversely affected.
In many instances, the industry does not have the benefit of significant regulatory or judicial interpretations of these laws and regulations. This is particularly true in the case of the Medicare and Medicaid statute codified under Section 1128B(b) of the Social Security Act and known as the “Anti-Kickback Statute.” This statute prohibits providers and other persons or entities from soliciting, receiving, offering or paying, directly or indirectly, any remuneration with the intent to generate referrals of orders for services or items reimbursable under Medicare, Medicaid and other federal health care programs. Courts have interpreted this statute broadly and held that there is a violation of the Anti-Kickback Statute if just one purpose of the remuneration is to generate referrals, even if there are other lawful purposes. Furthermore, the Health Reform Law provides that knowledge of the law or the intent to violate the law is not required. As authorized by the U.S. Congress, HHS has issued regulations that describe certain conduct and business relationships immune from prosecution under the Anti-Kickback Statute. The fact that a given business arrangement does not fall within one of these “safe harbor” provisions does not render the arrangement illegal, but business arrangements of health care service providers that fail to satisfy the applicable safe harbor criteria risk increased scrutiny by enforcement authorities.
The safe harbor requirements are generally detailed, extensive, narrowly drafted and strictly construed. Many of the financial arrangements that our facilities maintain with physicians do not meet all of the requirements for safe harbor protection. The regulatory authorities that enforce the Anti-Kickback Statute may in the future determine that one or more of these arrangements violate the Anti-Kickback Statute or other federal or state laws. A determination that a facility has violated the Anti-Kickback Statute or other federal laws could subject us to liability under the Social Security Act, including criminal and civil penalties, as well as exclusion of the facility from participation in government programs such as Medicare and Medicaid or other federal health care programs.
In addition, the portion of the Social Security Act commonly known as the “Stark Law” prohibits physicians from referring Medicare and (to an extent) Medicaid patients to providers of certain “designated health services” if the physician or a member of his or her immediate family has an ownership or investment interest in, or compensation arrangement with, that provider. In addition, the provider in such arrangements is prohibited from billing for all of the designated health services referred by the physician, and, if paid for such services, is required to promptly repay such amounts. Most of the services furnished by our facilities are “designated health services” for Stark Law purposes, including inpatient and outpatient hospital services. There are multiple exceptions to the Stark Law, among others, for physicians having a compensation relationship with the facility as a result of employment agreements, leases, physician recruitment and certain other arrangements. However, each of these exceptions applies only if detailed conditions are met. An arrangement subject to the Stark Law must qualify for an exception in order for the services to be lawfully referred by the physician and billed by the provider.
Although there is an exception for a physician's ownership interest in an entire hospital, the Health Reform Law prohibits newly created physician owned hospitals from billing for Medicare patients referred by their physician owners. As a result, the new law effectively prevents the formation of physician-owned hospitals that treat Medicare patients after December 31, 2010. While the new law grandfathers existing physician-owned hospitals, it does not allow these hospitals to increase the percentage of physician ownership and significantly restricts their ability to expand services. It is possible that Congress could revisit and advance changes to the hospital-physician ownership provisions in future legislation. Over the last decade, we have faced significant competition from hospitals that have physician ownership and it is uncertain how these changes may affect such competition.
CMS has issued three phases of final regulations implementing the Stark Law. Phases I and II became effective in January 2002 and July 2004, respectively, and Phase III became effective in December 2007. While these regulations help clarify the requirements of the exceptions to the Stark Law, it is unclear how the government will interpret many of these exceptions for enforcement purposes. On July 31, 2008, CMS issued a final rule which, effectively prohibits, as of a delayed effective date of October 1, 2009, both “under arrangements” ventures between a hospital and any referring physician or entity owned, in whole or in part, by a referring physician. The rule also effectively prohibits unit-of-service-based “per click” compensation and percentage-based compensation in office space and equipment leases between a hospital and any referring physician or entity owned, in whole or in part, by a referring physician.
Because the Stark Law and its implementing regulations continue to evolve, we do not always have the benefit of significant regulatory or judicial interpretation of this law and its regulations. We attempt to structure our relationships to meet an exception to the Stark Law, but the regulations implementing the exceptions are detailed and complex, and we cannot assure you that every relationship complies fully with the Stark Law. In addition, in the July 2008 final Stark rule CMS indicated that it will continue to enact further regulations tightening aspects of the Stark Law that it perceives allow for Medicare program abuse, especially those regulations that still permit physicians to profit from their referrals of ancillary services. We cannot assure you that the arrangements entered into by our hospitals with physicians will be found to be in compliance with the Stark Law, as it ultimately may be implemented or interpreted.
Additionally, if we violate the Anti-Kickback Statute or Stark Law, or if we improperly bill for our services, we may be found to violate the False Claims Act ("FCA"), either under a suit brought by the government or by a private person under a qui tam or “whistleblower,” suit. For a discussion of remedies and penalties under the FCA, see “Providers in the health care industry have been the subject of federal and state investigations, whistleblower lawsuits and class action litigation, and we may become subject to investigations, whistleblower lawsuits or class action litigation in the future” below.
If we fail to comply with the Anti-Kickback Statute, the Stark Law, the FCA or other applicable laws and regulations, or if we fail to maintain an effective corporate compliance program, we could be subjected to liabilities, including civil penalties (including the loss of our licenses to operate one or more facilities), exclusion of one or more facilities from participation in the Medicare, Medicaid and other federal and state health care programs and, for violations of certain laws and regulations, criminal penalties.
All of the states in which we operate have adopted or have considered adopting similar anti-kickback and physician self-referral legislation, some of which extends beyond the scope of the federal law to prohibit the payment or receipt of remuneration for the referral of patients and physician self-referrals, regardless of the source of payment for the care. Little precedent exists for the interpretation or enforcement of these laws. Both federal and state government agencies have announced heightened and coordinated civil and criminal enforcement efforts.
Government officials responsible for enforcing health care laws could assert that one or more of our facilities, or any of the transactions in which we are involved, are in violation of the Anti-Kickback Statute or the Stark Law and related state laws. It is also possible that the courts could ultimately interpret these laws in a manner that is different from our interpretations. Moreover, other health care companies, alleged to have violated these laws, have paid significant sums to settle such allegations and entered into “corporate integrity agreements” because of concern that the government might exercise its authority to exclude those providers from governmental payment programs (e.g., Medicare, Medicaid and TRICARE). Both Arizona Heart Hospital and Arizona Heart Institute had such “corporate integrity agreements” prior to our purchase of certain of their assets and liabilities that the OIG has not sought to impose on us. A determination that one or more of our facilities has violated these laws, or the public announcement that we are being investigated for possible violations of these laws, could have a material adverse effect on our business, financial condition, results of operations or prospects, and our business reputation could suffer significantly.
Federal law permits the OIG to impose civil monetary penalties, assessments and to exclude from participation in federal health care programs individuals and entities who have submitted false, fraudulent or improper claims for payment. Improper claims include those submitted by individuals or entities that have been excluded from participation or an order to prescribe a medical or other item or service during a period a person was excluded from participation, where the person knows or should know that the claim would be made to a federal health care program. These penalties may also be imposed on providers or entities that employ or enter into contracts with excluded individuals to provide services to beneficiaries of federal health care programs. Furthermore, if services are provided by an excluded individual or entity, the penalties may apply even if the payment is made directly to a non-excluded entity. Employers of, or entities that contract with, excluded individuals or entities for the provision of services may be liable for up to $10,000 for each item or service furnished by the excluded individual or entity, an assessment of up to three times the amount claimed and program exclusions. In order for the penalties to apply, the employer or contractor must have known or should have known that the person or entity was excluded from participation. The OIG may seek to apply its exclusion authority to an officer or a managing employee of an excluded or convicted entity. The OIG has used the responsible corporate officer doctrine to apply this authority expansively. Claims for services furnished by excluded parties may constitute false claims under the federal FCA. As such, the DOJ may also impose penalties on providers that employ excluded parties. Penalties include three times the actual damages sustained by the government, plus civil penalties of $5,500 to $11,000 for each claim. Bills have been introduced in Congress to expand the exclusionary authority to individuals and entities affiliated with sanctioned entities, but have not passed, although similar bills could be introduced in the future.
Illinois, Michigan and Massachusetts require Certificates of Need prior to the purchase of major medical equipment or the construction, expansion, closure, sale or change of control of health care facilities. We believe our facilities have obtained appropriate Certificates of Need wherever applicable. However, if a determination were made that we were in material violation of such laws, our operations and financial results could be materially adversely affected. The governmental determinations, embodied in Certificates of Need, can also affect our facilities' ability to add bed capacity or important services as well as our ability to acquire health care facilities. We cannot predict whether we will be able to obtain required Certificates of Need in the future. A failure to obtain any required Certificates of Need may impair our ability to operate the affected facility profitably.

Executive Order 13563 ("EO 13563")

EO 13563 requires federal agencies to develop plans to periodically review existing significant regulations to identify outmoded, ineffective, insufficient or excessively burdensome regulations and to modify, streamline, expand, or repeal the regulations as appropriate. This EO may result in revisions to health care regulations, the nature and impact of which cannot be predicted. In May 2012, HHS released an updated list of existing and proposed regulations for review. The CMS regulations designated for review and revision and that are relevant to our operations include rules related to:

•	conditions of participation for hospitals and other health care facilities;

•	MA and prescription drug plan marketing rules and comment process for annual policy changes;

•	Medicaid home and community-based services waivers;

•	clarifying CLIA regulations and promoting patient access to laboratory tests; and

•	improving quality and performance measures.

The HHS plan also includes two HIPAA-related provisions for review that may be relevant to our operations.

In May 2012, CMS finalized two rules that were promulgated pursuant to EO 13563 and that are expected to save approximately $1 billion per year. These rules eliminate or revise provisions identified as unnecessary, obsolete or burdensome including, but not limited to, changes to:

•	encourage use of pre-printed and electronic standing orders, order sets and protocols;

•	remove requirements for a single Director of Outpatient Services; and

•	allow one governing body to oversee multiple hospitals in a health system.

Although the regulatory review process and regulations revised thereunder are intended to result in less regulatory burden, the results of these reviews and revised regulations are uncertain and may result in regulatory changes that could adversely affect our operations.
The laws, rules and regulations described above are complex and subject to interpretation. If we are in violation of any of these laws, rules or regulations, or if further changes in the regulatory framework occur, our results of operations could be significantly harmed.
Some of our hospitals may be required to submit to CMS information on their relationships with physicians and this submission could subject such hospitals and us to liability.
CMS announced in 2007 that it intended to collect information on ownership, investment and compensation arrangements with physicians from several hundred pre-selected hospitals by requiring these hospitals to submit to CMS Disclosure of Financial Relationship Reports (“DFRR”). CMS intended to use this data to determine whether these hospitals were in compliance with the Stark Law and implementing regulations during the reporting period. In June 2010, CMS decided to delay implementation of the DFRR and instead focus on implementation of the Health Reform Law reporting provisions as to physician-owned hospitals. If CMS decides to re-implement its DFRR initiative, hospitals that receive a DFRR request will have 60 days to compile a significant amount of information relating to its financial relationships with physicians. The hospital may be subject to civil monetary penalties of up to $10,000 per day if it is unable to assemble and report this information within the required timeframe or if CMS or any other government agency determines that the submission is inaccurate or incomplete. The hospital may be the subject of investigations or enforcement actions if a government agency determines that any of the information indicates a potential violation of law.
Depending on the final format of the DFRR, responding hospitals may be subject to substantial penalties as a result of enforcement actions brought by government agencies and whistleblowers acting pursuant to the FCA and similar state laws, based on allegations such as failure to respond within required deadlines, inaccurate response or incomplete information or a response that indicates a potential violation of the Stark Law or other requirements. Any governmental investigation or enforcement action which results from the DFRR process could materially adversely affect our results of operations.
Providers in the health care industry have been the subject of federal and state investigations, whistleblower lawsuits and class action litigation, and we may become subject to investigations, whistleblower lawsuits or class action litigation in the future.
Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of hospital companies, as well as their executives and managers. These investigations relate to a wide variety of topics, including:

•	cost reporting and billing practices;

•	laboratory and home health care services;

•	physician ownership of, and joint ventures with, hospitals;

•	physician recruitment activities; and

•	other financial arrangements with referral sources.
The Health Reform Law includes additional federal funding of $350 million over the next 10 years to fight health care fraud, waste and abuse, including $95 million for FFY 2011, $55 million in FFY 2012 and additional increased funding through 2016.
In addition, the federal FCA permits private parties to bring qui tam, or whistleblower, lawsuits against companies. Whistleblower provisions allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the federal government. Because qui tam lawsuits are filed under seal, we could be named in one or more such lawsuits of which we are not aware. Defendants determined to be liable under the FCA may be required to pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 and $11,000 for each separate false claim. Typically, each fraudulent bill submitted by a provider is considered a separate false claim, and thus the penalties under the FCA may be substantial. Liability arises when an entity knowingly submits a false claim for reimbursement to the federal government. The Fraud Enforcement and Recovery Act, which became law on May 20, 2009, changes the scienter requirements for liability under the FCA. An entity may now violate the FCA if it “knowingly and improperly avoids or decreases an obligation” to pay money to the United States. This includes obligations based on an “established duty . . . arising from . . . the retention of any overpayment.” Thus, if a provider is aware that it has retained an overpayment that it has an obligation to refund, this may form the basis of a FCA violation even if the provider did not know the claim was “false” when it was submitted. The Health Reform Law expressly requires health care providers and others to report and return overpayments. The term overpayment is defined as “any funds that a person receives or retains under title XVIII or XIX to which the person, after applicable reconciliation, is not entitled under such title.” The Health Reform Law also defines the period of time in which an overpayment must be reported and returned to the government. The Health Reform Law provides that “[a]n overpayment must be reported and returned” within “60 days after the date on which the overpayment was identified,” or “the date any corresponding cost report is due,” whichever is later. In February 2012, CMS proposed regulations that would find that a provider has “identified” an overpayment if the provider has “actual knowledge of the existence of the overpayment” or “acts in reckless disregard or deliberate ignorance of the overpayment.” CMS also proposed suspending the 60-day period for returning an overpayment for overpayments that are the subject of a Medicare Self-Referral Disclosure Protocol already received by CMS or OIG Self-Disclosure Protocol already received by the OIG. Under the proposed rules, a provider would have an obligation to report and return an overpayment if that overpayment is discovered within 10 years of the date the overpayment was received. The Health Reform Law explicitly states that if the overpayment is retained beyond the 60-day period, it becomes an “obligation” sufficient for reverse false claim liability under the FCA, and is therefore subject to treble damages and penalties if there is a “knowing and improper” failure to return the overpayment.
In some cases, courts have held that violations of the Stark Law and Anti-Kickback Statute can properly form the basis of a FCA case, finding that in cases where providers allegedly violated other statutes and have submitted claims to a governmental payer during the time period they allegedly violated these other statutes, the providers thereby submitted false claims under the FCA. Some states have adopted similar whistleblower and false claims provisions. The Health Reform Law now explicitly links violations of the Anti-Kickback Statute to the FCA. In addition, in February 2012, CMS suggested that there may be situations where a provider is unaware of a kickback arrangement between third parties that causes the provider to submit claims that are the subject of the kickback. For example, a hospital submitting a claim for a medical device may not be aware that a medical device manufacturer paid kickbacks to a referring physician. CMS has proposed that a provider who is not a party to a kickback arrangement may still have a duty to report a kickback scheme if it has sufficient knowledge of the arrangement to identify an overpayment. Under this proposed rule, such a failure to report could create potential false claims liability.
The Health Reform Law changes the intent requirement for health care fraud under 18 U.S.C. § 1347, such that “a person need not have actual knowledge or specific intent to commit a violation.” In addition, the Health Reform Law significantly changes the FCA by removing the jurisdictional bar for allegations based on publicly disclosed information and by loosening the requirements for a qui tam relator to qualify as an “original source,” by permitting the DOJ to oppose a defendant's motion to dismiss on “public disclosure bar” grounds and by narrowing the definition of what prior disclosures constitute “public disclosure” for the purpose of the bar. These changes will effectively increase FCA exposure by enabling a greater number of whistleblowers to bring a claim.
Should we be found out of compliance with any of these laws, regulations or programs, depending on the nature of the findings, our business, financial position and results of operations could be negatively impacted.

As required by statute, CMS has implemented the Recovery Audit Program ("RAC") on a nationwide basis. Under the program, CMS contracts with recovery auditors to conduct post-payment reviews to detect and correct improper payments in the fee-for-service Medicare program. The Health Reform Law expands the RAC's scope to include managed Medicare plans and to include Medicaid claims by requiring all states to have established a RAC program by December 31, 2010. CMS expected states to implement their Medicaid RAC programs by January 1, 2012. In addition, CMS employs Medicaid Integrity Contractors ("MIC") to perform post-payment audits of Medicaid claims and identify overpayments. The Health Reform Law increased federal funding for the MIC program beginning in FFY 2011 and the increased funding continues through FFY 2016. In addition to Medicare recovery auditors and MICs, several other contractors, including the state Medicaid agencies, have increased their review activities.
Further, on November 15, 2011, CMS announced the Recovery Audit Prepayment Review ("RAPR") demonstration will allow RACs to review claims before they are paid to ensure that the provider complied with all Medicare payment rules.  The RACs will conduct prepayment reviews on certain types of claims that historically result in high rates of improper payments, beginning with those involving short stay inpatient hospital services. These reviews will focus on seven states (Florida, California, Michigan, Texas, New York, Louisiana and Illinois) with high populations of fraud and error-prone providers and four states (Pennsylvania, Ohio, North Carolina, and Missouri) with high claims volumes of short inpatient hospital stays for a total of 11 states. The goal of the RAPR demonstration is to reduce improper payments before they are paid, rather than the traditional “pay and chase” methods of looking for improper payments after they have been made. These prepayment reviews will not replace the MAC prepayment reviews as RACs and MACs are supposed to coordinate to avoid duplicate efforts. The RAPR demonstration was to start in January 2012, but CMS decided in January 2012 to delay the start of the program. The RAPR demonstration began on September 1, 2012.
The OIG and the DOJ have, from time to time, including for fiscal year 2012, established national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. As a result of these initiatives, some of our activities could become the subject of governmental investigations or inquiries. For example, we have significant Medicare and Medicaid billings, we provide some durable medical equipment and home health care services, and we have joint venture arrangements involving physician investors. We also have a variety of other financial arrangements with physicians and other potential referral sources, including recruitment arrangements and leases. In addition, our executives and managers, many of whom have worked at other health care companies that are or may become the subject of federal and state investigations and private litigation, could be included in governmental investigations or named as defendants in private litigation. We are aware that several of our hospitals or their related health care operations were and may still be under investigation in connection with activities conducted prior to our acquisition of them. With the exception of the acquisition of the assets of DMC, under the terms of our various acquisition agreements, the prior owners of our hospitals are responsible for any liabilities arising from pre-closing violations. The prior owners' resolution of these matters or failure to resolve these matters, in the event that any resolution was deemed necessary, may have a material adverse effect on our business, financial condition or results of operations. Any investigations of us, our executives, managers, facilities or operations could result in significant liabilities or penalties to us, as well as adverse publicity.
We maintain a compliance program to address health regulatory and other compliance requirements. This program includes initial and periodic ethics and compliance training, a toll-free hotline for employees to report, without fear of retaliation, any suspected legal or ethical violations, annual “fraud and abuse” audits to look at our financial relationships with physicians and other referral sources and annual “coding audits” to make sure our hospitals bill the proper service codes in obtaining payment from the Medicare and Medicaid programs.
As an element of our corporate compliance program and our internal compliance audits, from time to time we make voluntary disclosures and repayments to the Medicare and Medicaid programs and/or to the federal and/or state regulators for these programs in the ordinary course of business. All of these voluntary actions on our part could lead to an investigation by the regulators to determine whether any of our facilities have violated the Stark Law, the Anti-Kickback Statute, the FCA or similar state law. Either an investigation or initiation of administrative or judicial actions could result in a public announcement of possible violations of the Stark Law, the Anti-Kickback Statute or the FCA or similar state law. Such determination or announcements could have a material adverse effect on our business, financial condition, results of operations or prospects, and our business reputation could suffer significantly.
Additionally, several hospital companies have in recent years been named defendants in class action litigation alleging, among other things, that their charge structures are fraudulent and, under state law, unfair or deceptive practices, insofar as those hospitals charge insurers lower rates than those charged to uninsured patients. We cannot assure you that we will not be named as a defendant in litigation of this type. Furthermore, the outcome of these suits may affect the industry standard for charity care policies and any response we take may have a material adverse effect on our financial results.

Competition from other hospitals or health care providers (especially specialty hospitals) may reduce our patient volumes and profitability.
The health care business is highly competitive and competition among hospitals and other health care providers for patients has intensified in recent years. Generally, other hospitals in the local communities served by most of our hospitals provide services similar to those offered by our hospitals. In addition, CMS publicizes on its Medicare website performance data related to quality measures and data on patient satisfaction surveys hospitals submit in connection with their Medicare reimbursement. Federal law provides for the future expansion of the number of quality measures that must be reported. Additional quality measures and future trends toward clinical transparency may have an unanticipated impact on our competitive position and patient volumes. Further, the Health Reform Law requires all hospitals to annually establish, update and make public a list of the hospital's standard charges for items and services. If any of our hospitals achieve poor results (or results that are lower than our competitors) on these quality measures or on patient satisfaction surveys or if our standard charges are higher than our competitors, our patient volumes could decline.
In addition, we believe the number of freestanding specialty hospitals and surgery and diagnostic centers in the geographic areas in which we operate has increased significantly in recent years. As a result, most of our hospitals operate in an increasingly competitive environment. Some of the hospitals that compete with our hospitals are owned by governmental agencies or non-profit corporations supported by endowments and charitable contributions and can finance capital expenditures and operations on a tax-exempt basis. Increasingly, we are facing competition from physician-owned specialty hospitals and freestanding surgery centers that compete for market share in high margin services and for quality physicians and personnel. If ambulatory surgery centers are better able to compete in this environment than our hospitals, our hospitals may experience a decline in patient volume, and we may experience a decrease in margin, even if those patients use our ambulatory surgery centers. Further, if our competitors are better able to attract patients, recruit physicians, expand services or obtain favorable managed care contracts at their facilities than our hospitals and ambulatory surgery centers, we may experience an overall decline in patient volume.
Phoenix Health Plan ("PHP") also faces competition within the Arizona markets that it serves. As in the case of our hospitals, some of our health plan competitors in these markets are owned by governmental agencies or non-profit corporations that have greater financial resources than we do. The revenues we derive from PHP could significantly decrease if new plans operating in the AHCCCS enter these markets or other existing AHCCCS plans increase their number of members. Moreover, a failure to attract future members may negatively impact our ability to maintain our profitability in these markets.
We may be subject to liabilities from claims brought against our facilities.
We operate in a highly regulated and litigious industry. As a result, various lawsuits, claims and legal and regulatory proceedings have been instituted or asserted against us, including those outside of the ordinary course of business such as class actions and those in the ordinary course of business such as malpractice lawsuits. Some of these actions may involve large claims as well as significant defense costs.
We maintain professional and general liability insurance with unrelated commercial insurance carriers to provide for losses in excess of our self-insured retention (such retention is maintained by our captive insurance subsidiaries and/or other of our subsidiaries) of $10.0 million through June 30, 2010 which increased to $15.0 million for our Illinois hospitals subsequent to June 30, 2010. As a result, a few successful claims against us that are within our self-insured retention amounts could have an adverse effect on our results of operations, cash flows, financial condition or liquidity. We also maintain umbrella coverage for an additional $65.0 million above our self-insured retention with independent third party carriers. There can be no assurance that one or more claims might not exceed the scope of this third-party coverage.
The relatively high cost of professional liability insurance and, in some cases, the lack of availability of such insurance coverage for physicians with privileges at our hospitals increases our risk of vicarious liability in cases where both our hospital and the uninsured or underinsured physician are named as co-defendants. As a result, we are subject to greater self-insured risk and may be required to fund a higher amount of claims out of our operating cash flows in future periods as our claims mature. We cannot assure you that we will be able to continue to obtain insurance coverage in the future or that such insurance coverage, if it is available, will be available on acceptable terms.
While we cannot predict the likelihood of future claims or inquiries, we expect that new matters may be initiated against us from time to time. Moreover, the results of current claims, lawsuits and investigations cannot be predicted, and it is possible that the ultimate resolution of these matters, individually or in the aggregate, may have a material adverse effect on our business (both in the near and long term), financial position, results of operations or cash flows.

Our hospitals face a growth in uncompensated care as the result of the inability of uninsured patients to pay for health care services and difficulties in collecting patient portions of insured accounts.
Like others in the hospital industry, we have experienced an increase in uncompensated care. Our combined provision for doubtful accounts, uninsured discounts and charity care deductions as a percentage of net patient revenues (prior to these adjustments) was 16.4%, 19.0%, 17.9% and 21.8% for the fiscal years ended June 30, 2011 and 2012 and the three months ended September 30, 2011 and 2012, respectively. Our self-pay discharges as a percentage of total discharges during the fiscal year ended June 30, 2012 increased by 110 basis points compared to the fiscal year ended June 30, 2011 and increased by 100 basis points for the three months ended September 30, 2012 compared to the three months ended September 30, 2011. Our hospitals remain at risk for increases in uncompensated care as a result of price increases, the continuing trend of increases in coinsurance and deductible portions of managed care accounts and increases in uninsured patients as a result of potential state Medicaid funding reductions or general economic weakness. We continue to seek ways to improve point of service collection efforts and to implement appropriate payment plans with our patients. However, if we continue to experience growth in self-pay revenues prior to the Health Reform Law being fully implemented, our results of operations and cash flows could be materially adversely affected. Further, our ability to improve collections for self-pay patients may be limited by regulatory and investigatory initiatives, including private lawsuits directed at hospital charges and collection practices for uninsured and underinsured patients.
The Health Reform Law seeks to decrease over time the number of uninsured individuals. Among other things, effective January 1, 2014, the Health Reform Law will expand Medicaid in those states choosing to participate and incentivize employers to offer, and require individuals to carry, health insurance or be subject to penalties. However, it is difficult to predict the full impact of the Health Reform Law due to the law's complexity, limited implementing regulations and interpretive guidance, gradual implementation and possible amendment by Congress, as well as our inability to foresee how individuals and businesses will respond to the choices afforded them by the law. In addition, even after implementation of the Health Reform Law, we may continue to experience bad debts and have to provide uninsured discounts and charity care for undocumented aliens who are not permitted to enroll in a health insurance exchange or government health care programs.
Our performance depends on our ability to recruit and retain quality physicians.
Physicians generally direct the majority of hospital admissions. Thus, the success of our hospitals depends in part on the following factors:

•	the number and quality of the physicians on the medical staffs of our hospitals;

•	the admitting practices of those physicians; and

•	the maintenance of good relations with those physicians.
Most physicians at our hospitals also have admitting privileges at other hospitals. Our efforts to attract and retain physicians are affected by our managed care contracting relationships, national shortages in some specialties, such as anesthesiology and radiology, the adequacy of our support personnel, the condition of our facilities and medical equipment, the availability of suitable medical office space and federal and state laws and regulations prohibiting financial relationships that may have the effect of inducing patient referrals. If facilities are not staffed with adequate support personnel or technologically advanced equipment that meets the needs of patients, physicians may be discouraged from referring patients to our facilities, which could adversely affect our profitability.
In an effort to meet community needs in the markets in which we operate, we have implemented a strategy to employ physicians both in primary care and in certain specialties. As of September 30, 2012, we employed approximately 700 practicing physicians, excluding residents. We have employed a significant number of additional physicians since June 30, 2010 primarily through acquisitions, including 19 physicians from the Arizona Heart Institute acquisition, approximately 160 physicians from the DMC acquisition and approximately 33 physicians from our Valley Baptist Health System acquisition. A physician employment strategy includes increased salary and benefits costs, physician integration risks and difficulties associated with physician practice management. While we believe this strategy is consistent with industry trends, we cannot be assured of the long-term success of such a strategy. In addition, if we raise wages in response to our competitors' wage increases and are unable to pass such increases on to our patients, our margins could decline, which could adversely affect our business, financial condition and results of operations.
We may be unable to achieve our acquisition and growth strategies and we may have difficulty acquiring non-profit hospitals due to regulatory scrutiny.
An important element of our business strategy is expansion by acquiring hospitals and ambulatory care facilities in our existing markets and in new urban and suburban markets and by entering into partnerships or affiliations with other health care service providers. The competition to acquire these facilities is significant, including competition from health care companies with greater financial resources than ours. As previously discussed, in fiscal 2011, we acquired two hospitals in Chicago, Illinois, one hospital in Phoenix, Arizona and eight hospitals in metropolitan Detroit, Michigan and in fiscal 2012, we acquired two hospitals in Harlingen and Brownsville, Texas. There is no guarantee that we will be able to successfully integrate acquired hospitals and ambulatory care facilities, which limits our ability to complete future acquisitions.
We may not be able to acquire additional hospitals on satisfactory terms and future acquisitions may be on less than favorable terms. We may have difficulty obtaining financing, if necessary, for future acquisitions on satisfactory terms. The DMC acquisition includes, and other future acquisitions may include, significant capital or other funding commitments. Furthermore, we invest capital in our existing facilities to develop new services or expand or renovate our facilities in an effort to generate new, or sustain existing, revenues from our operations. We may not be able to finance these capital commitments or development programs through operating cash flows or additional debt or equity proceeds. We sometimes agree not to sell an acquired hospital for some period of time (currently no longer than 10 years) after purchasing it and/or grant the seller a right of first refusal to purchase the hospital if we agree to sell it to a third party.
Additionally, many states, including some where we have hospitals and others where we may in the future attempt to acquire hospitals, have adopted legislation regarding the sale or other disposition of hospitals operated by non-profit entities. In other states that do not have specific legislation, the attorneys general have demonstrated an interest in these transactions under their general obligations to protect charitable assets from waste. These legislative and administrative efforts focus primarily on the appropriate valuation of the assets divested and the use of the sale proceeds by the non-profit seller. These review and approval processes can add time to the consummation of an acquisition of a non-profit hospital, and future actions on the state level could seriously delay or even prevent future acquisitions of non-profit hospitals. Furthermore, as a condition to approving an acquisition, the attorney general of the state in which the hospital is located may require us to maintain specific services, such as emergency departments, or to continue to provide specific levels of charity care, which may affect our decision to acquire or the terms upon which we acquire these hospitals.
Future acquisitions or joint ventures may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities.
As part of our growth strategy, we may pursue acquisitions or joint ventures of hospitals or other health care facilities and services. These acquisitions or joint ventures may involve significant cash expenditures, debt incurrence, additional operating losses and expenses that could have a material adverse effect on our financial condition, results of operations and cash flows. Acquisitions or joint ventures involve numerous risks, including:

•	difficulty and expense of integrating acquired personnel into our business;

•	diversion of management's time from existing operations;

•	potential loss of key employees or customers of acquired companies; and

•	assumption of the liabilities and exposure to unforeseen liabilities of acquired companies, including liabilities for failure to comply with health care regulations.
We cannot assure you that we will succeed in obtaining financing for acquisitions or joint ventures at a reasonable cost, or that such financing will not contain restrictive covenants that limit our operating flexibility. We also may be unable to operate acquired facilities profitably or succeed in achieving improvements in their financial performance.
The cost of our malpractice insurance and the malpractice insurance of physicians who practice at our facilities remains volatile. Successful malpractice or tort claims asserted against us, our physicians or our employees could materially adversely affect our financial condition and profitability.
Physicians, hospitals and other health care providers are subject to legal actions alleging malpractice, general liability or related legal theories. Many of these actions involve large monetary claims and significant defense costs. Hospitals and physicians have typically maintained malpractice or professional liability insurance to protect against the costs of these types of legal actions. We created a captive insurance subsidiary on June 1, 2002 to assume a substantial portion of the professional and general liability risks of our facilities. For claims incurred between June 1, 2002 and June 30, 2010, we self-insured our professional and general liability risks, either through our captive subsidiary or through another of our subsidiaries, for losses up to $10.0 million. For claims subsequent to June 30, 2010, we increased this self-insured retention to $15.0 million for our Illinois hospitals. We have also purchased umbrella excess policies for professional and general liability insurance for all periods through June 30, 2013 with unrelated commercial carriers to provide an additional $65.0 million of coverage in the aggregate above our self-insured retention. While our premium prices have not fluctuated significantly during the past few years, the total cost of professional and general liability insurance remains sensitive to the volume and severity of cases reported. There is no guarantee that excess insurance coverage will continue to be available in the future at a cost allowing us to maintain adequate levels of such insurance. Moreover, due to the increased retention limits insured by us and our captive subsidiary, if actual payments of claims materially exceed our projected estimates of malpractice claims, our financial condition, results of operations and cash flows could be materially adversely affected.
Physicians' professional liability insurance costs in certain markets have dramatically increased to the point where some physicians are either choosing to retire early or leave those markets. If physician professional liability insurance costs continue to escalate in markets in which we operate, some physicians may choose not to practice at our facilities, which could reduce our patient volumes and revenues. Our hospitals may also incur a greater percentage of the amounts paid to claimants if physicians are unable to obtain adequate malpractice coverage since we are often sued in the same malpractice suits brought against physicians on our medical staffs who are not employed by us.
We have employed a significant number of additional physicians from our recent acquisitions. Also, effective with the DMC acquisition, we now provide malpractice coverage through certain of our insurance captive subsidiaries to more than 1,000 non-employed attending physicians, which creates additional risks for us. We expect to continue to employ additional physicians in the future. A significant increase in employed physicians could significantly increase our professional and general liability risks and related costs in future periods since there is no insurance coverage from unaffiliated insurance companies for employed physicians.
Our facilities are concentrated in a small number of regions. If any one of the regions in which we operate experiences a regulatory change, economic downturn or other material change, our overall business results may suffer.
Among our operations as of September 30, 2012, five hospitals and various related health care businesses were located in San Antonio, Texas; six hospitals and related health care businesses were located in metropolitan Phoenix, Arizona; four hospitals and related health care businesses were located in metropolitan Chicago, Illinois; eight hospitals and various related health care businesses were located in metropolitan Detroit, Michigan; three hospitals and related health care businesses were located in Massachusetts; and two hospitals and related health care businesses were located in Harlingen and Brownsville, Texas.
For the years ended June 30, 2010, 2011 and 2012 and the three months ended September 30, 2011 and 2012 our total revenues were generated as follows:

				Three months ended
	Year Ended June 30,			September 30,
	2010	2011	2012	2011	2012
San Antonio	25.8%	19.6%	16.5%	15.8%	17.9%
Health plans	26.0	20.0	13.4	14.1	11.8
Massachusetts	18.6	13.0	10.4	9.4	10.7
Metropolitan Phoenix	17.0	12.1	9.1	9.8	9.2
Metropolitan Chicago	12.2	14.3	11.0	11.1	10.3
Metropolitan Detroit	—	20.8	32.9	33.3	33.4
Harlingen and Brownsville, Texas	—	—	6.6	6.4	6.4
Other	0.4	0.2	0.1	0.1	0.3
	100.0%	100.0%	100.0%	100.0%	100.0%
Any material change in the current demographic, economic, competitive or regulatory conditions in any of these regions could adversely affect our overall business results because of the significance of our operations in each of these regions to our overall operating performance. Moreover, due to the concentration of our revenues in only six markets, our business is less diversified and, accordingly, is subject to greater regional risk than that of some of our larger competitors.

In addition, a natural disaster or other catastrophic event could affect us more significantly than other companies with less geographic concentration, and the property insurance we obtain may not be adequate to cover our losses. In particular, hurricanes could have a disruptive effect on the operations of our hospitals in south Texas and the patient populations in the areas they serve.
If we are unable to control our health care costs at PHP, if PHP should lose its governmental contract or if budgetary reductions reduce the scope of Medicaid coverage, our profitability may be adversely affected.
For the years ended June 30, 2010, 2011 and 2012 and the three months ended September 30, 2011 and 2012, PHP generated approximately 22.1%, 15.9%, 10.7%, 13.1% and 9.6% of our total revenues, respectively. PHP derives substantially all of its revenues through a contract with AHCCCS. AHCCCS pays capitated rates to PHP and PHP subcontracts with physicians, hospitals and other health care providers to provide services to its members. If we fail to effectively manage our health care costs, these costs may exceed the payments we receive. Many factors can cause actual health care costs to exceed the capitated rates paid by AHCCCS, including:

•	our ability to contract with cost-effective health care providers;

•	the increased cost of individual health care services;

•	the type and number of individual health care services delivered; and

•	the occurrence of catastrophes, epidemics or other unforeseen occurrences.
Our current contract with AHCCCS began October 1, 2008 and expires September 30, 2013. This contract is terminable without cause on 90 days written notice from AHCCCS or for cause upon written notice from AHCCCS if we fail to comply with any term or condition of the contract or fail to take corrective action as required to comply with the terms of the contract. AHCCCS may also terminate the contract with PHP in the event of unavailability of state or federal funding. If our AHCCCS contract is terminated or not renewed, our profitability would be adversely affected by the loss of these revenues and cash flows. Also, should the scope of the Medicaid program be reduced as a result of state budgetary reductions or other political factors, our results of operations could be adversely affected.
We are dependent on our senior management team and local management personnel, and the loss of the services of one or more of our senior management team or key local management personnel could have a material adverse effect on our business.
The success of our business is largely dependent upon the services and management experience of our senior management team, which includes Charles N. Martin, Jr., our Chairman and Chief Executive Officer; Kent H. Wallace, our President and Chief Operating Officer; Keith B. Pitts, our Vice Chairman; Phillip W. Roe, our Executive Vice President, Chief Financial Officer and Treasurer; Bradley A. Perkins, M.D., our Executive Vice President and Chief Transformation Officer; Timothy M. Petrikin, our Executive Vice President, Ambulatory Care Services; Joseph D. Moore, our Executive Vice President; James H. Spalding, our Executive Vice President, General Counsel and Secretary; Mark R. Montoney, M.D., our Executive Vice President and Chief Medical Officer; and Alan G. Thomas, our Executive Vice President-Operations Finance. In addition, we depend on our ability to attract and retain local managers at our hospitals and related facilities, on the ability of our senior officers and key employees to manage growth successfully and on our ability to attract and retain skilled employees. We do not maintain key man life insurance policies on any of our officers. If we were to lose any of our senior management team or members of our local management teams, or if we are unable to attract other necessary personnel in the future, it could have a material adverse effect on our business, financial condition and results of operations. If we were to lose the services of one or more members of our senior management team or a significant portion of our hospital management staff at one or more of our hospitals, we would likely experience a significant disruption in our operations and failure of the affected hospitals to adhere to their respective business plans.
Controls designed to reduce inpatient services may subject us to increased regulatory scrutiny and reduce our revenues.
Controls imposed by Medicare and commercial third-party payers designed to reduce admissions and lengths of stay, commonly referred to as “utilization reviews,” have affected and are expected to continue to affect our facilities. Utilization review entails the review of the admission and course of treatment of a patient by managed care plans. Inpatient utilization, average lengths of stay and occupancy rates continue to be negatively affected by payer-required preadmission authorization and utilization review and by payer pressures to maximize outpatient and alternative health care delivery services for less acutely ill patients. Efforts to impose more stringent cost controls are expected to continue. For example, the Health Reform Law potentially expands the use of prepayment review by Medicare contractors by eliminating statutory restrictions on their use. Although we are unable to predict the effect these changes will have on our operations, significant limits on the scope of services reimbursed and on reimbursement rates and fees could have a material, adverse effect on our business, financial position and results of operations.
There has been recent increased scrutiny of a hospital's “Medicare Observation Rate” from outside auditors, government enforcement agencies and industry observers. The term “Medicare Observation Rate” is defined as total unique observation claims divided by the sum of total unique observation claims and total inpatient short-stay acute care hospital claims. A low rate may raise suspicions that a hospital is inappropriately admitting patients that could be cared for in an observation setting. In our affiliated hospitals, we use the independent, evidence-based clinical criteria developed by McKesson Corporation, commonly known as InterQual Criteria, to determine whether a patient qualifies for inpatient admission. The industry may anticipate increased scrutiny and litigation risk, including government investigations and qui tam suits, related to inpatient admission decisions and the Medicare Observation Rate.
The industry trend towards value-based purchasing may negatively impact our revenues.
There is a trend in the health care industry towards value-based purchasing of health care services. These value-based purchasing programs include both public reporting of quality data and preventable adverse events tied to the quality and efficiency of care provided by facilities. Governmental programs, including Medicare and Medicaid, currently require hospitals to report certain quality data to receive full reimbursement updates. In addition, Medicare does not reimburse for care related to certain preventable adverse events (also called “never events”). Many large commercial payers currently require hospitals to report quality data, and several commercial payers do not reimburse hospitals for certain preventable adverse events. The Health Reform Law contains a number of provisions intended to promote value-based purchasing under Medicare and Medicaid.

We expect value-based purchasing programs, including programs that condition reimbursement on patient outcome measures, to become more common and to involve a higher percentage of reimbursement amounts. We are unable at this time to predict how this trend will affect our results of operations, but it could negatively impact our revenues.
Our facilities are subject to extensive federal and state laws and regulations relating to the privacy of individually identifiable information.
HIPAA required HHS to adopt standards to protect the privacy and security of individually identifiable health-related information. HHS released final regulations containing privacy standards in December 2000 and published revisions to the final regulations in August 2002. The HITECH Act (one part of the ARRA) significantly broadened the scope of the HIPAA privacy and security regulations. On October 30, 2009, HHS issued an Interim Final Rule implementing amendments to the enforcement regulations under HIPAA and on July 14, 2010, HHS issued a Proposed Rule containing modifications to privacy standards, security standards and enforcement standards. In addition, on May 27, 2011, HHS issued a proposed amendment to the existing accounting for disclosures standard of the HIPAA privacy regulations. The proposed amendment would implement a HITECH Act provision that requires covered entities to account for disclosures of EPHI for treatment, payment and health care operations purposes if the disclosure is made through an electronic health record. The proposed amendment goes beyond the HITECH Act provision and would require covered entities, including our hospitals and health plans, to provide a report identifying each instance that a natural person or organization accessed EPHI in any of our electronic treatment and billing record systems during the three-year period ending on the date the report is requested. The report must track access even if the access did not involve a disclosure outside of the covered entity. If HHS adopts the proposed amendments, beginning January 1, 2013, we would be required to report access within our electronic record systems acquired after January 1, 2009. Beginning January 1, 2014, the proposed amendment requires us to report access within our electronic record systems acquired on or before January 1, 2009. Modifying our electronic record systems to prepare such access reports would require a significant commitment, action and cost by us. In addition, HHS is currently in the process of finalizing regulations addressing security breach notification requirements. HHS initially released an Interim Final Rule for breach notification requirements on August 24, 2009. HHS then drafted a Final Rule which was submitted to OMB but subsequently withdrawn by HHS on July 29, 2010. Currently, the Interim Final Rule remains in effect but the withdrawal suggests that when HHS issues the Final Rule, the requirements for how covered entities should respond in the event of a potential security breach involving protected health information may be more onerous than those contained in the Interim Final Rule. The Final Rule has been expected for several months, but there has been no indication of when it will be issued. Until the Final Rule is issued, the Interim Final Rule will remain in effect.
Violations of HIPAA could result in civil or criminal penalties. In fact, on February 4, 2011, the HHS Office for Civil Rights imposed civil monetary penalties of $4,300,000 on a covered entity for violating HIPAA's privacy rule by denying patients timely access to their medical records when requested. Recently, HHS announced a settlement of another enforcement action, with the covered entity agreeing to a $1,500,000 settlement and the imposition of a resolution agreement and corrective action plan. An investigation or initiation of civil or criminal actions could have a material adverse effect on our business, financial condition, results of operations or prospects and our business reputation could suffer significantly. In addition, there are numerous federal and state laws and regulations addressing patient and consumer privacy concerns, including unauthorized access or theft of personal information. State statutes and regulations vary from state to state and could impose additional penalties. We have developed a comprehensive set of policies and procedures in our efforts to comply with HIPAA and other privacy laws. Our compliance officers are responsible for implementing and monitoring compliance with our privacy and security policies and procedures at our facilities. We believe that the cost of our compliance with HIPAA and other federal and state privacy laws will not have a material adverse effect on our business, financial condition, results of operations or cash flows.
As a result of increased reviews of claims to Medicare and Medicaid for our services, we may incur additional costs and may be required to repay amounts already paid to us.
We are subject to regular post-payment inquiries, investigations and audits of the claims we submit to Medicare for payment for our services. These post-payment reviews are increasing as a result of government cost-containment initiatives, including enhanced medical necessity reviews for Medicare patients admitted as inpatients to general acute care hospitals for certain procedures (e.g., cardiovascular procedures) and to long-term care hospitals, and Medicare claims RAC audits. RACs began as a demonstration project in 2005, but the program was made permanent by the Tax Relief and Health Care Act of 2006. CMS commenced RACs in 2010.
Medicare recovery auditors utilize a post-payment targeted review process employing data analysis techniques in order to identify those Medicare claims most likely to contain overpayments, such as incorrectly coded services, incorrect payment amounts, non-covered services and duplicate payments. A RAC review is either “automated”, for which a decision can be made without reviewing a medical record, or “complex”, for which the recovery auditor must contact the provider in order to procure and review the medical record to make a decision about the payment. CMS has given recovery auditors the authority to look back at claims up to three years old, provided that the claim was paid on or after October 1, 2007. Claims identified as overpayments will be subject to the Medicare appeals process. Under the Health Reform Law, CMS also has general authority to enter into contracts with recovery auditors to identify, reconcile and recoup overpayments for Medicare Advantage plans and Medicare Part D.
In addition to Medicare RACs, in the September 16, 2011 Federal Register, CMS finalized provisions relating to implementation of a Medicaid RAC program. States were expected to implement their respective RAC programs by January 1, 2012. Medicaid RACs have authority to look back at claims up to three years from the date the claim was paid. States may coordinate with Medicaid RACs regarding recoupment of overpayments and refer suspected fraud and abuse to appropriate law enforcement agencies.
Further, on November 15, 2011, CMS announced the RAPR demonstration will allow RACs to review claims before they are paid to ensure that the provider complied with all Medicare payment rules.  The RACs will conduct prepayment reviews on certain types of claims that historically result in high rates of improper payments, beginning with those involving short stay inpatient hospital services. These reviews will focus on seven states (Florida, California, Michigan, Texas, New York, Louisiana and Illinois) with high populations of fraud and error-prone providers and four states (Pennsylvania, Ohio, North Carolina, and Missouri) with high claims volumes of short inpatient hospital stays for a total of 11 states. The goal of the RAPR demonstration is to reduce improper payments before they are paid, rather than the traditional “pay and chase” methods of looking for improper payments after they have been made. These prepayment reviews will not replace the MAC prepayment reviews as RACs and MACs are supposed to coordinate to avoid duplicate efforts. The RAPR demonstration was to start in January 2012, but CMS decided in January 2012 to delay the start of the program. The RAPR demonstration began on September 1, 2012.
These additional post-payment reviews may require us to incur additional costs to respond to requests for records and to pursue the reversal of payment denials, and ultimately may require us to refund amounts paid to us by Medicare or Medicaid that are determined to have been overpaid.
If we fail to continually enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment, our ability to maintain and expand our markets will be adversely affected.
Technological advances with respect to computed axial tomography, magnetic resonance imaging and positron emission tomography equipment, as well as other equipment used in our facilities, are continually evolving. In an effort to compete with other health care providers, we must constantly evaluate our equipment needs and upgrade equipment as a result of technological improvements. Such equipment costs typically range from $1.0 million to $3.0 million, exclusive of construction or build-out costs. If we fail to remain current with the technological advancements of the medical community, our patient volumes and revenue may be negatively impacted.
Our hospitals face competition for staffing especially as a result of the shortage of nurses and the increased imposition on us of nurse-staffing ratios, which has in the past and may in the future increase our labor costs and materially reduce our profitability.
We compete with other health care providers in recruiting and retaining qualified management and staff personnel responsible for the day-to-day operations of each of our hospitals, including most significantly nurses and other non-physician health care professionals. While the national nursing shortage has abated somewhat as a result of the weakened U.S. economy, certain portions of our markets have limited available nursing resources. In the health care industry generally, including in our markets, the shortage of nurses and other medical support personnel has become a significant operating issue. This shortage has caused us in the past and may require us in the future to increase wages and benefits to recruit and retain nurses and other medical support personnel or to hire more expensive temporary personnel. We have voluntarily raised on several occasions in the past, and expect to raise in the future, wages for our nurses and other medical support personnel.
In addition, union-mandated or state-mandated nurse-staffing ratios significantly affect not only labor costs, but may also cause us to limit patient admissions with a corresponding adverse effect on revenues if we are unable to hire the appropriate number of nurses to meet the required ratios. While we do not currently operate in any states with mandated nurse-staffing ratios, the states in which we operate could adopt mandatory nurse-staffing ratios at any time. In those instances where our nurses are unionized, it is our experience that new union contracts often impose significant new additional staffing ratios by contract on our hospitals. This was the case with the increased staffing ratios imposed on us in our union contract with our nurses at Saint Vincent Hospital in Worcester, Massachusetts negotiated in 2007.
The U.S. Congress has considered a bill called the Employee Free Choice Act of 2009 (“EFCA”), which organized labor, a major supporter of the Obama administration, has called its number one legislative objective. EFCA would amend the National Labor Relations Act to establish a procedure whereby the National Labor Relations Board (“NLRB”) would certify a union as the bargaining representative of employees, without a NLRB-supervised secret ballot election, if a majority of unit employees sign valid union authorization cards (the “card-check provision”). Additionally, under EFCA, parties that are unable to reach a first contract within 90 days of collective bargaining could refer the dispute to mediation by the Federal Mediation and Conciliation Service (the “Service”). If the Service is unable to bring the parties to agreement within 30 days, the dispute then would be referred to binding arbitration. Also, the bill would provide for increased penalties for labor law violations by employers. In July 2009, due to intense opposition from the business community, alternative draft legislation became public, dropping the card-check provision, but putting in its place new provisions making it easier for employees to organize including provisions to require shorter unionization campaigns, faster elections and limitations on employer-sponsored anti-unionization meetings, which employees are required to attend. We believe it is unlikely this legislation will be considered in the current Congress, since and the House of Representatives is controlled by the Republican party. However, this legislation, if passed by this or a subsequent Congress, would make it easier for our nurses or other hospital employees to unionize, which could materially increase our labor costs. On December 21, 2011, the NLRB issued a final rule, effective April 30, 2012, which will reduce the time it takes to conduct elections largely by limiting litigation issues and procedures by employers prior to the conduct of the election and deferring questions of individual voter eligibility until after the election has been held. This change in NLRB procedures is not as far-reaching as that being considered in the EFCA, but it may make it easier for our employees to unionize, which could materially increase our labor costs.
If our labor costs continue to increase, we may not be able to raise our payer reimbursement levels to offset these increased costs. Because substantially all of our net patient revenues consist of payments based on fixed or negotiated rates, our ability to pass along increased labor costs is materially constrained. Our failure to recruit and retain qualified management, nurses and other medical support personnel, or to control our labor costs, could have a material adverse effect on our profitability.
Our pension plan obligations under one of DMC's pension plans are currently underfunded, and we may have to make significant cash payments to this plan, which would reduce the cash available for our businesses.
Effective January 1, 2011, we acquired all of DMC's assets (other than donor-restricted assets and certain other assets) and assumed all of its liabilities (other than its outstanding bonds and similar debt and certain other liabilities). The assumed liabilities include a pension liability under a “frozen” defined benefit pension plan of DMC. As of September 30, 2012, the unfunded pension liability reflected on our consolidated balance sheet was approximately $234.1 million. This pension liability is dependent upon many factors, including returns on invested assets, the level of certain market interest rates and the discount rate used to recognize pension obligations. Unfavorable returns on the plan assets or unfavorable changes in applicable laws or regulations could materially change the timing and amount of required plan funding, which would reduce the cash available for our businesses. In addition, a decrease in the discount rate used to determine this pension obligation could result in an increase in the valuation of this pension obligation, which could affect the reported funded status of this pension plan and necessary future contributions, as well as the periodic pension cost in respect of this plan in subsequent fiscal years.
Under the Employee Retirement Income Security Act of 1974, as amended, the Pension Benefit Guaranty Corporation (“PBGC”) has the authority to terminate an underfunded tax-qualified pension plan under limited circumstances. In the event that the tax-qualified pension plan referred to above is terminated by the PBGC, we could be liable to the PBGC for the entire amount of the underfunding.
Compliance with Section 404 of the Sarbanes-Oxley Act may negatively impact our results of operations and failure to comply may subject us to regulatory scrutiny and a loss of investors' confidence in our internal control over financial reporting.
Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) requires us to perform an evaluation of our internal control over financial reporting and file management's attestation with our Annual Report on Form 10-K each year. Section 404 also requires our independent auditors to opine on our internal control over financial reporting. We have evaluated, tested and implemented internal controls over financial reporting to enable management to report on such internal controls under Section 404. However, we cannot assure you that the conclusions we and our independent auditor reached as of June 30, 2012 will represent conclusions we or our independent auditors reach in future periods. Failure on our part to comply with Section 404 may subject us to regulatory scrutiny and a loss of public confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control over financial reporting and hiring additional personnel. Any such actions could negatively affect our results of operations.
A failure of our information systems would adversely affect our ability to properly manage our operations.
We rely on our information systems and our ability to successfully use these systems in our operations. These systems are essential to the following areas of our business operations, among others:

•	patient accounting, including billing and collection of patient service revenues;

•	financial, accounting, reporting and payroll;

•	coding and compliance;

•	laboratory, radiology and pharmacy systems;

•	remote physician access to patient data;

•	negotiating, pricing and administering managed care contracts; and

•	monitoring quality of care.
If we are unable to use these systems effectively, we may experience delays in collection of patient service revenues and may not be able to properly manage our operations or oversee compliance with laws or regulations.
If we fail to effectively and timely implement electronic health record systems and transition to the ICD-10 coding system, our operations could be adversely affected.
As required by ARRA, HHS has adopted an incentive payment program for eligible hospitals and health care professionals that implement certified EHR technology and use it consistently with “meaningful use” requirements. If our hospitals and employed or contracted professionals do not meet the Medicare or Medicaid EHR incentive program requirements, we will not receive Medicare or Medicaid incentive payments to offset some of the costs of implementing the EHR systems. Further, beginning in FFY 2015, eligible hospitals and physicians that fail to demonstrate meaningful use of certified EHR technology will be subject to reduced payments from Medicare. Failure to implement EHR systems effectively and in a timely manner could have a material, adverse effect on our financial position and results of operations.
Health plans and providers, including our hospitals, are required to transition to the new ICD-10 coding system, which greatly expands the number and detail of billing codes used for inpatient claims. Under current regulations, use of the ICD-10 system is required beginning October 1, 2014. Transition to the new ICD-10 system requires significant investment in coding technology and software as well as the training of staff involved in the coding and billing process. In addition to these upfront costs of transition to ICD-10, it is possible that our hospitals could experience disruption or delays in payment due to technical or coding errors or other implementation issues involving our systems or the systems and implementation efforts of health plans and their business partners. Further, the transition to the more detailed ICD-10 coding system could result in decreased reimbursement if the use of ICD-10 codes result in conditions being reclassified to MS-DRGs or commercial payer or payment groupings with lower levels of reimbursement than assigned under the previous system.
Difficulties with current construction projects or new construction projects such as additional hospitals or major expansion projects may involve significant capital expenditures that could have an adverse impact on our liquidity.
We have begun construction on a new acute care hospital in New Braunfels, Texas, which is north of San Antonio, and may decide to construct additional hospitals and expand existing facilities in the future in order to achieve our growth objectives. Additionally, the DMC purchase agreement includes a commitment by us to fund $500.0 million of specified construction projects at the DMC facilities during the five years subsequent to the closing of the acquisition, many of which include substantial physical plant expansions. As of September 30, 2012, we had spent approximately $97.1 million related to this commitment. The $500.0 million commitment for specified construction projects and the $350.0 million for routine capital expenditures include the following remaining annual aggregate spending amounts as of September 30, 2012: $216.6 million committed within one year; $300.0 million committed within two to three years; and $137.5 million committed in the fourth year and beyond. Our ability to complete construction of new hospitals or new expansion projects on budget and on schedule would depend on a number of factors, including, but not limited to:

•	our ability to control construction costs;

•	the failure of general contractors or subcontractors to perform under their contracts;

•	adverse weather conditions;

•	shortages of labor or materials;

•	our ability to obtain necessary licensing and other required governmental authorizations; and

•	other unforeseen problems and delays.
As a result of these and other factors, we cannot assure you that we will not experience increased construction costs on our construction projects or that we will be able to construct our current or any future construction projects as originally planned. In addition, our current and any future major construction projects would involve a significant commitment of capital with no revenues associated with the projects during construction, which also could have a future adverse impact on our liquidity.
If the costs for construction materials and labor continue to rise, such increased costs could have an adverse impact on the return on investment relating to our expansion projects.
The cost of construction materials and labor has significantly increased over the past years as a result of global and domestic events. Increases in oil and gas prices have increased costs for oil-based products and for transporting materials to job sites. As we continue to invest in modern technologies, emergency rooms and operating room expansions, we expend significant sums of cash. We evaluate the financial viability of such projects based on whether the projected cash flow return on investment exceeds our cost of capital. Such returns may not be achieved if the cost of construction continues to rise significantly or anticipated volumes do not materialize.

State efforts to regulate the construction or expansion of hospitals could impair our ability to operate and expand our operations.
Some states require health care providers to obtain prior approval, known as Certificates of Need, for:

•	the purchase, construction or expansion of health care facilities;

•	capital expenditures exceeding a prescribed amount; or

•	changes in services or bed capacity.
In giving approval, these states consider the need for additional or expanded health care facilities or services. Illinois, Michigan and Massachusetts are the only states in which we currently own hospitals that have Certificate of Need laws. The failure to obtain any required Certificate of Need could impair our ability to operate or expand operations in these states.
If the fair value of our reporting units declines, a material non-cash charge to earnings from impairment of our goodwill could result.
Blackstone, acquired our predecessor company during fiscal 2005. We recorded a significant portion of the purchase price as goodwill. At September 30, 2012, we had approximately $768.4 million of goodwill recorded on our consolidated balance sheet. There is no guarantee that we will be able to recover the carrying value of this goodwill through our future cash flows. On an ongoing basis, we evaluate, based on the fair value of our reporting units, whether the carrying value of our goodwill is impaired.
Our hospitals are subject to potential responsibilities and costs under environmental laws that could lead to material expenditures or liability.
We are subject to various federal, state and local environmental laws and regulations, including those relating to the protection of human health and the environment. We could incur substantial costs to maintain compliance with these laws and regulations. To our knowledge, we have not been and are not currently the subject of any material investigations relating to noncompliance with environmental laws and regulations. We could become the subject of future investigations, which could lead to fines or criminal penalties if we are found to be in violation of these laws and regulations. The principal environmental requirements and concerns applicable to our operations relate to proper management of regulated materials, including hazardous waste, low-level radioactive and other medical waste, above-ground and underground storage tanks, operation of boilers, chillers and other equipment, and management of building conditions, such as the presence of mold, lead-based paint or asbestos. Our hospitals engage independent contractors for the transportation, handling and disposal of hazardous waste, and we require that our hospitals be named as additional insureds on the liability insurance policies maintained by these contractors.
We also may be subject to requirements related to the remediation of hazardous substances and other regulated materials that have been released into the environment at properties now or formerly owned or operated by us or our predecessors, or at properties where such substances and materials were sent for off-site treatment or disposal. Liability for costs of investigation and remediation may be imposed without regard to fault, and under certain circumstances on a joint and several basis and can be substantial.
Our Sponsors and certain members of our management continue to have significant influence over us and they may have conflicts of interest with us in the future.
We are controlled by private equity funds associated with Blackstone and Metalmark Capital, together with their affiliates (the “Sponsors”), and certain members of our management who are party to a stockholders agreement between such shareholders and us. As of November 1, 2012, our Sponsors owned approximately 48.2% of our common stock through various investment funds affiliated with our Sponsors. Also, as of November 1, 2012, certain members of our management who are party to the stockholders agreement owned approximately 10.0% of our common stock. Our Sponsors have the ability to nominate a majority of our directors provided certain ownership thresholds are maintained, and thereby control our policies and operations, including the appointment of management, future issuances of our common stock or other securities, the payment of dividends, if any, on our common stock, the incurrence of debt by us, amendments to our certificate of incorporation and bylaws and the entering into of extraordinary transactions, and their interests may not in all cases be aligned with the interest of our public stockholders. In addition, under the stockholders agreement, Blackstone has consent rights over certain extraordinary transactions by us, including mergers and sales of all or substantially all of our assets, provided a certain ownership threshold is maintained. In addition, the Sponsors may have an interest in pursuing acquisitions, divestitures and other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to us and our public stockholders. For example, the Sponsors could cause us to make acquisitions that increase our indebtedness or to sell revenue-generating assets. As a result, the Sponsors have control over our decisions to enter into any corporate transaction regardless of whether others believe that the transaction is in our best interests. So long as the Sponsors and certain members of our management who are party to the stockholders agreement continue to beneficially own a majority of our outstanding common stock, they will have the ability to control the vote in any election of directors.

Our Sponsors are also in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. Our Sponsors may also pursue acquisition opportunities that are complementary to our business and, as a result, those acquisition opportunities may not be available to us. So long as the Sponsors and certain members of our management who are party to the stockholders agreement continue to beneficially own a significant amount of our outstanding common stock, even if such amount is less than 50%, the Sponsors will continue to be able to strongly influence or effectively control our decisions and the Sponsors will have the right to nominate a certain number of our directors.

USE OF PROCEEDS

The exchange offer is intended to satisfy certain of our and the guarantors’ obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the 7.750% exchange notes and have agreed to pay the expenses of the exchange offer, other than certain taxes. In consideration for issuing the 7.750% exchange notes as contemplated in this prospectus, we will receive in exchange, the outstanding 7.750% notes in a like principal amount. The form and terms of the 7.750% exchange notes are identical in all material respects to the form and terms of the outstanding 7.750% notes, except as otherwise described herein under “The Exchange Offer—Terms of the 7.750% Senior Notes Exchange Offer.” The outstanding 7.750% notes surrendered in exchange for the 7.750% exchange notes will be retired and canceled and will not be reissued. Accordingly, the issuance of the 7.750% exchange notes will not result in any change in our outstanding indebtedness.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information with respect to Vanguard is based upon the historical consolidated financial statements of Vanguard. The unaudited pro forma condensed combined financial information includes the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2012 (which assumes the offering of the outstanding 7.750% notes and the acquisition of Valley Baptist occurred on July 1, 2011).

Our fiscal year ends on June 30 of each year. Valley Baptist’s fiscal year ended on August 31. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2012 combines our audited consolidated statement of operations for the fiscal year ended June 30, 2012 with Valley Baptist’s unaudited condensed statement of operations for the two months ended August 31, 2011. Valley Baptist’s unaudited condensed statement of operations for the two months ended
August 31, 2011 was included in its audited statement of operations for the year ended August 31, 2011, which audited financial statements were filed as Exhibit 99.1 to our Form 8-K/A on November 14, 2011.

The unaudited pro forma condensed combined financial information is presented for informational purposes only, is based on certain assumptions that we believe are reasonable and is not intended to represent our financial condition or results of operations had this offering or the acquisition of Valley Baptist occurred on the dates noted above or to project the results for any future date or period. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with the consolidated financial statements and unaudited condensed consolidated financial statements and related notes of Vanguard and the information set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, each of which is incorporated by reference herein.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Twelve Months Ended June 30, 2012

		Valley	Pro Forma		Pro Forma		Pro Forma
		Baptist	Acquisition		Offerings		Vanguard
	Vanguard	Acquisition	Adjustments		Adjustments		Combined

Patient service revenues	$5,731.0	$65.1	$—		$—		$5,796.1
Less: Provision for doubtful accounts	(539.4)	(6.8)	—		—		(546.2)
Patient service revenues, net	5,191.6	58.3	—		—		5,249.9
Premium revenues	757.4	7.8	—		—		765.2
Other revenue	—	(0.6)	—		—		(0.6)
Total revenues	5,949.0	65.5	—		—		6,014.5

Salaries and benefits (1)	2,746.9	31.4	—		—		2,778.3
Health plan claims expense	578.9	7.4	—		—		586.3
Supplies	911.6	10.0	0.5	(a)	—		922.1
Other operating expenses	1,173.3	15.1	0.6	(b)	—		1,189.0
Medicare and Medicaid EHR incentives	(28.2)	—	—		—		(28.2)
Depreciation and amortization	258.3	4.5	(0.3)	(c)	—		262.5
Interest, net	182.8	2.5	(2.3)	(f)	22.5	(f)	205.5
Debt extinguishment costs	38.9	—	—		—		38.9
Acquisition related expenses	14.0	—	(3.5)	(e)	—		10.5
Other	(6.1)	1.8	—		—		(4.3)
	5,870.4	72.7	(5.0)		22.5		5,960.6
Income (loss) from continuing operations before income taxes	78.6	(7.2)	5.0		(22.5)		53.9
Income tax benefit (expense)	(22.2)	(0.1)	0.9	(g)	8.8	(g)	(12.6)
Income (loss) from continuing operations	56.4	(7.3)	5.9		(13.7)		41.3
Loss from discontinued operations, net of taxes	(0.5)	—	—		—		(0.5)
Net income (loss)	55.9	(7.3)	5.9		(13.7)		40.8
Net loss attributable to non-controlling interests	1.4	0.1	1.9	(d)	—		3.4
Net income (loss) attributable to stockholders	$57.3	$(7.2)	$7.8		$(13.7)		$44.2

Amounts attributable to stockholders:
Income (loss) from continuing operations, net of taxes	$57.8	$(7.2)	$7.8		$(9.1)		$49.3
Loss from discontinued operations, net of taxes	(0.5)	—	—		—		(0.5)
Net income (loss) attributable to stockholders	$57.3	$(7.2)	$7.8		$(9.1)		$48.8

_____________________

(1) Includes $9.2 million of Vanguard's stock compensation

See notes to unaudited pro forma condensed combined statement of operations for the twelve months ended
June 30, 2012

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended June 30, 2012

(a) To reflect the estimated additional sales taxes for Valley Baptist of $0.5 million for the period that Vanguard will be required to pay as a for-profit healthcare provider.

(b) To reflect the estimated additional property taxes for Valley Baptist of $0.6 million for the period that Vanguard will be required to pay as a for-profit healthcare provider.

(c) To eliminate the historical depreciation and amortization of Valley Baptist of $4.5 million and to record Vanguard’s estimate of post-acquisition depreciation and amortization of $4.2 million for Valley Baptist for the period. The post-acquisition estimate was determined using the acquisition date fair values of property, plant and equipment and average estimated remaining useful lives obtained from Valley Baptist appraisal data.

(d) To reflect the estimated additional non-controlling interest losses representing the 49% non-controlling partner’s interest in the Valley Baptist partnership operations, as adjusted to reflect the terms of the operating agreement entered into as part of the acquisition.

(e) To eliminate $3.5 million of acquisition-related expenses directly attributable to the Valley Baptist acquisition that were recognized in Vanguard’s condensed consolidated statement of operations for the three months ended September 30, 2011.

(f) To adjust net interest to reflect the following:

Twelve Months
Ended
June 30, 2012
Elimination of historical Valley Baptist interest expense for debt not acquired	$(2.3)
Interest expense incurred for the 7.750% exchange notes	21.7
Interest expense related to amortization debt issuance costs	0.8
22.5
Net interest adjustment	$20.2

(g) To record income tax benefit of $0.9 million related to the acquired Valley Baptist operations including the impact of acquisition-related pro forma adjustments for the period presented, and to record the income tax benefit related to the offering of the outstanding 7.750% notes' pro forma adjustments of $8.8 million for the twelve months ended June 30, 2012.

DESCRIPTION OF OTHER INDEBTEDNESS

2010 Credit Facilities

In January 2010, our wholly-owned subsidiaries, VHS Holdco I and VHS Holdco II (the “borrower”), entered into a new senior secured credit facility with Bank of America, N.A., as administrative agent, Barclays Bank PLC, as syndication agent, Banc of America Securities LLC and Barclays Capital, as joint lead arrangers and joint book runners, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc. as joint book runners, and the lenders from time to time party thereto.

The 2010 Credit Facilities consist of an $815.0 million term loan maturing in January 2016 and a $365.0 million revolving credit facility maturing in January 2015. The 2010 Revolving Facility includes borrowing capacity available for letters of credit and for short-term borrowings referred to as swingline loans. We may seek to increase the borrowing availability under the 2010 Revolving Facility to an amount larger than $365.0 million, subject to the receipt of commitments by existing lenders or other financing institutions and the satisfaction of certain other conditions. In addition, upon the occurrence of certain events, the borrower may request an incremental term loan facility to be added to the 2010 Term Loan Credit Facility in an amount determined by the borrower, subject to receipt of commitments by existing lenders or other financing institutions and to the satisfaction of certain other conditions.

Interest Rate and Fee

Borrowings under the 2010 Term Loan Credit Facility bear interest at a rate equal to, at our option, LIBOR (subject to a 1.50% LIBOR floor) plus 3.50% per annum or an alternate base rate plus 2.50% per annum. Borrowings under the 2010 Revolving Facility bear interest at a rate equal to, at our option, LIBOR plus an applicable margin ranging from 3.25% to 3.50% per annum or an alternate base rate plus an applicable margin ranging from 2.25% to 2.50% per annum, in each case subject to the lower end of the range should our leverage ratio decrease below a certain designated level. Each of LIBOR and the base rate under the 2010 Term Loan Credit Facility are subject to a minimum rate of interest. We paid an upfront fee to the lenders equal to a percentage of such lender’s initial term loan under the 2010 Term Loan Credit Facility. We also pay a commitment fee to the lenders under the 2010 Revolving Facility in respect of unutilized commitments thereunder, such commitment fee being subject to a decrease should our leverage ratio decrease below a certain designated level. We also pay customary letter of credit fees under this facility.

Prepayments

The 2010 Credit Facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% and 0% subject to our attaining certain leverage ratios) of our annual excess cash flow;

•
100% of the net cash proceeds of all non-ordinary course asset sales and casualty and condemnation events exceeding a certain threshold, if we do not reinvest those net cash proceeds in assets to be used in our business or to make certain other permitted investments (a) within 365 days of the receipt of such net cash proceeds or (b) if we commit to reinvest such net cash proceeds within 365 days of the receipt thereof, within 180 days thereafter; and

•	100% of the net proceeds of any incurrence of debt other than debt permitted under the 2010 Credit Facilities.

We may voluntarily repay outstanding loans under the 2010 Credit Facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization

The 2010 Term Loan Credit Facility amortizes each year in an amount equal to 1.0% per annum in equal quarterly installments for the first five years and nine months, with the remaining amount payable on the date that is six years from the date of the closing of the 2010 Credit Facilities. Principal amounts outstanding under the 2010 Revolving Facility are due and payable in full at maturity, five years from the date of the closing of the 2010 Credit Facilities.

Guarantee and Security

All obligations under the 2010 Credit Facilities are unconditionally guaranteed by Vanguard, VHS Holdco I and, subject to certain exceptions, each of VHS Holdco I’s existing and future domestic wholly-owned subsidiaries except the borrower (the “U.S. Guarantors”).

All obligations under the 2010 Credit Facilities, and the guarantees of those obligations (as well as cash management obligations and any interest hedging or other swap agreements, in each case, with lenders or affiliates of lenders) are secured by substantially all the assets of VHS Holdco I, the borrower and each U.S. Guarantor (other than Vanguard), including, but not limited to, the following, and subject to certain exceptions:

•
a pledge of 100% of the membership interests of the borrower, 100% of the capital stock of substantially all U.S. Guarantors (other than Vanguard), and 65% of the voting capital stock and 100% of the non-voting capital stock of each of the borrower’s first-tier non-U.S. subsidiaries that are owned by the borrower or one of the U.S. Guarantors; and

•	a security interest in substantially all tangible and intangible assets of the borrower and each U.S. Guarantor (other than Vanguard), subject to certain exceptions.

Certain Covenants and Events of Default

The 2010 Credit Facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the borrower’s ability, and the ability of VHS Holdco I and its subsidiaries, to:

•	incur indebtedness;

•	issue certain capital stock;

•	engage in mergers, consolidations or partnerships;

•	engage in acquisitions or dispositions of assets;

•	enter into sale and leaseback transactions;

•	pay dividends and distributions or repurchase capital stock;

•	repay certain indebtedness;

•	amend organizational documents and certain material agreements governing indebtedness;

•	engage in certain transactions with affiliates;

•	make investments, loans, guarantees or advances;

•	create liens on assets;

•	change the nature of our business;

•	make capital expenditures;

•	enter into agreements that restrict dividends from subsidiaries;

•	enter into health care joint ventures;

•	hold more than 30% of our total assets in subsidiaries which are not U.S. Guarantors; and

•	enter into hedging agreements.

In addition, the 2010 Credit Facilities require us to maintain the following financial covenants: (1) a minimum interest coverage ratio and (2) a maximum total leverage ratio.

The 2010 Credit Facilities also contain certain customary affirmative covenants and events of default.

8.0% Senior Notes due 2018

As of September 30, 2012, we had outstanding $1,159.8 million aggregate principal amount of 8.0% Notes, which bear interest at a rate of 8.0% per annum and are due February 1, 2018. Interest on the 8.0% Notes is payable semi-annually in cash in arrears on February 1 and August 1 of each year, beginning on August 1, 2010. The 8.0% Notes, which are unsecured, are guaranteed on a senior basis by each of Vanguard, VHS Holdco I and each of the restricted subsidiaries of VHS Holdco II (other than a foreign subsidiary) that guarantees the obligations under our 2010 Credit Facilities. The indenture governing the 8.0% Notes contains covenants that limit, among other things, our ability and our restricted subsidiaries’ ability to incur additional indebtedness or issue certain preferred stock, pay dividends on or make other distributions or repurchase our capital stock or make other restricted payments, make investments, limit dividends or other payments by restricted subsidiaries to VHS Holdco II or other restricted subsidiaries, create liens on pari passu or subordinated indebtedness without securing the 8.0% Notes, sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of our assets, enter into certain transactions with affiliates, or designate our subsidiaries as unrestricted subsidiaries.

The 8.0% Notes are redeemable, in whole or in part, at any time on or after February 1, 2014, at the redemption prices specified under the indenture governing the 8.0% Notes. In addition, we may redeem up to 35% of the 8.0% Notes before February 1, 2013 with the net cash proceeds from certain equity offerings at a price equal to 108.000% of the principal amount thereof, together with accrued and unpaid interest, if any, thereon. We may also redeem some or all of the 8.0% Notes before February 1, 2014 at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium, together with accrued and unpaid interest, if any, thereon. Also, upon the occurrence of certain change of control events, we must offer to purchase the 8.0% Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, thereon.

Redemption of 10.375% Senior Discount Notes

On January 26, 2011, the Company issued, in a private placement, senior discount notes due 2016 (the “Senior Discount Notes”) with a stated principal amount at maturity of approximately $747.2 million. The sale of the Senior Discount Notes generated approximately $444.7 million of gross proceeds. The Senior Discount Notes were not guaranteed by any of the Company’s subsidiaries.

During the three months ended September 30, 2011, the Company used the net proceeds from its initial public offering in June 2011 and the exercise of the over-allotment option by the underwriters in July 2011 to redeem approximately $450.0 million accreted value of the Senior Discount Notes and to pay $27.6 million of redemption premiums related thereto. The redemptions resulted in approximately $14.7 million of remaining unredeemed accreted value of these notes outstanding immediately after the redemptions were completed and resulted in the recognition of debt extinguishment costs of approximately $38.9 million, $25.3 million net of taxes, representing tender premiums and other costs to redeem the Senior Discount Notes and the write-off of net deferred loan costs associated with the redeemed notes. During the fiscal year ended June 30, 2012, subsequent to September 30, 2011, the Company redeemed an additional $6.0 million of Senior Discount Notes through privately negotiated transactions. The remaining outstanding Senior Discount Notes are not callable until February 1, 2013.

THE EXCHANGE OFFER

General

The Issuers hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the exchange offer), to exchange up to $375.0 million aggregate principal amount of our 7.750% Senior Notes due 2019, which we refer to in this prospectus as the outstanding 7.750% notes, for a like aggregate principal amount of our 7.750% Senior Notes due 2019, which we refer to in this prospectus as the 7.750% exchange notes, properly tendered on or prior to the expiration date and not withdrawn as permitted pursuant to the procedures described below. The 7.750% senior notes exchange offer is being made with respect to all of the outstanding 7.750% notes.

As of the date of this prospectus, $375.0 million aggregate principal amount of the outstanding 7.750% notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about          , 2013 to all holders of outstanding 7.750% notes known to us. Our obligation to accept outstanding 7.750% notes for exchange pursuant to the exchange offer is subject to certain conditions set forth under “- Certain Conditions to the 7.750% Senior Notes Exchange Offer” below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the 7.750% Senior Notes Exchange Offer

We and the guarantors have entered into a registration rights agreement with the initial purchasers of the outstanding 7.750% notes in which we and the guarantors agreed, under some circumstances, to file a registration statement relating to an offer to exchange the outstanding 7.750% notes for 7.750% exchange notes. We also agreed to use our reasonable best efforts to cause the 7.750% senior notes exchange offer registration statement to become effective under the Securities Act no later than 360 days after the March 30, 2012 date of issuance of the outstanding 7.750% notes and to keep the 7.750% senior notes exchange offer open for a period of 20 business days after the date notice of the 7.750% senior notes exchange offer is given to the holders of the outstanding 7.750% notes. The 7.750% exchange notes will have terms substantially identical to the outstanding 7.750% notes, except that the 7.750% exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding 7.750% notes were issued on March 30, 2012.

Under certain circumstances set forth in the registration rights agreement, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding 7.750% notes and keep the registration statement effective for up to two years after the date of the first issuance of the outstanding 7.750% notes.

If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay additional interest to holders of the outstanding 7.750% notes.

Each holder of outstanding 7.750% notes that wishes to exchange outstanding 7.750% notes for transferable 7.750% exchange notes in the exchange offer will be required to make the following representations:

•	it is acquiring the 7.750% exchange notes in its ordinary course of business;

•
it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the 7.750% exchange notes within the meaning of the Securities Act; and

•	it is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Issuers or any guarantor.

Broker-dealers who acquired outstanding 7.750% notes from the Issuers in the initial offering are not eligible to participate in the 7.750% senior notes exchange offer with respect to such outstanding 7.750% notes. Any broker-dealer who holds outstanding 7.750% notes that were acquired for its own account as a result of market-making activities or other trading activities may exchange such outstanding 7.750% notes pursuant to this 7.750% senior notes exchange offer so long as the broker-dealer has not entered into any arrangement or understanding with either the Issuers or any of their affiliates to distribute the 7.750% exchange notes; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the 7.750% exchange notes received by such broker-dealer in the 7.750% senior notes exchange offer, which prospectus delivery requirements may be satisfied by the delivery by such broker-dealer of a copy of this prospectus. See “Plan of Distribution.”

Resale of 7.750% Exchange Notes

Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that 7.750% exchange notes issued under the 7.750% senior notes exchange offer in exchange for outstanding 7.750% notes may be offered for resale, resold and otherwise transferred by any 7.750% exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the holder is not an “affiliate” of either of the Issuers or any guarantor within the meaning of Rule 405 under the Securities Act;

•	the 7.750% exchange notes are acquired in the ordinary course of the holder's business; and

•
the holder does not intend to participate in the distribution of the 7.750% exchange notes and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the 7.750% exchange notes.

Any holder who tenders in the 7.750% senior notes exchange offer with the intention of participating in any manner in a distribution of the 7.750% exchange notes in a secondary resale transaction:

•
cannot rely on the position of the staff of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of 7.750% exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding 7.750% notes as a result of market-making activities or other trading activities may participate in the 7.750% senior notes exchange offer. Each broker-dealer that receives 7.750% exchange notes for its own account in exchange for outstanding 7.750% notes, where the outstanding 7.750% notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the 7.750% exchange notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of 7.750% exchange notes.

Terms of the 7.750% Senior Notes Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any outstanding 7.750% notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of 7.750% exchange notes in exchange for each $1,000 principal amount of outstanding 7.750% notes surrendered under the 7.750% senior notes exchange offer, except that outstanding 7.750% notes tendered in the exchange offer must be in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The form and terms of the 7.750% exchange notes will be substantially identical to the form and terms of the outstanding 7.750% notes except the 7.750% exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional amounts upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to be effective, a registration statement. The 7.750% exchange notes will evidence the same debt as the outstanding 7.750% notes. The 7.750% exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding 7.750% notes. Consequently, the outstanding 7.750% notes and the 7.750% exchange notes will be treated as a single class of debt securities under the indenture.

The 7.750% senior notes exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding 7.750% notes being tendered for exchange.

As of the date of this prospectus, $375.0 million aggregate principal amount of the outstanding 7.750% notes are outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of outstanding 7.750% notes. There will be no fixed record date for determining registered holders of outstanding 7.750% notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding 7.750% notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits the holders have under the indenture relating to the outstanding 7.750% notes and the registration rights agreement, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

We will be deemed to have accepted for exchange properly tendered outstanding 7.750% notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the 7.750% exchange notes from us and delivering the 7.750% exchange notes to the holders. Under the terms of the registration rights agreement, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding 7.750% notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “- Certain Conditions to the 7.750% Senior Notes Exchange Offer.”

Holders who tender outstanding 7.750% notes in the 7.750% senior notes exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding 7.750% notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the 7.750% senior notes exchange offer. It is important that you read the section labeled “- Fees and Expenses” below for more details regarding fees and expenses incurred in the 7.750% senior notes exchange offer.

Expiration Date; Extensions; Amendments

The 7.750% senior notes exchange offer will expire at 11:59 p.m., New York City time on          , 2013, unless in our sole discretion we extend it.

In order to extend the 7.750% senior notes exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding 7.750% notes of the extension by press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding 7.750% notes;

•
to extend the 7.750% senior notes exchange offer or to terminate the 7.750% senior notes exchange offer and to refuse to accept outstanding 7.750% notes not previously accepted if any of the conditions set forth below under “- Certain Conditions to the 7.750% Senior Notes Exchange Offer” have not been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent; or

•	under the terms of the registration rights agreement, to amend the terms of the 7.750% senior notes exchange offer in any manner.

Any delay in acceptance, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of outstanding 7.750% notes. If we amend the 7.750% senior notes exchange offer in a manner that we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holder of outstanding 7.750% notes of the amendment.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the 7.750% senior note exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Certain Conditions to the 7.750% Senior Notes Exchange Offer

Despite any other term of the 7.750% senior notes exchange offer, we will not be required to accept for exchange, or issue any 7.750% exchange notes for, any outstanding 7.750% notes, and we may terminate the 7.750% senior notes exchange offer as provided in this prospectus before accepting any outstanding 7.750% notes for exchange if in our reasonable judgment:

•
The 7.750% exchange notes to be received will not be tradable by the holder without restriction under the Securities Act, the Exchange Act, and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	The 7.750% senior notes exchange offer, or the making of any exchange by a holder of outstanding 7.750% notes, violates applicable law or any applicable interpretation of the staff of the SEC; or

•
any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the 7.750% senior notes exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the 7.750% senior notes exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding 7.750% notes of any holder that has not made to us:

•	the representations described under “- Purpose and Effect of the Exchange Offer,” “- Procedures for Tendering” and “Plan of Distribution”; and

•
such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the 7.750% exchange notes under the Securities Act.

We expressly reserve the right, at any time or at various times, to extend the period of time during which the 7.750% senior notes exchange offer is open. Consequently, we may delay acceptance of any outstanding 7.750% notes by giving oral or written notice of the extension to their holders. During any such extensions, all outstanding 7.750% notes previously tendered will remain subject to the 7.750% senior notes exchange offer, and we may accept them for exchange. We will return any outstanding 7.750% notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the 7.750% senior notes exchange offer.

We expressly reserve the right to amend or terminate the 7.750% senior notes exchange offer, and to reject for exchange any outstanding 7.750% notes not previously accepted for exchange, upon the occurrence of any of the conditions of the 7.750% senior notes exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance, or termination to the holders of the outstanding 7.750% notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of this right. Each right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any outstanding 7.750% notes tendered, and will not issue 7.750% exchange notes in exchange for any outstanding 7.750% notes, if at the time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Procedures for Tendering

Only a holder of outstanding 7.750% notes may tender the outstanding notes in the 7.750% senior notes exchange offer. To tender in the exchange offer, a holder must:

•
complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•	comply with DTC's Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for the outstanding 7.750% notes along with the accompanying letter of transmittal prior to the expiration date; or

•
the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of the outstanding 7.750% notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message; or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of a letter of transmittal and other required documents at the address set forth below under “- Exchange Agent” prior to the expiration date.

The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

The method of delivery of outstanding 7.750% notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or outstanding 7.750% notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

Any beneficial owner whose outstanding 7.750% notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the accompanying letter of transmittal and delivering its outstanding 7.750% notes either:

•	make appropriate arrangements to register ownership of the outstanding 7.750% notes in such owner's name; or

•	obtain a properly completed bond power from the registered holder of outstanding 7.750% notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible institution” within the meaning of Rule 17A(d)-15 under the Exchange Act, unless the outstanding 7.750% notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the accompanying letter of transmittal; or

•	for the account of an eligible institution.

If the accompanying letter of transmittal is signed by a person other than the registered holder of any outstanding 7.750% notes listed on the outstanding 7.750% notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding 7.750% notes and an eligible institution must guarantee the signature on the bond power.

If the accompanying letter of transmittal or any outstanding 7.750% notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the accompanying letter of transmittal.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the accompanying letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding 7.750% notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term “agent's message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding 7.750% notes that are the subject of the book-entry confirmation;

•
the participant has received and agrees to be bound by the terms of the accompanying letter of transmittal, or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	the agreement may be enforced against that participant.

We will determine in our sole discretion all outstanding questions as to the validity, form, eligibility, including time or receipt, acceptance of tendered outstanding 7.750% notes and withdrawal of tendered outstanding 7.750% notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding 7.750% notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding 7.750% notes. Our interpretation of the terms and conditions of the 7.750% senior notes exchange offer, including the instructions in the accompanying letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding 7.750% notes, neither we, the exchange agent, nor any other person will incur any liability for failure to give the notification. Tenders of outstanding 7.750% notes will not be deemed made until any defects or irregularities have been cured or waived. Any outstanding 7.750% notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In all cases, we will issue 7.750% exchange notes for outstanding 7.750% notes that we have accepted for exchange under the 7.750% senior notes exchange offer only after the exchange agent timely receives:

•	outstanding 7.750% notes or a timely book-entry confirmation of the outstanding 7.750% notes into the exchange agent's account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

By signing the accompanying letter of transmittal or authorizing the transmission of the agent's message, each tendering holder of outstanding 7.750% notes will represent or be deemed to have represented to us that, among other things:

•	it is acquiring the 7.750% exchange notes that the holder receives in its ordinary course of business;

•	it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the 7.750% exchange notes; and

•	it is not an “affiliate,” as defined in Rule 405 of the Securities Act, of ours or of any guarantor.

Any broker-dealer who holds outstanding 7.750% notes that were acquired for its own account as a result of market-making activities or other trading activities (other than outstanding 7.750% notes acquired directly from the Issuers) may exchange such outstanding notes pursuant to this exchange offer; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the 7.750% exchange notes received by such broker-dealer in the 7.750% senior notes exchange offer, which prospectus delivery requirements may be satisfied by the delivery by such broker-dealer of a copy of this prospectus. See “Plan of Distribution.”

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the 7.750% senior notes exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding 7.750% notes by causing DTC to transfer the outstanding 7.750% notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding 7.750% notes who are unable to deliver confirmation of the book-entry tender of their outstanding 7.750% notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding 7.750% notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

Holders wishing to tender their outstanding 7.750% notes but whose outstanding 7.750% notes are not immediately available or who cannot deliver their outstanding 7.750% notes, the accompanying letter of transmittal or any other available required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date may tender if:

•	the tender is made through an eligible institution;

•
prior to the expiration date, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message and notice of guaranteed delivery;

•	setting forth the name and address of the holder, the registered number(s) of the outstanding 7.750% notes and the principal amount of outstanding 7.750% notes tendered;

•	stating that the tender is being made thereby;

•
guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the accompanying letter of transmittal, or facsimile thereof, together with the outstanding 7.750% notes or a book-entry confirmation, and any other documents required by the accompanying letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•
the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered outstanding 7.750% notes in proper form for transfer or a book-entry confirmation and all other documents required by the accompanying letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding 7.750% notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of outstanding 7.750% notes may withdraw their tenders at any time prior to the expiration date.

For a withdrawal to be effective:

•
the exchange agent must receive a written notice of withdrawal, which notice may be by telegram, telex, facsimile transmission or letter of withdrawal at one of the addresses set forth below under “- Exchange Agent”, or

•	holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding 7.750% notes to be withdrawn;

•	identify the outstanding 7.750% notes to be withdrawn, including the principal amount of the outstanding 7.750% notes; and

•	where certificates for outstanding 7.750% notes have been transmitted, specify the name in which the outstanding 7.750% notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding 7.750% notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.

If outstanding 7.750% notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding 7.750% notes and otherwise comply with the procedures of that facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of the notices, and our determination will be final and binding on all parties. We will deem any outstanding 7.750% notes so withdrawn not to have been validly tendered for exchange for purposes of the 7.750% senior notes exchange offer. Any outstanding 7.750% notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of outstanding 7.750% notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, the outstanding 7.750% notes will be credited to an account maintained with DTC for outstanding 7.750% senior notes, as soon as practicable after withdrawal, rejection of tender or termination of the 7.750% senior notes exchange offer. Properly withdrawn, outstanding
7.750% notes may be retendered by following one of the procedures described under “- Procedures for Tendering” above at any time on or prior to the expiration date.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the 7.750% senior notes exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or for the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent as follows:

By Mail or Overnight Delivery:	By Facsimile:	By Hand Delivery:
U.S. Bank National Association	U.S. Bank National Association	U.S. Bank National Association
60 Livingston Avenue	60 Livingston Avenue	60 Livingston Avenue
St. Paul, MN 55107	St. Paul, MN 55107	St. Paul, MN 55107
Attn: Specialized Finance Dept.	Attn: Specialized Finance Dept.	Attn: Specialized Finance Dept.

(651) 466-7372

Confirm Receipt of Facsimile by telephone (800) 934-6802

Delivery of the letter of transmittal to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the 7.750% senior notes exchange offer and will not make any payments to broker-dealers or others soliciting acceptance of the 7.750% senior notes exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the 7.750% senior notes exchange offer. They include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and Trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding 7.750% notes under the 7.750% senior notes exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•
certificates representing outstanding 7.750% notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding 7.750% notes tendered;

•	tendered outstanding 7.750% notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding 7.750% notes under the 7.750% senior notes exchange offer.

If satisfactory evidence of payment of the taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed to that tendering holder.

Consequences of Failure to Exchange

Holders of outstanding 7.750% notes who do not exchange their outstanding 7.750% notes for 7.750% exchange notes under the 7.750% senior notes exchange offer will remain subject to the restrictions on transfer of the outstanding 7.750% notes:

•
as set forth in the legend printed on the notes as a consequence of the issuance of the outstanding 7.750% notes under the exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise as set forth in the offering memorandum distributed in connection with the private offering of the outstanding 7.750% notes.

In general, you may not offer or sell the outstanding 7.750% notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding 7.750% notes under the Securities Act. Based on interpretations of the SEC staff, the 7.750% exchange notes issued in the 7.750% senior notes exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any holder that is our “affiliate” or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the 7.750% exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the 7.750% exchange notes to be acquired in the 7.750% senior notes exchange offer. Any holder who tenders in the 7.750% senior notes exchange offer for the purpose of participating in a distribution of the 7.750% exchange notes:

•	cannot rely on the applicable interpretations of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Accounting Treatment

We will record the 7.750% exchange notes in our accounting records at the same carrying value as the outstanding 7.750% notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the 7.750% senior notes exchange offer. We will record the expenses of the 7.750% senior notes exchange offer as incurred.

Other

Participation in the 7.750% senior notes exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding 7.750% notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding 7.750% senior notes that are not tendered in the 7.750% senior notes exchange offer or to file a registration statement to permit resales of any untendered outstanding 7.750% notes.

DESCRIPTION OF EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the following terms refer to the following entities, and not to any of their respective subsidiaries:

•	“Vanguard” refers only to Vanguard Health Systems, Inc.;

•	“VHS Holdco I” refers only to Vanguard Health Holding Company I, LLC;

•	“VHS Holdco II” refers only to Vanguard Health Holding Company II, LLC;

•	“Co-Issuer” refers only to Vanguard Holding Company II, Inc., a wholly-owned subsidiary of VHS Holdco II with nominal assets which conducts no operations;

•	the term “Issuers” refers to VHS Holdco II and the Co-Issuer as co-issuers of the Notes (each of such Issuers, an “Issuer”); and

•
“Notes” in this section refers to 7.750% Senior Notes due 2019, including the outstanding 7.750% notes and the 7.750% exchange notes and the term "Existing Notes" refers to the $350.0 million in aggregate principal amount of 7.750% Senior Notes due 2019 issued on January 26, 2011.

On March 30, 2012, the Issuers issued $375.0 million in aggregate principal amount of 7.750% senior notes due 2019 under an indenture dated as of January 26, 2011 (the “Indenture”), as supplemented by one or more supplemental indentures from time to time, among themselves, VHS Holdco I, Vanguard, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), in a private transaction that was not subject to the registration requirements of the Securities Act. The 7.750% exchange notes will be issued pursuant to the Indenture.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the Indenture and does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Copies of the Indenture are available as set forth under “Where You Can Find Additional Information”. Certain defined terms used in this description but not defined below under “- Certain Definitions” have the meanings assigned to them in the Indenture.
The registered holder of any Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes

The Notes are:

•	unsecured general obligations of the Issuers;

•	guaranteed by Vanguard, VHS Holdco I and certain Subsidiaries of the Issuers, on a senior unsecured basis as described below;

•	pari passu in right of payment with any existing and future senior unsecured Indebtedness of the Issuers, including the Existing VHS Holdco II Notes and the Existing Notes;

•	senior in right of payment to all existing and future Subordinated Indebtedness of the Issuers;

•	effectively subordinated to any secured Indebtedness of the Issuers (including Indebtedness under the Credit Agreement) to the extent of the value of the assets securing such; and

•	structurally subordinated in right of payment to all existing and future Indebtedness and other liabilities of any Subsidiary of either Issuer that does not guarantee the Notes.

The Indenture will permit the Issuers to incur additional Indebtedness, including Senior Indebtedness. We may seek to increase the borrowing availability under the revolving credit facility under the Credit Agreement in an amount not to exceed a senior secured leverage ratio. The Notes also will be structurally subordinated to the liabilities of Subsidiaries of the Issuers that are not Guarantors of the Issuers’ obligations under the Notes. The Guarantee by Vanguard is being provided solely for the purpose of allowing the Issuers to satisfy their reporting obligations under the Indenture by furnishing financial information relating to Vanguard and, accordingly, you should not assign any value to Vanguard’s Guarantee.

Principal, Maturity and Interest

The Notes are limited in aggregate principal amount to $375.0 million. The Indenture governing the Notes provides for the issuance of additional Notes having identical terms and conditions to the Notes being offered hereby (the “Additional Notes”), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes offered hereby and will vote on all matters with the Notes offered in this offering. The Notes will mature on February 1, 2019.

The Notes are issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest on the Notes offered hereby accrues at the rate of 7.750% per annum. Interest is payable semi-annually in arrears on February 1 and August 1, commencing on August 1, 2012. The Issuers will make each interest payment to the holders of record of the Exchange Notes on the immediately preceding January 15 and July 15.

Interest on the Notes accrues from March 30, 2012 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium and Additional Interest, if any, on that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders, and the Issuers or any of their Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange the Notes in accordance with the Indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of the Notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Guarantees

General

The obligations of the Issuers pursuant to the Notes, including any repurchase obligations resulting from a Change of Control, have been unconditionally guaranteed, on a senior unsecured basis by each of VHS Holdco I and Vanguard, jointly and severally with the Subsidiary Guarantors described below. The Guarantee by Vanguard is being provided solely for the purpose of allowing the Issuers to satisfy their reporting obligations under the Indenture governing the Notes by furnishing financial information relating to Vanguard instead of the Issuers and, accordingly, you should not assign any value to such Guarantee.

The obligations of the Issuers pursuant to the Notes also has been unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by each Restricted Subsidiary of VHS Holdco II (other than a Foreign Subsidiary) that guarantees the obligations of any borrower under the Credit Agreement. Notwithstanding the foregoing, the guarantee by Vanguard Health Financial Company, LLC, and any claims thereunder, is pari passu with any claim, right or entitlement that the United States Government or Internal Revenue Service may have with respect to the assets of Vanguard Health Financial Company, LLC in connection with the closing agreement entered into under Section 7121 of the Code between Vanguard Health Financial Company, LLC and the Commissioner of Internal Revenue with respect to the election under Section 953(d) of the Code made (or to be made) by VHS-Volunteer Insurance, Ltd.; provided, however, that such pari passu treatment shall apply to no more than an amount of assets of Vanguard Health Financial Company, LLC, with an adjusted basis equal to 10% of the gross income (as defined in such closing agreement) of VHS-Volunteer Insurance, Ltd.

Each Guarantee of a Subsidiary Guarantor is limited to the maximum amount that would not render the Guarantors’ obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Subsidiary Guarantor’s obligation under its Guarantee could be significantly less than amounts payable with respect to the Notes, or a Subsidiary Guarantor may have effectively no obligation under its Guarantee. See “Risk Factors—Risks Relating to the Notes—Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, and if that occurs, you may not receive any payments on the notes.”

Upon the occurrence of the guarantee by any Restricted Subsidiary of the obligations of any borrower under the Credit Agreement, VHS Holdco II will cause each such Restricted Subsidiary (other than a Securitization Subsidiary) to execute a Guarantee satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee may require, including, without limitation, opinions of counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor under the Indenture.

Release

A Subsidiary Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the Notes if:

(a)	all of its assets or Capital Stock is sold or transferred, in each case, in a transaction in compliance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”;

(b)
the Guarantor merges with or into, or consolidates with or amalgamates with, or transfers all or substantially all of its assets to, another Person in compliance with the covenant described under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets”;

(c)
(i) the Subsidiary Guarantor’s guarantee of the Credit Agreement is released or such release is authorized under the Credit Agreement and the administrative agent under the Credit Agreement has agreed to release such guarantee subject only to, and promptly following, the release of such Subsidiary Guarantor’s Guarantee under the Indenture or (ii) the Indebtedness that resulted in the creation of such Guarantee is released or discharged;

(d)	such Subsidiary Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture; or

(e)
the exercise by the Issuers of their legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the discharge of the Issuers’ obligations under the Indenture in accordance with the terms of the Indenture.

VHS Holdco I shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the Notes only if the conditions described in paragraph (a) or (c)(i) are satisfied with respect to VHS Holdco I.

Notwithstanding the foregoing, if any Guarantor is released from its Guarantee pursuant to paragraphs (a), (b) or (c) above, and such Guarantor is not released from its guarantee of the Credit Agreement within 30 days after the release of its Guarantee, then such Guarantor shall immediately provide a Guarantee under the Indenture until such Guarantor’s guarantee under the Credit Agreement is released.

Additional Notes

Subject to the covenants described below, the Issuers may issue Additional Notes under the Indenture having the same terms in all respects as the Notes. The Notes and any Additional Notes would be treated as a single class for all purposes under the Indenture (provided that any Additional Notes that are not fungible with the Notes for U.S. federal income tax purposes will have a different CUSIP number) and would vote together as one class, except as otherwise provided below, on all matters with respect to the Notes.

Optional Redemption

At any time on or prior to February 1, 2014, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 107.750% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, in each case, with the net cash proceeds of one or more Equity Offerings (1) by the Issuers or (2) by any direct or indirect parent of VHS Holdco II, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of VHS Holdco II or used to purchase Capital Stock (other than Disqualified Stock) of VHS Holdco II from it; provided that:

(1)
at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers and their Subsidiaries); and

(2)	the redemption occurs within 120 days of the date of the closing of such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Notes may be redeemed, in whole or in part, at any time prior to February 1, 2014, at the option of the Issuers upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after February 1, 2014, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

Year	Percentage
2014	105.813%
2015	103.875%
2016	101.938%
2017 and thereafter	100.000%

The Issuers may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Issuers will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)
deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Credit Agreement contains, and future debt of the Issuers or the Guarantors may contain, limitations on certain events that would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of the Notes of their right to require the Issuers to repurchase their Notes could cause a default under existing or future debt of the Issuers or the Guarantors (including under the Credit Agreement), even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, the Issuers’ ability to pay cash to holders of the Notes upon a repurchase may be limited by the Issuers’ and the Guarantors’ financial resources at that time. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. The Issuers’ failure to purchase Notes in connection with a Change of Control would result in a default under the Indenture. Such a default would, in turn, constitute a default under the Issuers’ existing debt, and may constitute a default under future debt as well. The Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the Notes.

The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture contains no provisions that permit the holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer, and such Change of Control Offer is otherwise made in compliance with the provisions of this covenant.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of VHS Holdco II and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of VHS Holdco II and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

VHS Holdco II will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)
VHS Holdco II (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value (as determined in good faith by the principal financial officer of VHS Holdco II or, in the case of assets and Equity Interests having a value in excess of $25.0 million, by the Board of Directors of VHS Holdco II) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration received in the Asset Sale by VHS Holdco II or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

The amount of (i) any liabilities (as shown on VHS Holdco II’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of VHS Holdco II or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and for which VHS Holdco II and all Restricted Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by VHS Holdco II or such Restricted Subsidiary from such transferee that are converted by VHS Holdco II or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the receipt thereof and (iii) any Designated Non-cash Consideration received by VHS Holdco II or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by VHS Holdco II), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 2.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value) shall be deemed to be cash for purposes of clause (2) above and for no other purpose.

Notwithstanding the foregoing, the 75% limitation referred to in clause (2) above shall not apply to any Asset Sale in which the amount of consideration of the type referred to in clause (2) above received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

Within 365 days after the receipt of any Net Proceeds by VHS Holdco II or any Restricted Subsidiary from an Asset Sale, VHS Holdco II or such Restricted Subsidiary may apply those Net Proceeds at its option to:

(1)
permanently reduce Obligations under the Credit Agreement and, in the case of revolving Obligations thereunder, to correspondingly reduce commitments with respect thereto (or other Indebtedness of the Issuers or a Guarantor secured by a Lien) or Pari Passu Indebtedness or Indebtedness of a Restricted Subsidiary that is not a Guarantor; provided that if the Issuers or a Guarantor shall so reduce Obligations under such Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, the pro rata principal amount of Notes) or Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to either of the Issuers or an Affiliate of the Issuers (provided that in the case of any reduction of any revolving obligations, the Issuers or such Restricted Subsidiary shall effect a corresponding reduction of commitments with respect thereto);

(2)
make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in VHS Holdco II or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) other assets, in each of (A), (B) and (C), used or useful in a Permitted Business; and/or

(3)
make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and it results in VHS Holdco II or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale;

provided that the 365-day period provided above to apply any portion of Net Proceeds in accordance with clause (2) or (3) above shall be extended by an additional 180 days if by not later than the 365th day after receipt of such Net Proceeds, VHS Holdco II or a Restricted Subsidiary, as applicable, has entered into a bona fide binding commitment with a Person other than an Affiliate of the Issuers to make an investment of the type referred to in either such clause in the amount of such Net Proceeds.

When the aggregate amount of Net Proceeds not applied or invested in accordance with the preceding paragraph (“Excess Proceeds”) exceeds $30.0 million, the Issuers will make an Asset Sale Offer to all holders of Notes and any other Pari Passu Indebtedness requiring the making of such an offer to purchase on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to The Depository Trust Company’s (“DTC”) procedures) the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.

Pending the final application of any Net Proceeds, VHS Holdco II or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Selection and Notice

If less than all of the Notes under the Indenture are to be redeemed at any time, the Trustee will select
Notes for redemption as follows:

(1)	if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)	if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate and subject to DTC’s procedures.

No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”) the covenants specifically listed under the following captions in this “Description of Notes” section of this prospectus will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1)	“Repurchase at the Option of Holders—Asset Sales”;

(2)	“—Limitation on Restricted Payments”;

(3)	“—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock”;

(4)	clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets”;

(5)	“—Limitation on Transactions with Affiliates”; and

(6)	“—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.”

During any period that the foregoing covenants have been suspended, the Issuers may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to clause (ii) of the definition of “Unrestricted Subsidiary.”

If and while the Issuers and their Restricted Subsidiaries are not subject to the Suspended Covenants, the holders of Notes will be entitled to substantially less covenant protection. In the event that the Issuers and their Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuers and their Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” The Guarantees of the Guarantors will be suspended during the Suspension Period. Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Asset Sales shall be reset to zero.

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Issuers or any of their Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indenture with respect to the Notes; provided that (1) with respect to Restricted Payments made after such reinstatement, the amount of Restricted Payments made will be calculated as though the limitations contained in the covenant described below under the caption “—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period; and (2) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been incurred or issued pursuant to clause (4) of the second paragraph of “—Limitation on Incurrence of Additional
Indebtedness and Issuance of Preferred Stock.”

There can be no assurance that the Notes will ever receive or maintain Investment Grade Ratings.

Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock

VHS Holdco II will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and VHS Holdco II will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided that VHS Holdco II and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary may issue Preferred Stock if the Fixed Charge Coverage Ratio for VHS Holdco II’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(1)
Indebtedness under Credit Facilities together with the incurrence of the guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $1,275.0 million outstanding at any one time less the amount of all permanent reductions of Indebtedness thereunder as a result of principal payments actually made with Net Proceeds from Asset Sales;

(2)	Indebtedness represented by the Existing VHS Holdco II Notes (including any guarantee thereof and the notes and guarantees thereof to be issued in exchange therefor);

(3)	Indebtedness represented by the Existing Notes and the related Guarantees and the Existing Notes and related Guarantees issued in exchange therefor pursuant to the Registration Rights Agreement;

(4)	Existing Indebtedness (other than Indebtedness described in clauses (1), (2) and (3));

(5)
Indebtedness (including Capitalized Lease Obligations) incurred or issued by VHS Holdco II or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used by or useful to VHS Holdco II or any Restricted Subsidiary in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (5), does not exceed the greater of $75.0 million and 3.0% of Total Assets;

(6)
Indebtedness incurred by VHS Holdco II or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(7)
Indebtedness arising from agreements of VHS Holdco II or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that (A) such Indebtedness is not reflected on the balance sheet (other than Guarantees as a result of an amendment to an obligation in existence on January 29, 2010) of VHS Holdco II or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by VHS Holdco II and any Restricted Subsidiaries in connection with such disposition;

(8)
Indebtedness of VHS Holdco II owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by VHS Holdco II or any Restricted Subsidiary; provided that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to VHS Holdco II or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if either of the Issuers or any Guarantor is the obligor on such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, other than Indebtedness represented by short-term, open account working capital notes entered into in the ordinary course of business for cash management purposes and consistent with past practice, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Issuer with respect to the Notes or of such Guarantor with respect to its Guarantee;

(9)
shares of Preferred Stock of a Restricted Subsidiary issued to VHS Holdco II or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to VHS Holdco II or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

(10)
Hedging Obligations of VHS Holdco II or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding or (B) exchange rate risk with respect to any currency exchange or (C) commodity risk;

(11)
obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees provided by VHS Holdco II or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

(12)
Preferred Stock that is not Disqualified Stock and is issued by a Restricted Subsidiary of VHS Holdco II to a Person holding a minority Equity Interest in such Restricted Subsidiary (after giving effect to such issuance); provided that such Preferred Stock is not exchangeable or convertible into Indebtedness of VHS Holdco II or any of its Restricted Subsidiaries and does not require any cash payment of dividends or distributions at any time that such cash payment would result in a Default or an Event of Default; provided, further, that the aggregate liquidation preference of all Preferred Stock issued pursuant to this clause (12) shall not exceed $25.0 million;

(13)
Indebtedness of VHS Holdco II or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (13), does not at any one time outstanding, when taken together with any Refinancing Indebtedness in respect thereof, exceed the greater of (x) $150.0 million and (y) 5.0% of Total Assets (it being understood that any Indebtedness or Preferred Stock incurred pursuant to this clause (13) shall cease to be deemed incurred or outstanding for purposes of this clause (13) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which VHS Holdco II or such Restricted Subsidiary could have incurred such Indebtedness or Preferred Stock under the first paragraph of this covenant without reliance on this clause (13));

(14)
any guarantee by either of the Issuers or a Guarantor of Indebtedness or other obligations of VHS Holdco II or any Restricted Subsidiary so long as the incurrence of such Indebtedness by VHS Holdco II or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or a Guarantee, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantee, as applicable;

(15)
the incurrence by VHS Holdco II or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund or refinance any Indebtedness incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (13) above, this clause (15) and clause (16) below or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated to the Notes, such Refinancing Indebtedness is subordinated to the Notes at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Restricted Subsidiary that is not the Co-Issuer or a Guarantor that refinances Indebtedness or Preferred Stock of either Issuer or a Guarantor or(y) Indebtedness or Preferred Stock of VHS Holdco II or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and (E) shall not have a stated maturity date prior to the Stated Maturity of the Indebtedness being refunded or refinanced;

(16)
Indebtedness or Preferred Stock of Persons that are acquired by VHS Holdco II or any Restricted Subsidiary or merged into VHS Holdco II or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, either (A) VHS Holdco II or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or (B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;

(17)
Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness, other than credit or purchase cards, is extinguished within five business days of its incurrence;

(18)
Indebtedness of VHS Holdco II or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

(19)	Contribution Indebtedness;

(20)	Indebtedness consisting of the financing of insurance premiums;

(21)	Indebtedness incurred on behalf of or representing Guarantees of Indebtedness of joint ventures of VHS Holdco II or any Restricted Subsidiary not in excess of $25.0 million at any time outstanding;

(22)
Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to VHS Holdco II or any Restricted Subsidiary other than a Securitization Subsidiary (except for Standar Securitization Undertakings);

(23)	Physician Support Obligations incurred by VHS Holdco II or any Restricted Subsidiary;

(24)
Indebtedness consisting of Indebtedness issued by the Issuers or any of their Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuers or any direct or indirect parent company of the Issuers to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments”;

(25)	customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(26)
Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuers and their Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuers and their Restricted Subsidiaries;

(27)
Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms on a recourse basis; and

(28)	all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (1) through (27) above.

For purposes of determining compliance with this “Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (28) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, VHS Holdco II will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Indebtedness under the Credit Agreement outstanding on January 29, 2010 will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The maximum amount of Indebtedness that VHS Holdco II and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

Limitation on Restricted Payments

VHS Holdco II will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a)
declare or pay any dividend or make any other payment or distribution on account of VHS Holdco II’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by VHS Holdco II payable in Equity Interests (other than Disqualified Stock) of VHS Holdco II or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock) or (B) dividends or distributions by a Restricted Subsidiary to VHS Holdco II or any other Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, VHS Holdco II or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(b)
purchase, redeem or otherwise acquire or retire for value any Equity Interests of either of the Issuers or any direct or indirect parent entity of either of the Issuers, including in connection with any merger or consolidation involving either of the Issuers or any such parent entity;

(c)
make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of VHS Holdco II or any Subsidiary Guarantor (other than (x) Indebtedness permitted under clauses (8) and (9) of the definition of “Permitted Debt” or (y) the purchase, repurchase or other acquisition of Subordinated Indebtedness, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

(d)	make any Restricted Investment

(all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as
“Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)
VHS Holdco II would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock”; and

(3)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by VHS Holdco II and the Restricted Subsidiaries after January 29, 2010 (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (8), (9), (11), (12), (13), (15), (16) and (20) of the next succeeding paragraph), is less than the sum, without duplication, of

(a)
50% of the Consolidated Net Income of VHS Holdco II for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after January 29, 2010, to the end of VHS Holdco II’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(b)
100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of VHS Holdco II, of property and marketable securities received by the Issuers since immediately after January 29, 2010 from the issue or sale of (x) Equity Interests of VHS Holdco II (including Retired Capital Stock (as defined below)) (other than (i) Excluded Contributions, (ii) Designated Preferred Stock, (iii) cash proceeds and marketable securities received from the sale of Equity Interests to members of management, directors or consultants of VHS Holdco II, any direct or indirect parent entities of VHS Holdco II and its Subsidiaries following January 29, 2010 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph and (iv) Refunding Capital Stock (as defined below)) and, to the extent actually contributed to VHS Holdco II, Equity Interests of any direct or indirect parent entities of VHS Holdco II and (y) debt securities of VHS Holdco II that have been converted into such Equity Interests of VHS Holdco II (other than Refunding Capital Stock or Equity Interests or convertible debt securities of VHS Holdco II sold to a Restricted Subsidiary or VHS Holdco II, as the case may be, and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

(c)
100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of VHS Holdco II, of property and marketable securities contributed to the capital of VHS Holdco II following January 29, 2010 (other than (i) Excluded Contributions, (ii) the Cash Contribution Amount and (iii) contributions by a Restricted Subsidiary), plus

(d)
100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors of VHS Holdco II, of property and marketable securities received after January 29, 2010 by means of (A) the sale or other disposition (other than to VHS Holdco II or a Restricted Subsidiary) of

Restricted Investments made by VHS Holdco II or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from VHS Holdco II or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by VHS Holdco II or its Restricted Subsidiaries or (B) the sale (other than to VHS Holdco II or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (5) or (14) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

(e)
in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into VHS Holdco II or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to VHS Holdco II or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of VHS Holdco II in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (5) or (14) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment).

The preceding provisions will not prohibit:

(1)
the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the irrevocable redemption notice, as the case may be, if, at the date of declaration or notice, such dividend, distribution or redemption payment, as the case may be, would have complied with the provisions of the Indenture;

(2)
(A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuers or any direct or indirect parent corporation of the Issuers (“Retired Capital Stock”) or Subordinated Indebtedness, as the case may be, in exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuers) of Equity Interests of the Issuers or any direct or indirect parent of the Issuers or contributions to the equity capital of the Issuers (in each case, other than Disqualified Stock) (“Refunding Capital Stock”) and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuers) of Refunding Capital Stock;

(3)
the redemption, repurchase or other acquisition or retirement for value of Subordinated Indebtedness of VHS Holdco II or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof, which is incurred in compliance with the covenant “—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock” so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, (B) such new Indebtedness is subordinated to the Notes and any such applicable Guarantees at least to the same extent as such Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value is subordinated to the Notes and/or Guarantees, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value and (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value;

(4)
a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Issuers or any of their direct or indirect parent entities held by any future, present or former employee, director or consultant of VHS Holdco II, any of its Subsidiaries or (to the extent such person renders services to the businesses of VHS Holdco II and its Subsidiaries) VHS Holdco II’s direct or indirect parent entities, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement; provided that the aggregate amount of all such Restricted Payments made under this clause (4) does not exceed in any calendar year $12.5 million (which shall increase to $25.0 million subsequent to the consummation of an underwritten public Equity Offering by VHS Holdco II or any of its direct or indirect parent entities) (with unused amounts in any calendar year being carried over to the next two succeeding calendar years); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests of VHS Holdco II and, to the extent contributed to VHS Holdco II,

Equity Interests of any of its direct or indirect parent entities, in each case to members of management, directors or consultants of VHS Holdco II, any of its Subsidiaries or (to the extent such person renders services to the businesses of VHS Holdco II and its Subsidiaries) VHS Holdco II’s direct or indirect parent entities, that occurs after January 29, 2010 plus (B) the cash proceeds of key man life insurance policies received by VHS Holdco II or its Restricted Subsidiaries, or by any direct or indirect parent entity to the extent contributed to VHS Holdco II, after January 29, 2010 (provided that VHS Holdco II may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year) less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4); and provided, further, that cancellation of Indebtedness owing to the Issuers from members of management of the Issuers, any of the Issuers’ direct or indirect parent companies or any of the Issuers’ Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuers or any of their direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5)
Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (5) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(6)	repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(7)
the payment of dividends on the common equity interests of the Issuers (or the payment of dividends to any direct or indirect parent of the Issuers to fund a payment of dividends on such entity’s common stock) following the first public offering of the common stock of the Issuers, or the common equity interests of any of their direct or indirect parent entities after January 29, 2010, of up to 6.0% per annum or the net proceeds received by or contributed to the Issuers in any public offering, other than public offerings with respect to common equity interests registered on Form S-8 (or any successor form that provides for registration of securities offered to employees of the registrant) and other than any public sale constituting an Excluded Contribution;

(8)	Restricted Payments equal to the amount of Excluded Contributions;

(9)
the declaration and payment of dividends to, or the making of loans to, VHS Holdings LLC, a Delaware limited liability company, VHS Holdco I, Vanguard or any direct or indirect parent entity in amounts required for VHS Holdings LLC, VHS Holdco I, Vanguard or such parent entity to pay:

(A)
(i) overhead (including salaries and other compensation expenses) and franchise or similar tax liabilities, legal, accounting and other professional fees and expenses in connection with, and to the extent attributable, to the maintenance of VHS Holdings LLC’s, VHS Holdco I’s or Vanguard’s existence and its ownership of VHS Holdco I, Vanguard, the Issuers or any of their Subsidiaries, as applicable, (ii) fees and expenses related to any equity offering, investment or acquisition permitted hereunder (whether or not successful) and (iii) other fees and expenses in connection with, and to the extent attributable to, the maintenance of VHS Holdings LLC’s, VHS Holdco I’s or Vanguard’s existence and its ownership of VHS Holdco I, Vanguard, the Issuers or any of their Subsidiaries, as applicable; and

(B)
with respect to each tax year (or portion thereof) in which VHS Holdco II is treated, for U.S. federal income tax purposes and/or applicable state and local income tax purposes, as either a member of a consolidated, combined or similar tax group of which a direct or indirect parent of VHS Holdco II is the common parent (a “Tax Group”) or a partnership or disregarded entity whose income is included in the income of a Tax Group, the portion of the income taxes of such Tax Group attributable to the income of VHS Holdco II and/or its subsidiaries (as applicable); provided that (x) such amounts for any tax year (or portion    thereof) shall not exceed the income taxes that would have been paid directly by VHS Holdco II and/or its subsidiaries (as applicable) for such tax year (or portion thereof) if VHS Holdco II had been a stand-alone taxpayer or the parent of a stand-alone consolidated group (determined by treating interest expense on the Senior Discount Notes as an expense of VHS Holdco II) and (y) amounts attributable to income of any Unrestricted Subsidiary of VHS Holdco II shall be permitted only to the extent of any payments by such Unrestricted Subsidiary to VHS Holdco II or its Restricted Subsidiaries for such purpose;

(10)	[Reserved];

(11)	distributions or payments of Securitization Fees;

(12)
cash dividends or other distributions on Capital Stock of VHS Holdco II or any of its Restricted Subsidiaries used to, or the making of loans, the proceeds of which will be used to, fund the payment of fees and expenses incurred in connection with the Acquisitions or the offering of the Senior Discount Notes or the Existing Notes or owed to Affiliates, in each case to the extent permitted by the covenant described under “—Limitation on Transactions with Affiliates”;

(13)
declaration and payment of dividends to holders of any class or series of Disqualified Stock of VHS Holdco II or any Restricted Subsidiary or any class of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock” to the extent such dividends are included in the definition of Fixed Charges;

(14)	other Restricted Payments since January 29, 2010 in an aggregate amount not to exceed $100.0 million;

(15)
the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after January 29, 2010 and the declaration and payment of dividends to any direct or indirect parent company of VHS Holdco II, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of any direct or indirect parent company of VHS Holdco II issued after January 29, 2010; provided that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on the first day of such period (and the payment of dividends or distributions) on a pro forma basis, VHS Holdco II would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (15) does not exceed the net cash proceeds actually received by the Issuers from any such sale of Designated Preferred Stock issued after January 29, 2010;

(16)	the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to VHS Holdco II or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(17)
the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by holders of the Notes in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(18)	[Reserved];

(19)
payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of VHS Holdco II or any direct or indirect parent entity of VHS Holdco II that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of VHS Holdco II; provided that, as a result of such consolidation, merger or transfer of assets, the Issuers have made a Change of Control Offer pursuant to the covenant described under “—Repurchase at the Option of Holders—Change of Control” and any Notes tendered in connection therewith have been purchased; and

(20)
cash payments in lieu of fractional shares issuable as dividends on preferred stock or upon the conversion of any convertible debt securities of either Issuer or any of their Restricted Subsidiaries; provided that the Board of Directors of VHS Holdco II shall have determined in good faith that such payments are not made for the purpose of evading the limitations of this “Limitation on Restricted Payments” covenant; provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (B) thereof), (5), (7), (11), (13), (14), (15), (16), (17) and (20) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by VHS Holdco II or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors of VHS Holdco II.

VHS Holdco II will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by VHS Holdco II and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of Investments. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this covenant or the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants described in this offering memorandum.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

VHS Holdco II will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

(1)
pay dividends or make any other distributions on its Capital Stock to VHS Holdco II or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to VHS Holdco II or any of its Restricted Subsidiaries;

(2)	make loans or advances to VHS Holdco II or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to VHS Holdco II or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)
contractual encumbrances or restrictions in effect on January 29, 2010, including, without limitation, pursuant to Existing Indebtedness, the Credit Agreement and related documentation, Hedging Obligations, the Existing Indenture and the Existing VHS Holdco II Notes;

(2)	the Indenture and the Notes;

(3)
purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above in the first paragraph of this covenant on the property so acquired;

(4)	applicable law or any applicable rule, regulation or order;

(5)
any agreement or other instrument of a Person acquired by VHS Holdco II or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)
contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7)
secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under the captions “—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock” and “—Limitation on Liens” that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(8)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)
other Indebtedness of Restricted Subsidiaries that are Guarantors which Indebtedness is permitted to be incurred pursuant to an agreement entered into subsequent to January 29, 2010 in accordance with the covenant described under “—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock”;

(10)
customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, including, without limitation, provisions limiting the disposition or distribution of assets or property; provided that such limitations are applicable only to the assets or property that are the subject of such joint venture agreements and are owned by such joint venture;

(11)	customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of VHS Holdco II or any Restricted Subsidiary;

(12)	customary provisions contained in licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(13)	customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(14)	customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(15)
contracts entered into in the ordinary course of business, not related to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of VHS Holdco II or any Restricted Subsidiary in any manner material to VHS Holdco II or any Restricted Subsidiary;

(16)
any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1), (2) and (5) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of VHS Holdco II, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

(17)
any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; provided that such restrictions apply only to such Securitization Subsidiary.

Limitation on Liens

VHS Holdco II will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness (other than Permitted Liens) on any asset or property of VHS Holdco II or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1)	in the case of Liens securing Subordinated Indebtedness, the Notes and any applicable Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)	in all other cases, the Notes or the applicable Guarantee or Guarantees are equally and ratably secured.

Merger, Consolidation or Sale of All or Substantially All Assets

Merger, Consolidation or Sale of All or Substantially All Assets of the Issuers. Neither Issuer may, directly or indirectly: (a) consolidate or merge with or into or wind up into another Person (whether or not such Issuer is the surviving corporation); or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

(1)
either: (A) such Issuer is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the jurisdiction of organization of such Issuer or the United States, any state of the United States or the District of Columbia (such Issuer or such Person, as the case may be, hereinafter referred to as the “Successor Company”);

(2)
the Successor Company (if other than such Issuer) expressly assumes all the obligations of such Issuer under the Notes, the Indenture and the New Notes Registration Rights Agreement; provided that at all times, a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia must be a co-issuer or the issuer of the Notes;

(3)	immediately after such transaction no Default or Event of Default exists;

(4)
after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company (if other than such Issuer), would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under “—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock” determined on a pro forma basis (including pro forma application of the net proceeds therefrom), as if such transaction had occurred at the beginning of such four-quarter period, or (B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for VHS Holdco II and its Restricted Subsidiaries immediately prior to such transaction;

(5)
each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person’s obligations under the Notes, the Indenture and the New Notes Registration Rights Agreement; and

(6)
such Issuer shall have delivered to the Trustee a certificate from a Responsible Officer and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the Indenture.

The Successor Company will succeed to, and be substituted for, such Issuer under the Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to VHS Holdco II or to another Restricted Subsidiary and (b) either Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating such Issuer in another state of the United States, so long as the amount of Indebtedness of VHS Holdco II and its Restricted Subsidiaries is not increased thereby.

If a direct or indirect parent organized or existing under the laws of the United States, any state of the United States or the District of Columbia (“Parent”) of VHS Holdco II assumes the obligations under the Indenture in a transaction which meets the requirements of this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant treating Parent as the Successor Company for purposes of such covenant, all obligations of VHS Holdco II under the Indenture shall be discharged except to the extent that VHS Holdco II is or becomes a Subsidiary, Restricted Subsidiary or Subsidiary Guarantor of the Notes. In such event, Parent will succeed to, and be substituted for, VHS Holdco II under the Indenture and the Notes.

Merger, Consolidation or Sale of All or Substantially All Assets by a Guarantor. Subject to the provisions described under “Guarantees—Release,” no Guarantor (other than Vanguard) shall consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, unless:

(1)
such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(2)
the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after such transaction no Default or Event of Default exists; and

(4)
the Issuers shall have delivered to the Trustee a certificate from a Responsible Officer and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the Indenture.

The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Indenture and the New Notes Registration Rights Agreement.

Notwithstanding the foregoing, (1) a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States or the District of Columbia, so long as the amount of Indebtedness of the Guarantor is not increased thereby, and (2) any Subsidiary Guarantor may merge into or transfer all or part of its properties and assets to either of the Issuers or another Subsidiary Guarantor. Notwithstanding anything to the contrary herein, except as expressly permitted under the Indenture, no Guarantor shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to VHS Holdco I or Vanguard.

Limitation on Transactions with Affiliates

VHS Holdco II will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless:

(1)
the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to VHS Holdco II or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by VHS Holdco II or such Restricted Subsidiary with an unrelated Person on an arm’s length basis; and

(2)
VHS Holdco II delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of VHS Holdco II set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors of VHS Holdco II.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	transactions between or among VHS Holdco II and/or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(2)	Restricted Payments and Permitted Investments permitted by the Indenture;

(3)
the payment to Sponsors of annual management, consulting, monitoring and advisory fees in an aggregate amount in any fiscal year not in excess of the greater of (A) $6.0 million and (B) 2.0% of EBITDA of VHS Holdco II and its Restricted Subsidiaries for the immediately preceding fiscal year, plus reasonable out-of-pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods (but after January 29, 2010), and the execution of any management or monitoring agreement subject to the same limitations;

(4)
the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of VHS Holdco II, any Restricted Subsidiary or (to the extent such person renders services to the businesses of VHS Holdco II and its Subsidiaries) any of VHS Holdco II’s direct or indirect parent entities;

(5)
payments by VHS Holdco II or any Restricted Subsidiary to the Sponsors and any of their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of VHS Holdco II in good faith;

(6)
transactions in which VHS Holdco II or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to VHS Holdco II or such Restricted Subsidiary from a financial point of view;

(7)
payments or loans (or cancellations of loans) to employees or consultants of VHS Holdco II, any Restricted Subsidiary or (to the extent such person renders services to the businesses of VHS Holdco II and its Subsidiaries) any of VHS Holdco II’s direct or indirect parent entities, which are approved by a majority of the Board of Directors of VHS Holdco II in good faith and which are otherwise permitted under the Indenture;

(8)
payments made or performance under any agreement as in effect on January 29, 2010 or any amendment thereto (so long as any such amendment is not less advantageous to the holders of the Notes in any material respect than the original agreement as in effect on January 29, 2010);

(9)
the existence of, or the performance by VHS Holdco II or any of its Restricted Subsidiaries of its obligations under the terms of, the LLC Agreement (including any registration rights agreement or purchase agreements related thereto to which it is party on January 29, 2010 and any similar agreement that it may enter into thereafter);

provided that the existence of, or the performance by VHS Holdco II or any of its Restricted Subsidiaries of its obligations under any future amendment to the LLC Agreement or under any similar agreement or amendment thereto entered into after January 29, 2010 shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to holders of the Notes in any material respect;

(10)
transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to VHS Holdco II and or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of VHS Holdco II or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11)
if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) of the Issuers to VHS Holdco I, to any direct or indirect parent of VHS Holdco I, or to any Permitted Holder;

(12)	any transaction effected as part of a Qualified Securitization Financing;

(13)	any transaction with a Captive Insurance Subsidiary in the ordinary course of operations of such Captive Insurance Subsidiary;

(14)
payments or loans (or cancellation of loans) to employees or consultants of the Issuers, any of their direct or indirect parent companies or any of their Restricted Subsidiaries and any employment agreements entered into by VHS Holdco II or any of the Restricted Subsidiaries in the ordinary course of business;

(15)	transactions with joint ventures in Permitted Businesses entered into in the ordinary course of business and in a manner consistent with past practice;

(16)
any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of VHS Holdco II; and

(17)
Investments by any of the Sponsors in securities of the Issuers or any of their Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such investors in connection therewith) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Payments for Consent

VHS Holdco II will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Existence of Corporate Co-Issuer

VHS Holdco II will always maintain a Wholly-Owned Subsidiary that is a Restricted Subsidiary of VHS Holdco II organized as a corporation under the laws of the United States of America, any state thereof or the District of Columbia that will serve as a co-issuer of the Notes unless VHS Holdco II is itself a corporation under the laws of the United States of America, any state thereof or the District of Columbia.

Reports to Holders

Whether or not required by the Commission, so long as any Notes are outstanding, VHS Holdco II will furnish to the holders of Notes, within 45 days after the end of each of the first three fiscal quarters of each fiscal year commencing with the fiscal quarter ended December 31, 2010 or (in the case of annual financial information) within 90 days after the end of each fiscal year, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if VHS Holdco II were required to file such Forms, including a “Management’s

Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by VHS Holdco II’s certified independent accountants.

In addition, whether or not required by the Commission, VHS Holdco II will file a copy of all of the information and reports referred to above with the Commission for public availability within the time periods specified above (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, VHS Holdco II has agreed that, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

So long as Vanguard is a Guarantor, holds no material assets other than cash, Cash Equivalents and the Capital Stock of VHS Holdco I or the Issuers (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Notes pursuant to this covenant may, at the option of VHS Holdco II, be filed by and be those of Vanguard rather than VHS Holdco II. The Indenture provides that VHS Holdco II will be deemed to be in compliance with the provisions of the covenant described under this caption if Vanguard shall have filed such reports, documents and other information with the Commission using its Electronic Data Gathering, Analysis and Referral System or any successor system.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer (as defined under “Exchange Offer; Registration Rights”) or the effectiveness of the Shelf Registration Statement (as defined under “Exchange Offer; Registration Rights”) by the filing with the Commission of the Exchange Offer Registration Statement (as defined under “Exchange Offer; Registration Rights”) and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Events of Default

Under the Indenture, an Event of Default is defined as any of the following:

(1)	the Issuers default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under the Indenture;

(2)	the Issuers default in the payment when due of interest or Additional Interest, if any, on or with respect to the Notes issued under the Indenture and such default continues for a period of 30 days;

(3)
either of the Issuers defaults in the performance of, or breaches any covenant, warranty or other agreement contained in the Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days after written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(4)
either of the Issuers or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by VHS Holdco II or any Restricted Subsidiary or the payment of which is guaranteed by VHS Holdco II or any Restricted Subsidiary (other than Indebtedness owed to VHS Holdco II or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after January 29, 2010, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $30.0 million or more at any one time outstanding;

(5)	certain events of bankruptcy affecting the Issuers or any Significant Subsidiary;

(6)
either of the Issuers or any Significant Subsidiary fails to pay final judgments (other than any judgments covered by insurance policies issued by reputable and creditworthy insurance companies) aggregating in excess of $30.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 consecutive days after such judgment becomes final, and an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

(7)
the Guarantee of VHS Holdco I or any Guarantee of a Significant Subsidiary fails to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under its Guarantee and such Default continues for 10 days.

If an Event of Default (other than an Event of Default specified in clause (5) above with respect to either of the Issuers) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes under the Indenture may declare the principal of and accrued interest on such Notes to be due and payable by notice in writing to the Issuers and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (5) above with respect to either of the Issuers occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes issued under the Indenture as described in the preceding paragraph, the holders of a majority in principal amount of the outstanding Notes issued under the Indenture may rescind and cancel such declaration and its consequences:

(1)	if the rescission would not conflict with any judgment or decree;

(2)	if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)
to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)	if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)
in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an Officers’ Certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The holders of a majority in principal amount of the Notes issued under the Indenture may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on such Notes.

In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuers deliver an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of the Notes, unless such holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuers or any direct or indirect parent entity (other than VHS Holdco I or Vanguard), as such, will have any liability for any obligations of the Issuers under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their and the Guarantors’ obligations discharged with respect to the outstanding Notes, the Guarantees and the Indenture (“Legal Defeasance”) except for:

(1)
the rights of holders of outstanding Notes issued thereunder to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

(2)
the Issuers’ obligations with respect to the Notes issued thereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties, protections, indemnities and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes issued thereunder. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of the Issuers but not their Restricted Subsidiaries) described under “—Events of Default” will no longer constitute an Event of Default with respect to the Notes issued thereunder. If the Issuers exercise their Legal Defeasance or Covenant Defeasance option, each Guarantor will be released from all of its obligations with respect to its Guaranty.

In order to exercise either Legal Defeasance or Covenant Defeasance under the Indenture:

(1)
the Issuers must irrevocably deposit with the Trustee, in trust for the benefit of the holders of the Notes issued thereunder, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)
in the case of Legal Defeasance, the Issuers have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, subject to customary assumptions and exclusions, the holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the Issuers have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) or insofar as Events of Default (other than Events of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the Credit Agreement or any other material agreement or instrument (other than the Indenture) to which VHS Holdco II or any of its Restricted Subsidiaries is a party or by which VHS Holdco II or any of its Restricted Subsidiaries is bound;

(6)
the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(7)
the Issuers must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, subject to customary assumptions and exclusions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)	either:

(a)
all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b)
all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2)	the Issuers have paid or caused to be paid all sums payable by them under the Indenture; and

(3)
in the event of a deposit as provided in clause (1)(b), the Issuers have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes issued thereunder at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Modification of the Indenture

Except as provided in the next three succeeding paragraphs, the Indenture or the Notes issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding issued under the Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the

Notes issued thereunder may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes issued under the Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each holder affected, an amendment or waiver of the Indenture may not (with respect to any Notes held by a non-consenting holder):

(1)	reduce the principal amount of Notes issued thereunder whose holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes issued thereunder (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest on any Note issued thereunder;

(4)
waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes issued thereunder (except a rescission of acceleration of the Notes issued thereunder by the holders of at least a majority in aggregate principal amount of the Notes issued thereunder and a waiver of the payment default that resulted from such acceleration);

(5)	make any Note payable in money other than that stated in the Notes;

(6)
make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes issued thereunder;

(7)	waive a redemption payment with respect to any Note issued thereunder (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	modify the Guarantees in any manner adverse to the holders of the Notes;

(9)	make any change in the preceding amendment and waiver provisions; or

(10)	modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes in a manner that would materially adversely affect the holders of the Notes.

Notwithstanding the preceding paragraph, without the consent of any holder of Notes, the Issuers and the Trustee may amend or supplement the Indenture or the Notes issued thereunder:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to provide for the assumption of either Issuers’ obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of such Issuers’ assets;

(4)	to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)	to add a Guarantee of the Notes;

(7)
to conform the text of the Indenture, the Notes or the Guarantees to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Guarantees; or

(8)	to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof.

Governing Law

The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

If the Trustee becomes a creditor of the Issuers or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The holders of a majority in principal amount of the then outstanding Notes issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person;

(2)	Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person; and

(3)
Indebtedness of any other Person assumed in connection with, and existing at the time of, an acquisition by a Restricted Subsidiary of the property or assets that constitute substantially all of a division or line of business of such Person, but excluding in any event Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, or such assets or property being acquired by, such specified Person.

“Acquisitions” means the acquisition by Vanguard and certain of its consolidated subsidiaries of substantially all of the assets of The Detroit Medical Center from The Detroit Medical Center, pursuant to a purchase and sale agreement, effective January 1, 2011, the acquisition of substantially all of the assets of Westlake Hospital and West Suburban Medical Center from affiliates of Resurrection Health Care of Chicago, pursuant to an asset purchase agreement, dated March 17, 2010 and the acquisition of certain assets and liabilities of the Arizona Heart Hospital and of the Arizona Heart Institute.

“Additional Interest” means any additional interest that may from time to time be owing pursuant to the
New Notes Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means with respect to any Note on the applicable redemption date, the greater of:

(1)	1.0% of the then outstanding principal amount of the Note; and

(2)	the excess of:

(a)
the present value at such redemption date of (i) the redemption price of the Notes at February 1, 2014 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Notes through February 1, 2014 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the then outstanding principal amount of the Note.

“Asset Sale” means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of VHS Holdco II or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary, other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than VHS Holdco II or a Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than:

(1)	a disposition of Cash Equivalents or obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business;

(2)
the disposition of all or substantially all of the assets of either of the Issuers in a manner permitted pursuant to the covenant contained under the caption “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(3)
the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to the covenant contained under the caption “—Certain Covenants—Limitation on Restricted Payments”;

(4)
any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $15.0 million;

(5)	any disposition of property or assets or issuance of securities by a Restricted Subsidiary to VHS Holdco II or by VHS Holdco II or a Restricted Subsidiary to another Restricted Subsidiary;

(6)	the lease, assignment, license or sublease of any real or personal property in the ordinary course of business;

(7)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(8)	sales of assets received by VHS Holdco II or any Restricted Subsidiary upon foreclosures on a Lien;

(9)
sales of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” to a Securitization Subsidiary in connection with any Qualified Securitization Financing;

(10)
a transfer of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing;

(11)
any exchange of assets for assets related to a Permitted Business of comparable market value, as determined in good faith by VHS Holdco II, which in the event of an exchange of assets with a fair market value in excess of (1) $25.0 million shall be evidenced by an Officer’s Certificate of VHS Holdco II, and (2) $50.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of VHS Holdco II;

(12)
the substantially contemporaneous sale and leaseback of an asset; provided that the sale and leaseback occurs within 180 days after the date of the acquisition of the asset by VHS Holdco II or any Restricted Subsidiary and the Net Proceeds of such sale and leaseback are applied in accordance with the “Asset Sales” covenant;

(13)
the sale or transfer, in the ordinary course of business consistent with past practice, of receivables owing to VHS Holdco II or any Restricted Subsidiary for the purpose of collection of outstanding balances thereunder;

(14)	the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis; and

(15)	any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business.

“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “beneficially owns” and “beneficially owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)
with respect to a limited liability company, the board of directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof;

(3)	with respect to a partnership, the board of directors of the general partner or manager of the partnership; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations of the Issuers or their Restricted Subsidiaries either existing on January 29, 2010 or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of Vanguard as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment or otherwise, shall for all purposes under the Indenture (including, without limitation, the calculation of Consolidated Net Income and EBITDA) not be treated as capital lease obligations, Capitalized Lease Obligations or Indebtedness.

“Captive Insurance Subsidiary” means a Subsidiary of VHS Holdco II or any Restricted Subsidiary established for the purpose of insuring the healthcare businesses or facilities owned or operated by VHS Holdco II or any of its Subsidiaries or any physician employed by or on the medical staff of any such business or facility.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuers described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1)	U.S. dollars or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)
direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with maturities not exceeding two years;

(3)
certificates of deposit and time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any commercial bank having capital and surplus in excess of $500,000,000;

(4)
repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-1 from Moody’s or P-1 from S&P;

(6)
securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State or commonwealth of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s;

(7)	investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8)
money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500.0 million.

“Change of Control” means the occurrence of any of the following:

(1)
the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of VHS Holdco II and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2)
any of Vanguard, VHS Holdco I or either of the Issuers becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of either of the Issuers or any of their respective direct or indirect parent corporations or entities.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Commission” means the Securities and Exchange Commission.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, (i) the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments (if any) pursuant to interest rate Hedging Obligations, but excluding amortization of deferred financing fees, expensing of any bridge or other financing fees and expenses and (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, Securitization Fees), less (ii) interest income of such Person and its Restricted Subsidiaries (other than cash interest income of the Captive Insurance Subsidiaries) for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that

(1)
any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses relating thereto) or income or expense or charge (including, without limitation, severance, relocation and other restructuring costs) including, without limitation, any severance expense, and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses, charges and change in control payments related to the Acquisitions or the offerings of the Senior Discount Notes or the Existing Notes, in each case shall be excluded;

(2)	the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(3)	any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded;

(4)
any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of VHS Holdco II) shall be excluded;

(5)	any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

(6)
an amount equal to the amount of Tax Distributions under clause 9(B) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” actually made to VHS Holdco I, Vanguard or VHS Holdings LLC in respect of the net taxable income allocated by VHS Holdco II to VHS Holdco I, Vanguard or VHS Holdings LLC for such period shall be included as though such amounts had been paid as income taxes directly by VHS Holdco II;

(7)
(A) the Net Income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to VHS Holdco II or a Restricted Subsidiary thereof in respect of such period and (B) without duplication, the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to VHS Holdco II or a Restricted Subsidiary thereof in excess of the amounts included in clause (A);

(8)
any increase in amortization or depreciation or any one-time non-cash charges resulting from purchase accounting in connection with any acquisition that is consummated after January 29, 2010 shall be excluded;

(9)	any non-cash impairment charges resulting from the application of U.S. GAAP and the amortization of intangibles pursuant to U.S. GAAP shall be excluded;

(10)
any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(11)	any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of U.S. GAAP shall be excluded; and

(12)
solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than a Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to VHS Holdco II or any Restricted Subsidiary thereof in respect of such period, to the extent not already included therein.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

Notwithstanding the foregoing, for the purpose of the covenant contained under the caption “—Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by VHS Holdco II and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments by VHS Holdco II and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by VHS Holdco II and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of the first paragraph of the covenant contained under the caption “—Certain Covenants— Limitation on Restricted Payments.”

“Consolidated Senior Secured Debt Ratio” as of any date of determination means the ratio of (1) Consolidated Total Indebtedness of VHS Holdco II and its Restricted Subsidiaries that is secured by a Lien as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, less the Unrestricted Cash of VHS Holdco II and its Restricted Subsidiaries at such date to (2) EBITDA of VHS Holdco II and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of VHS Holdco II and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Issuers or any Subsidiary Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuers after January 29, 2010; provided that:

(1)
if the aggregate principal amount of such Contribution Indebtedness is greater than the aggregate amount of such cash contributions to the capital of the Issuers, the amount in excess shall be Indebtedness (other than secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the Notes, and

(2)
such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contribution and (b) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the incurrence date thereof.

“Credit Agreement” means that certain Credit Agreement, dated as of January 29, 2010, among VHS Holdco I, VHS Holdco II, the Lenders party thereto, Bank of America, N.A., as administrative agent, Barclays Bank PLC, as syndication agent, the other agents named therein, and Banc of America Securities LLC and Barclays Capital, as joint lead arrangers and book runners, together with all agreements, notes, instruments and documents executed or delivered pursuant thereto and in connection therewith, including, without limitation, all mortgages, other security documents and guaranties, in each case as amended (including any amendment and restatement), supplemented, extended, renewed, replaced (by one or more credit facilities, debt instruments, indentures and/or related documentation) or otherwise modified from time to time, including, without limitation, any agreement increasing the amount of, extending the maturity of or refinancing in whole or in part

(including, but not limited to, by the inclusion of additional or different lenders or financial institutions thereunder or additional borrowers or guarantors thereof) all or any portion of the Indebtedness under such agreement or any successor agreement or agreements and whether by the same or any other agent, lender or group of lenders or other financial institutions.

“Credit Facilities” means, with respect to the Issuers or any of their Restricted Subsidiaries, one or more debt facilities, including the Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock” hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by VHS Holdco II or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuers or any direct or indirect parent company of the Issuers (other than Disqualified Stock), that is issued for cash (other than to the Issuers or any of their Subsidiaries or an employee stock ownership plan or trust established by the Issuers or any of their Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the final scheduled maturity date of the Notes or the date the Notes are no longer outstanding; provided (x) that if such Capital Stock is issued to any plan for the benefit of employees of the Issuers or their Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by either of the Issuers or their Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (y) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require either of the Issuers or the Subsidiary that issued such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale, will not constitute Disqualified Stock.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (A) plus, without duplication, and in each case to the extent deducted in calculating Consolidated Net Income for such period:

(1)
provision for taxes based on income, profits or capital of such Person for such period, including, without limitation, state, franchise and similar taxes (including any Tax Distribution taken into account in calculating Consolidated Net Income), plus

(2)	Consolidated Interest Expense of such Person for such period, plus

(3)	Consolidated Depreciation and Amortization Expense of such Person for such period, plus

(4)
any reasonable expenses or charges related to the Acquisitions, the offerings of the Senior Discount Notes or the Existing Notes, any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under the Indenture (including a refinancing thereof) (whether or not successful), plus

(5)	the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension charges), plus

(6)
the non-controlling interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties, plus

(7)	the non-cash portion of “straight-line” rent expense, plus

(8)
the amount of any expense to the extent a corresponding amount is received in cash by VHS Holdco II and its Restricted Subsidiaries from a Person other than VHS Holdco II or any Subsidiary of VHS Holdco II under any agreement providing for reimbursement of any such expense; provided such reimbursement payment has not been included in determining Consolidated Net Income or EBITDA (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods), plus

(9)
the amount of management, consulting, monitoring and advisory fees and related expenses paid to the Sponsors or any other Permitted Holder (or any accruals related to such fees and related expenses) during such period; provided that such amount shall not exceed in any four-quarter period the greater of (x) $6.0 million and (y) 2.0% of EBITDA of VHS Holdco II and its Restricted Subsidiaries for each period, plus

(10)
without duplication, any other non-cash charges (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), plus

(11)	any net losses resulting from Hedging Obligations entered into in the ordinary course of business;

and (B) less the sum of, without duplication, (1) non-cash items increasing Consolidated Net Income for such period(excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges or asset valuation adjustments made in any prior period); (2) the non-controlling interest income consisting of subsidiary losses attributable to the minority equity interests of third parties in any non-Wholly- Owned Subsidiary, (3) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense and (4) any net gains resulting from Hedging Obligations entered into in the ordinary course of business relating to intercompany loans, to the extent that the notional amount of the related Hedging Obligation does not exceed the principal amount of the related intercompany loan.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). “Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuers or any of their direct or indirect parent corporations (excluding Disqualified Stock), other than (i) public offerings with respect to common stock of the Issuers or of any direct or indirect parent corporation of the Issuers registered on Form S-8 (or any successor form that provides for registration of securities offered to employees of the registrant) and (ii) any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds, in each case received after January 29, 2010 by VHS Holdco II and its Restricted Subsidiaries from:

(1)	contributions to its common equity capital; and

(2)
the sale (other than to a Subsidiary of VHS Holdco II or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of VHS Holdco II or any Subsidiary of VHS Holdco II) of Capital Stock (other than Disqualified Stock), in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph of the covenant contained under the caption “—Certain Covenants—Limitation on Restricted Payments.”

“Existing Indebtedness” means Indebtedness of VHS Holdco II and its Subsidiaries in existence on the Issue Date.

“Existing Indenture” means the indenture dated as of January 29, 2010, as supplemented, among the Issuers, the guarantors named therein and U.S. Bank National Association, as trustee.

“Existing VHS Holdco II Notes” means the 8% Senior Notes due 2018 issued by the Issuers pursuant to the Existing Indenture.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period consisting of such Person’s and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that VHS Holdco II or any Restricted Subsidiary incurs, assumes, guarantees or repays any Indebtedness or issues or repays Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers or consolidations (as determined in accordance with GAAP) that have been made by VHS Holdco II or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into VHS Holdco II or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition (including the Acquisitions), disposition, merger, consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition (including the Acquisitions), disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition (including the Acquisitions) or other Investment and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of VHS Holdco II and such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of VHS Holdco II of any closing) of any facility, as applicable; provided that, in either case, such adjustments are set forth in an Officers’ Certificate signed by the chief financial officer of VHS Holdco II and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to the Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of VHS Holdco II to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as VHS Holdco II may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense of such Person for such period, (b) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and (c) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) of any series of Disqualified Stock.

“Foreign Subsidiary” means any Subsidiary of VHS Holdco II that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

“GAAP” means generally accepted accounting principles in the United States in effect on January 29, 2010. For purposes of this Description of Notes, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

“Government Securities” means securities that are

(a)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

(b)
obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Issuers under the Indenture and the Notes by a Guarantor in accordance with the provisions of the Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.

“Guarantor” means any Person, including VHS Holdco I, Vanguard (so long as it guarantees the Notes) and the Subsidiary Guarantors, that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holdco Notes” means the 10.375% Senior Discount Notes due 2016 issued by Vanguard pursuant to an indenture to be dated as of January 26, 2011, between Vanguard and U.S. Bank National Association.

“Indebtedness” means, with respect to any Person,

(a)	any indebtedness (including principal and premium) of such Person, whether or not contingent,

(i)	in respect of borrowed money,

(ii)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof),

(iii)
representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (B) reimbursement obligations in respect of trade letters of credit obtained in the ordinary course of business with expiration dates not in excess of 365 days from the date of issuance (x) to the extent undrawn or (y) if drawn, to the extent repaid in full within 20 business days of any such drawing, or

(iv)	representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b)	Disqualified Stock of such Person;

(c)
to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(d)	to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); and

(e)
to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by, VHS Holdco II or any of its Restricted Subsidiaries) under any Securitization Financing (as set forth in the books and records of VHS Holdco II or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Securitization Financing);

provided that Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money and any obligations under or in respect of operating leases shall be deemed not to constitute Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of VHS Holdco II, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)
securities issued by the U.S. government or by any agency or instrumentality thereof and directly and fully guaranteed or insured by the U.S. government (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition,

(2)	investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(3)
corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers or suppliers, commission, travel and similar advances to officers and employees, and, to the extent recorded in conformity with GAAP on the balance sheet of VHS Holdco II as accounts receivable, prepaid expenses or deposits, endorsements for collections or deposits, in each case to the extent arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If VHS Holdco II or any Subsidiary of VHS Holdco II sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of
VHS Holdco II such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of VHS Holdco II, VHS Holdco II will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” (i) “Investments” shall include the portion (proportionate to VHS Holdco II’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of VHS Holdco II at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted

Subsidiary, VHS Holdco II shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) VHS Holdco II’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to VHS Holdco II’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by VHS Holdco II; and (iii) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after January 29, 2010 ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Board of Directors of VHS Holdco II in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by VHS Holdco II and the Restricted Subsidiaries immediately after such transfer.

“Issue Date” means the date on which the Existing Notes were originally issued.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary), any purchase option, call or similar right of a third party with respect to such securities.

“LLC Agreement” means the LLC Agreement among certain of the Sponsors and VHS Holdings LLC.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of Vanguard, VHS Holdco I and the Issuers, as the case may be, on January 29, 2010 together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of Vanguard, VHS Holdco I or the Issuers, as the case may be, was approved by a vote of a majority of the directors of Vanguard, VHS Holdco I or the Issuers, as the case may be, then still in office who were either directors on January 29, 2010 or whose election or nomination was previously so approved and (2) executive officers and other management personnel of Vanguard, VHS Holdco I or the Issuers, as the case may be, hired at a time when the directors on January 29, 2010 together with the directors so approved constituted a majority of the directors of Vanguard, VHS Holdco I or the Issuers, as the case may be.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP (excluding the portion of such net income attributable to non-controlling interests of Subsidiaries) and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

“Net Proceeds” means the aggregate cash proceeds received by VHS Holdco II or any Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), payments required to be made to holders of non-controlling interests in Restricted Subsidiaries as a result of such Asset Sale, amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the fourth paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by VHS Holdco II as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by VHS Holdco II after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that any net proceeds of an Asset Sale by a non-guarantor Subsidiary that are subject to restrictions on repatriation to VHS Holdco II will not be considered Net Proceeds for so long as such proceeds are subject to such restrictions.

“Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness. “Officer” means the Chairman of the Board, the Vice Chairman

(if any), the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuers.

“Officers’ Certificate” means a certificate signed on behalf of the Issuers by two Officers of the Issuers, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuers, that meets the requirements set forth in the Indenture.

“Pari Passu Indebtedness” means any Indebtedness of the Issuers or any Guarantor that ranks pari passu in right of payment with the Notes or the Guarantees, as applicable.

“Permitted Business” means any business in the healthcare industry, including, without limitation, the business of owning and operating acute care hospitals and other related healthcare services and any services and any captive insurance company, activities or businesses incidental or directly related or reasonably similar thereto and any line of business engaged in by the Issuers or any of their direct or indirect Subsidiaries on January 29, 2010 or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Debt” is defined under the caption “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock.”

“Permitted Holders” means, at any time, each of (i) the Sponsors and their Affiliates (not including, however, any portfolio companies of any of the Sponsors), (ii) one or more of the executive officers of Vanguard as of January 29, 2010 listed in the offering memorandum relating to the Existing VHS Holdco II Notes under the caption “Management” (excluding any representatives of the Sponsors and their Affiliates) and (iii) the Management Group, excluding those persons included in clause (ii) hereof, with respect to not more than 5.0% of the total voting power of the Equity Interests of Vanguard, VHS Holdco I, the Issuers or any direct or indirect parent company of any of such Persons. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means

(1)	any Investment by VHS Holdco II in any Restricted Subsidiary or by a Restricted Subsidiary in another Restricted Subsidiary;

(2)	any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3)
any Investment by VHS Holdco II or any Restricted Subsidiary in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, VHS Holdco II or a Restricted Subsidiary;

(4)
any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)
any Investment existing on January 29, 2010 or made pursuant to binding commitments in effect on January 29, 2010 or an Investment consisting of any extension, modification or renewal of any Investment existing on January 29, 2010 (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of January 29, 2010, of the original Investment so extended, modified or renewed);

(6)
(A) loans and advances to officers, directors and employees, not in excess of $10.0 million in the aggregate outstanding at any one time and (B) loans and advances of payroll payments and expenses to officers, directors and employees in each case incurred in the ordinary course of business;

(7)
any Investment acquired by VHS Holdco II or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by VHS Holdco II or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) in satisfaction of a judgment or as a result of a foreclosure by VHS Holdco II or any Restricted

Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Hedging Obligations permitted under clause (10) of the definition of “Permitted Debt”;

(9)
any Investment by VHS Holdco II or a Restricted Subsidiary since January 29, 2010 in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $90.0 million and (y) 3.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)	Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”;

(11)	Investments the payment for which consists of Equity Interests of the Issuers or any direct or indirect parent companies of the Issuers (exclusive of Disqualified Stock);

(12)
guarantees (including Guarantees) of Indebtedness permitted under the covenant contained under the caption “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock” and performance guarantees consistent with past practice;

(13)
any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the covenant described under “—Certain Covenants—Limitation on Transactions with Affiliates” (except transactions described in clauses (2), (6), (7) and (10) of the second paragraph thereof);

(14)
Investments of a Restricted Subsidiary acquired after January 29, 2010 or of an entity merged into the Issuers or merged into or consolidated with a Restricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” after January 29, 2010 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(15)
guarantees by VHS Holdco II or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;

(16)	Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(17)
Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(18)
any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided that any Investment in a Securitization Subsidiary is in the form of a Purchase Money Note, contribution of additional Securitization Assets or an equity interest;

(19)	additional Investments in joint ventures of VHS Holdco II or any Restricted Subsidiaries existing on January 29, 2010 in an aggregate amount not to exceed $25.0 million;

(20)	Physician Support Obligations made by the Issuers or a Subsidiary Guarantor;

(21)
Investments in a Captive Insurance Subsidiary in an amount that does not exceed the minimum amount of capital required under the laws of the jurisdiction in which such Captive Insurance Subsidiary is formed plus the amount of any reasonable general corporate and overhead expenses of such Captive Insurance Subsidiary, and any Investment by a Captive Insurance Subsidiary that is a legal investment for an insurance company under the laws of the jurisdiction in which such Captive Insurance Subsidiary is formed and made in the ordinary course of its business and rated in one of the four highest rating categories;

(22)
Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; and

(23)
additional Investments by VHS Holdco II or any Restricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (23), not to exceed 3.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means the following types of Liens:

(1)	deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

(2)
Liens in favor of issuers of performance, surety bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

(3)
Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary of VHS Holdco II; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by VHS Holdco II or any Restricted Subsidiary;

(4)
Liens on property at the time VHS Holdco II or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into VHS Holdco II or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens may not extend to any other property owned by VHS Holdco II or any Restricted Subsidiary;

(5)
Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to VHS Holdco II or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock”;

(6)	Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

(7)
Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(8)	Liens in favor of VHS Holdco II or any Restricted Subsidiary;

(9)
Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Liens referred to in clauses (3), (4), (25) and (26) of this definition; provided that (A) such new Lien shall be limited to all or part of the same property that secured the original Liens (plus improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (3), (4), (25) and (26) at the time the original Lien became a Permitted Lien under the Indenture and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(10)	Liens on Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” incurred in connection with any Qualified Securitization Financing;

(11)
Liens for taxes, assessments or other governmental charges or levies of or against VHS Holdco II or one of its Subsidiaries not yet delinquent, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or pursuant to the agreement dated October 25, 2004, entered into under Section 7121 of the Code between Vanguard Health Financial Company LLC and the Commissioner of Internal Revenue with respect to the election under Section 953(d) made (or to be made) by Volunteer Insurance, Ltd. or for property taxes on property that VHS Holdco II or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(12)
judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may    have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(13)
(A) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (B) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Vanguard, VHS Holdco I, VHS Holdco II or any Restricted Subsidiary;

(14)
landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, VHS Holdco II or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(15)
zoning restrictions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of VHS Holdco II or any Restricted Subsidiary;

(16)
Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of VHS Holdco II or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of VHS Holdco II and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of VHS Holdco II or any Restricted Subsidiary in the ordinary course of business;

(17)	Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(18)
Liens securing obligations in respect of trade-related letters of credit permitted under the caption “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock” and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(19)	any interest or title of a lessor under any lease or sublease entered into by VHS Holdco II or any Restricted Subsidiary in the ordinary course of business;

(20)	licenses of intellectual property granted in a manner consistent with past practice;

(21)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(22)	Liens solely on any cash earnest money deposits made by VHS Holdco II or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(23)	Liens with respect to obligations of VHS Holdco II or a Restricted Subsidiary with an aggregate fair market value (valued at the time of creation thereof) of not more than $50.0 million at any time;

(24)	deposits or pledges in connection with bids, tenders, leases and contracts (other than contracts for the payment of money) entered into in the ordinary course of business;

(25)
Liens securing Capitalized Lease Obligations permitted to be incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Preferred Stock” and Indebtedness permitted to be incurred under clause (5) of the second paragraph of such covenant; provided, however, that such Liens securing Capitalized Lease Obligations or Indebtedness incurred under clause (5) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Preferred Stock” may not extend to property owned by VHS Holdco II or any Restricted Subsidiary other than the property being leased or acquired pursuant to such clause (5);

(26)	Liens existing on the Issue Date;

(27)
Liens securing Indebtedness of the Issuers or a Restricted Subsidiary under a Credit Agreement to the extent such indebtedness has been incurred pursuant to clause (1) of the second paragraph of the covenant described under the heading “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock”;

(28)
Liens securing Pari Passu Indebtedness permitted to be incurred pursuant to the covenant described under “— Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock” in an amount not to exceed the maximum amount of Indebtedness such that the Consolidated Senior Secured Debt Ratio (at the time of incurrence of such Indebtedness after giving pro forma effect thereto in a manner consistent with the calculation of the Fixed Charge Coverage Ratio) would not be greater than 3.50 to 1.00;

(29)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuers and their Restricted Subsidiaries in the ordinary course of business;

(30)	Liens on equipment of the Issuers or any of their Restricted Subsidiaries granted in the ordinary course of business to the Issuers’ clients;

(31)
Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(32)
Liens deemed to exist in connection with Investments in repurchase agreements permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; and

(33)
Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Physician Support Obligation” means a loan to or on behalf of, or a guarantee of indebtedness of, (i) a physician or healthcare professional providing service to patients in the service area of a hospital or other healthcare facility operated by VHS Holdco II or any of its Subsidiaries or (ii) any independent practice association or other entity majority-owned by any Person described in clause (i) made or given by VHS Holdco II or any Subsidiary of VHS Holdco II, in each case:

(a)	in the ordinary course of its business; and

(b)	pursuant to a written agreement having a period not to exceed five years.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

“Purchase Money Note” means a promissory note of a Securitization Subsidiary evidencing a line of credit, which may be irrevocable, from Vanguard or any Subsidiary of Vanguard to a Securitization Subsidiary in connection with a Qualified Securitization Financing, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (a) shall be repaid from cash available to the Securitization Subsidiary, other than (i) amounts required to be established as reserves, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in clause (a).

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of VHS Holdco II in good faith, except that in the event the value of any such assets or Capital Stock exceeds $25.0 million or more, the fair market value shall be determined by an Independent Financial Advisor.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors of VHS Holdco II shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuers and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by VHS Holdco II) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by VHS Holdco II) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of VHS Holdco II or any Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by any Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Responsible Officer” of any Person means any executive officer or financial officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of the Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of VHS Holdco II that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary. Unless otherwise indicated, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of VHS Holdco II, including the Co-Issuer.

"S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Assets” means any accounts receivable, inventory, royalty or revenue streams from sales of inventory subject to a Qualified Securitization Financing.

“Securitization Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by Vanguard or any of its Subsidiaries pursuant to which Vanguard or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by Vanguard or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of Vanguard or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization

Assets and any Hedging Obligations entered into by Vanguard or any of its Subsidiaries in connection with such Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a Wholly-Owned Subsidiary of Vanguard (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which Vanguard or any of its Subsidiaries makes an Investment and to which Vanguard or any of its Subsidiaries transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of Vanguard or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Vanguard or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Vanguard or any of its Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Vanguard or any of its Subsidiaries in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Vanguard or any of its Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Vanguard or any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms which Vanguard reasonably believes to be no less favorable to Vanguard or any of its Subsidiaries than those that might be obtained at the time from Persons that are not Affiliates of Vanguard and (c) to which neither Vanguard nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Vanguard or such other Person shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Vanguard or such other Person giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of VHS Holdco II as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Sponsors” means one or more investment funds controlled by The Blackstone Group and its Affiliates and one or more investment funds controlled by Morgan Stanley Capital Partners and its Affiliates.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Vanguard or any of its Subsidiaries which Vanguard has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the day on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means (a) with respect to the Issuers, any Indebtedness of either of the Issuers that is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantor of the Notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Notes.

“Subsidiary” means, with respect to any specified Person:

(1)
any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means each Subsidiary of VHS Holdco II that incurs a Guarantee of the Notes.

“Tax Distribution” means any distribution described under clause (9) of the covenant “—Certain Covenants—Limitation on Restricted Payments.”

“Total Assets” means the total consolidated assets of VHS Holdco II and its Restricted Subsidiaries, as shown on the most recent balance sheet of VHS Holdco II.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to February 1, 2014; provided that if the period from such redemption date to February 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Cash” of any Person means the cash or Cash Equivalents of such Person and its Restricted Subsidiaries that would not appear as “restricted cash” on a consolidated balance sheet of such Person and its Restricted Subsidiaries.

“Unrestricted Subsidiary” means (i) any Subsidiary of VHS Holdco II that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of VHS Holdco II, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of VHS Holdco II may designate any Subsidiary of VHS Holdco II (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness (other than Indebtedness represented by short-term, open account working capital rates entered into in the ordinary course of business for cash management purposes and consistent with past practice) of, or owns or holds any Lien on, any property of, VHS Holdco II or any Subsidiary of VHS Holdco II (other than any Subsidiary of the Subsidiary to be so designated); provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by VHS Holdco II, (b) such designation complies with the covenant contained under the caption “—Certain Covenants—Limitation on Restricted Payments” and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of VHS Holdco II or any Restricted Subsidiary. The Board of Directors of VHS Holdco II may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and either (A) the Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Board of Directors of VHS Holdco II shall be notified by the Issuers to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY; DELIVERY AND FORM
Book Entry; Delivery and Form
The 7.750% exchange notes will be represented by one or more global notes in registered, global form without interest coupons (collectively, the “Global Exchange Notes”). The Global Exchange Note initially will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.
Except as set forth below, the Global Exchange Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Exchange Notes may not be exchanged for exchange notes in certificated form except in the limited circumstances described below. See “- Exchange of Global Exchange Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Exchange Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
The Notes may be presented for registration of transfer and exchange at the offices of the registrar.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Exchange Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

(2)
ownership of these interests in the Global Exchange Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Exchange Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Exchange Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Exchange Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Exchange Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Exchange Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the Global Exchange Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and additional interest, if any, on, a Global Exchange Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the issuers and the Trustee will treat the Persons in whose names the notes, including the Global Exchange Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee nor any agent of us or the Trustee has or will have any responsibility or liability for:

(1)
any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Exchange Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Exchange Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Exchange Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Exchange Notes for legended notes in certificated form, and to distribute such notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Exchange Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Exchange Notes for Certificated Notes
A Global Exchange Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(1)
DTC (a) notifies the issuers that it is unwilling or unable to continue as depositary for the Global Exchange Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the issuers fail to appoint a successor depositary within 90 days after the date of such notice or cessation;

(2)	the issuers, in their sole discretion, notify the trustee in writing that they elect to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default or Event of Default with respect to the notes.
In addition, beneficial interests in a Global Exchange Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Exchange Note or beneficial interests in Global Exchange Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend set forth in the indenture unless that legend is not required by applicable law.
Exchange of Certificated Notes for Global Exchange Notes
Certificated Notes may not be exchanged for beneficial interests in any Global Exchange Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.
Same Day Settlement and Payment
The issuers will make payments in respect of the notes represented by the Global Exchange Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The issuers will make all payments of principal, interest and premium, if any, and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Exchange Notes are expected to be eligible to trade in The PORTALsm Market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Exchange Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The exchange of outstanding 7.750% notes for 7.750% exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of a 7.750% exchange note, the holding period of the 7.750% exchange note will include the holding period of the outstanding 7.750% note exchanged therefor and the basis of the 7.750% exchange note will be the same as the basis of the outstanding 7.750% note immediately before the exchange.
In any event, persons considering the exchange of outstanding 7.750% notes for 7.750% exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the exchange of outstanding notes for exchange notes by employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), which are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment of a portion of the assets of any Plan in connection with the exchange of outstanding notes for exchange notes, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The exchange of outstanding notes for exchange notes and the acquisition and/or holding of exchange notes by an ERISA Plan with respect to which we, a guarantor or the initial purchasers are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the exchange of the outstanding notes for the exchange notes and the acquisition and holding of the exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that any of the conditions of any such exemptions will be satisfied.
Because of the foregoing, the exchange of the outstanding 7.750% notes and the acquisition and holding of the 7.750% exchange notes, or any interest therein, should not be made by any person investing “plan assets” of any Plan, unless such exchange of the outstanding notes and purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.
Representation
By the exchange of an outstanding 7.750% note and the acquisition and holding of an 7.750% exchange note, or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to exchange the outstanding 7.750% notes or to acquire and hold the 7.750% exchange notes, or any interest therein, constitutes the assets of any Plan or (ii) the exchange of the outstanding 7.750% notes and the purchase and holding of the 7.750% exchange notes, or any interest therein, by such purchaser or subsequent transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the exchange of the outstanding 7.750% notes or purchasing or holding the 7.750% exchange notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the exchange of the outstanding 7.750% notes and to the purchase and holding of the 7.750% exchange notes.

PLAN OF DISTRIBUTION
The Issuers have not entered into any arrangement or understanding with any person, including any broker-dealer, to distribute the 7.750% exchange notes to be received in the exchange offer and, to the best of the issuers' information and belief, each person participating in the exchange offer is acquiring the 7.750% exchange notes in the ordinary course of its business and has no arrangement or understanding with any person to participate in the distribution of the 7.750% exchange notes to be received in the exchange offer.
Broker-dealers who acquired outstanding 7.750% notes from the Issuers in the initial offering are not eligible to participate in the exchange offer with respect to such outstanding 7.750% notes. Any broker-dealer who holds outstanding 7.750% notes that were acquired for its own account as a result of market-making activities or other trading activities may exchange such outstanding 7.750% notes pursuant to the exchange offer so long as the broker-dealer has not entered into any arrangement or understanding with either the Issuers or any of their affiliates to distribute the 7.750% exchange notes; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the 7.750% exchange notes received by such broker-dealer in the exchange offer, which prospectus delivery requirements may be satisfied by the delivery by such broker-dealer of a copy of this prospectus. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer only in connection with resales of 7.750% exchange notes received in exchange for outstanding 7.750% notes where such outstanding 7.750% notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the date on which the registration statement of which this prospectus is a part is declared effective by the SEC or such shorter period as will terminate on that date on which no broker-dealer is any longer required to deliver this prospectus (or another prospectus meeting the requirements of the Securities Act) in connection with market-making or other trading activities, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , 2013 (90 days after the date of this prospectus), all dealers effecting transactions in the 7.750% exchange notes may be required to deliver a prospectus.
The Issuers will not receive any proceeds from any sale of 7.750% exchange notes by brokers-dealers. 7.750% exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the 7.750% exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such 7.750% exchange notes. Any broker-dealer that resells 7.750% exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such 7.750% exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of 7.750% exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the date on which the registration statement of which this prospectus is a part is declared effective by the SEC or such shorter period as will terminate on that date on which no broker-dealer is any longer required to deliver this prospectus (or another prospectus meeting the requirements of the Securities Act) in connection with market-making or other trading activities, the issuers will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Issuers have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding 7.750% notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
The validity of the 7.750% exchange notes will be passed upon for us by James H. Spalding, Executive Vice President, General Counsel and Secretary of Vanguard. Mr. Spalding owns 181,835 shares of Vanguard common stock, and has been granted options to purchase 112,378 shares of Vanguard common stock and 41,406 restricted stock units.

EXPERTS

The consolidated financial statements of Vanguard Health Systems, Inc. appearing in Vanguard Health Systems, Inc.'s Annual Report (Form 10-K) for the year ended June 30, 2012, and the effectiveness of Vanguard Health Systems, Inc.'s internal control over financial reporting as of June 30, 2012 (excluding the internal control over financial reporting of Valley Baptist Health System), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Vanguard Health System, Inc.'s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Valley Baptist Health System from the scope of such firm's audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
This prospectus incorporates by reference information from documents filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. This prospectus incorporates by reference the documents and reports listed below that have been filed by Vanguard Health Systems, Inc. with the SEC (other than documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules, including Current Reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2012, filed on August 23, 2012; and

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed on October 31, 2012;

•	Current Report on Form 8-K/A, filed on November 14, 2011 (Exhibit 99.1 only); and

•	Current Reports on Form 8-K, filed on August 23, 2012, September 12, 2012, October 23, 2012 and November 20, 2012.
We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this exchange offer. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. We make available free of charge, through the Investor Relations section of our website, http://www.vanguardhealth.com, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as well as amendments to those reports, as soon as reasonably practical after they are filed with the SEC. You may also request free copies of these filings by calling us at (615) 665-6000 or writing us at the following address: Vanguard Health Systems, Inc., 20 Burton Hills Blvd. Suite 100, Nashville, Tennessee 37215, Attention: Investor Relations.
You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was reproduced herein.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on our corporate website at http://www.vanguardhealth.com. The information we file with the SEC or contained on our corporate website or any other website that we may maintain is not part of this prospectus. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

You should rely only upon the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus.
This prospectus contains or incorporates by reference summaries of certain agreements entered into by us, including the indenture governing the Notes, our 2010 Credit Facilities and certain other agreements. The descriptions of these agreements contained or incorporated by reference in this prospectus do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you in response by calling us at (615) 665-6000 or writing us at the following address: Vanguard Health Systems, Inc., 20 Burton Hills Blvd., Suite 100, Nashville, Tennessee 37215, Attention: Investor Relations.

$375,000,000

Vanguard Health Holding Company II, LLC
Vanguard Holding Company II, Inc.
Offer to Exchange

$375,000,000 principal amount of 7.750% Senior Notes due 2019 that have been registered under the Securities Act of 1933 for any and all of their outstanding $375,000,000 7.750% Senior Notes due 2019.
__________________

PROSPECTUS
__________________

Until , 2013, all dealers that effect transactions in the 7.750% exchange notes, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.

, 2013

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director or officer to Vanguard Health Systems, Inc. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Certificate of Incorporation and Bylaws of each of Vanguard Health Systems, Inc., Vanguard Holding Company II, Inc., VHS Acquisition Corporation, VHS of Phoenix, Inc., VHS Outpatient Clinics, Inc., VHS of Arrowhead, Inc., VHS of South Phoenix, Inc., VHS Imaging Centers, Inc., VHS of Anaheim, Inc., VHS of Orange County, Inc., VHS Holding Company, Inc., VHS of Huntington Beach, Inc., VHS of Illinois, Inc., VHS Genesis Labs, Inc., Vanguard Health Management, Inc., VHS Acquisition Subsidiary Number 1, Inc., VHS Acquisition Subsidiary Number 2, Inc., VHS Acquisition Subsidiary Number 5, Inc., VHS Acquisition Subsidiary Number 7, Inc., VHS Acquisition Subsidiary Number 8, Inc., VHS Acquisition Subsidiary Number 9, Inc., VHS Acquisition Subsidiary Number 10, Inc., VHS Acquisition Subsidiary Number 11, Inc., VHS Acquisition Subsidiary Number 12, Inc., Hospital Development of West Phoenix, Inc., VHS of Michigan, Inc., VHS Children's Hospital of Michigan, Inc., VHS Detroit Businesses, Inc., VHS Detroit Receiving Hospital, Inc., VHS Detroit Ventures, Inc., VHS Harper-Hutzel Hospital, Inc., VHS Huron Valley-Sinai Hospital, Inc., VHS Rehabilitation Institute of Michigan, Inc., VHS Sinai-Grace Hospital, Inc., VHS University Laboratories, Inc., VHS Westlake Hospital, Inc., VHS West Suburban Medical Center, Inc., VHS Acquisition Subsidiary Number 4, Inc., VHS of Michigan Staffing, Inc., Resolute Health Family Urgent Care, Inc. and VHS Arizona Heart Institute, Inc. provide for indemnification by the respective corporation of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation of each of Vanguard Health Systems, Inc., Vanguard Holding Company II, Inc., VHS Acquisition Corporation, VHS of Phoenix, Inc., VHS Outpatient Clinics, Inc., VHS of Arrowhead, Inc., VHS of South Phoenix, Inc., VHS Imaging Centers, Inc., VHS of Anaheim, Inc., VHS of Orange County, Inc., VHS Holding Company, Inc., VHS of Huntington Beach, Inc., VHS of Illinois, Inc., VHS Genesis Labs, Inc., Vanguard Health Management, Inc., VHS Acquisition Subsidiary Number 1, Inc., VHS Acquisition Subsidiary Number 2, Inc., VHS Acquisition Subsidiary Number 5, Inc., VHS Acquisition Subsidiary Number 7, Inc., VHS Acquisition Subsidiary Number 8, Inc., VHS Acquisition Subsidiary Number 9, Inc., VHS Acquisition Subsidiary Number 10, Inc., VHS Acquisition Subsidiary Number 11, Inc., VHS Acquisition Subsidiary Number 12, Inc. , Hospital Development of West Phoenix, Inc., VHS of Michigan, Inc., VHS Children's Hospital of Michigan, Inc., VHS Detroit Businesses, Inc., VHS Detroit Receiving Hospital, Inc., VHS Detroit Ventures, Inc., VHS Harper-Hutzel Hospital, Inc., VHS Huron Valley-Sinai Hospital, Inc., VHS Rehabilitation Institute of Michigan, Inc., VHS Sinai-Grace Hospital, Inc., VHS University Laboratories, Inc., VHS Westlake Hospital, Inc., VHS West Suburban Medical Center, Inc., VHS Acquisition Subsidiary Number 4, Inc., VHS Arizona Heart Institute, Inc., VHS Valley Management Company, Inc., Resolute Health Family Urgent Care, Inc. and VHS of Michigan Staffing, Inc. provides for such limitation of liability.
Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. In accordance with such section, each of Vanguard Health Holding Company I, LLC, BHS Physicians Alliance for Ace, LLC, MacNeal Physicians Group, LLC, Vanguard Health Financial Company, LLC, VHS Chicago Market Procurement, LLC, VHS San Antonio Partners, LLC, Abrazo Medical Group Urgent Care, LLC, Central Texas Corridor Hospital Company, LLC, Advantage Health Care Management Company LLC, BHS Accountable Care, LLC, BHS Integrated Physician Partners, LLC, C7 Technologies, LLC, DMC Shared Savings ACO, LLC, Total Accountable Care Organization, LLC, Vanguard IT Services, LLC, and Vanguard Medical Specialists, LLC allows for indemnification by the respective company of each of its members, representatives, members of the board, managers, officers, directors, stockholders or partners to the fullest extent permitted by the Delaware Limited Liability Act.

Section 29-1020 of the District of Columbia Limited Liability Company Act permits a District of Columbia limited liability company to limit or eliminate the liability of the manager or member in any proceeding brought by or in right of a limited liability company or brought by or on behalf of members of the limited liability company, unless the manager or member engaged in willful misconduct. In accordance with this section, Healthcare Compliance, L.L.C. provides that a manager shall not be liable for any action taken as a manager, or any failure to take action as a manager, except to the extent such manager did not discharge his duties in good faith in a manner he reasonably believed to be in the best interests of Healthcare Compliance, L.L.C., provided this limited liability shall not apply to willful misconduct.
Section 15-7 of the Illinois Limited Liability Act provides that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of business of the company or for the preservation of its business or property. Each of New Dimensions, LLC and Chicago Health System ACO, LLC is a limited liability company organized under Illinois law and requires the reimbursement and indemnification of members and managers to the fullest extent permitted by Illinois law.
Section 29-610(A)(13) of the Arizona Limited Liability Company Act permits a limited liability company to indemnify a member, manager, employee, officer, agent or any other person. Arizona Health Partners, LLC, an Arizona limited liability company, allows for the indemnification of its members, managers, directors, and officers to the fullest extent permitted by Arizona law; however, no person shall be indemnified from any liability for fraud, bad faith, gross negligence, or willful misconduct.

The Illinois Business Corporation Act (Section 8.75) permits Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For actions or suits by or in the right of the registrant, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the registrant, unless, and only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by the registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise. Each of Midwest Pharmacies, Inc., MacNeal Health Providers, Inc., MacNeal Management Services, Inc., Pros Temporary Staffing, Inc. and Watermark Physician Services, Inc. allows for such indemnification.
Vanguard Health Systems, Inc., on behalf of itself and its subsidiaries, has purchased and maintains insurance to protect persons entitled to indemnification pursuant to their by-laws, limited partnership agreements or operating agreements, as the case may be, against liabilities asserted against or incurred by them in such capacity or arising out of their status as such.
The Registration Rights Agreement filed as Exhibit 4.19 to this Registration Statement provide for indemnification of directors and officers of Vanguard Health Systems, Inc. by the initial purchasers against certain liabilities.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

See the Exhibit Index immediately following the signature pages hereto, which is incorporated by reference as if fully set forth herein.
(b) Financial Statement Schedules
All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements incorporated by reference into the prospectus and are incorporated herein by reference.

Item 22. Undertakings.

(a)     The undersigned registrants hereby undertake:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
    (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
    (iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)    The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(d)    The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Vanguard Health Systems, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 14, 2012.

VANGUARD HEALTH SYSTEMS, INC.

By: /s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Spalding, Phillip W. Roe, Gary D. Willis and John J. Faldetta, Jr., and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles N. Martin, Jr.	Chairman of the Board & Chief Executive Officer; Director	December 12, 2012
Charles N. Martin, Jr.	(Principal Executive Officer)

/s/ Phillip W. Roe	Executive Vice President, Chief Financial Officer & Treasurer	December 14, 2012
Phillip W. Roe	(Principal Financial Officer)

/s/ Gary D. Willis	Senior Vice President, Controller & Chief Accounting Officer	December 14, 2012
Gary D. Willis	(Principal Accounting Officer)

/s/Philip N. Bredesen	Director	December 13, 2012
Philip N. Bredesen

/s/Carol J. Burt	Director	December 12, 2012
Carol J. Burt

/s/ Stephen D’Arcy	Director	December 14, 2012
Stephen D’Arcy

/s/ Michael A. Dal Bello	Director	December 12, 2012
Michael A. Dal Bello

/s/ Robert Galvin, M.D.	Director	December 12, 2012
Robert Galvin, M.D.

/s/ M. Fazle Husain	Director	December 14, 2012
M. Fazle Husain

/s/ Neil P. Simpkins	Director	December 14, 2012
Neil P. Simpkins

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Vanguard Health Holding Company II, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 14, 2012.

VANGUARD HEALTH HOLDING COMPANY II, LLC

By: /s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Spalding, Phillip W. Roe, Gary D. Willis and John J. Faldetta, Jr., and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles N. Martin, Jr.	Chairman of the Board & Chief Executive Officer; Director	December 14, 2012
Charles N. Martin, Jr.	(Principal Executive Officer)

/s/ Phillip W. Roe	Executive Vice President, Chief Financial Officer & Treasurer	December 14, 2012
Phillip W. Roe	(Principal Financial Officer)

/s/ Gary D. Willis	Senior Vice President, Controller & Chief Accounting Officer	December 14, 2012
Gary D. Willis	(Principal Accounting Officer)

/s/ James H. Spalding	Representative	December 14, 2012
James H. Spalding

	Representative	December , 2012
Deborah W. Larios

/s/ Deborah T. McCormick	Representative	December 14, 2012
Deborah T. McCormick

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Vanguard Health Holding Company II, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 14, 2012.

VANGUARD HOLDING COMPANY II, INC.

By: /s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Spalding, Phillip W. Roe, Gary D. Willis and John J. Faldetta, Jr., and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles N. Martin, Jr.	Chairman of the Board & Chief Executive Officer; Director	December 14, 2012
Charles N. Martin, Jr.	(Principal Executive Officer)

/s/ Phillip W. Roe	Executive Vice President, Chief Financial Officer & Treasurer	December 14, 2012
Phillip W. Roe	(Principal Financial Officer)

/s/ Gary D. Willis	Senior Vice President, Controller & Chief Accounting Officer	December 14, 2012
Gary D. Willis	(Principal Accounting Officer)

/s/ James H. Spalding	Director	December 14, 2012
James H. Spalding

	Director	December , 2012
Deborah W. Larios

/s/ Deborah T. McCormick	Director	December 14, 2012
Deborah T. McCormick

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following entities has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 14, 2012.

VHS ACQUISITION CORPORATION
VHS OF PHOENIX, INC.
VHS OUTPATIENT CLINICS, INC.
VHS OF ARROWHEAD, INC.
VHS OF SOUTH PHOENIX, INC.
VHS IMAGING CENTERS, INC.
VHS OF ANAHEIM, INC.
VHS OF ORANGE COUNTY, INC.
VHS HOLDING COMPANY, INC.
VHS OF HUNTINGTON BEACH, INC.
VHS OF ILLINOIS, INC.
MACNEAL HEALTH PROVIDERS, INC.
MACNEAL MANAGEMENT SERVICES, INC.
PROS TEMPORARY STAFFING, INC.
WATERMARK PHYSICIAN SERVICES, INC.
VHS GENESIS LABS, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 1, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 2, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 5, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 7, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 8, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 9, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 10, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 11, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 12, INC.
HOSPITAL DEVELOPMENT OF WEST PHOENIX, INC.
HEALTHCARE COMPLIANCE, L.L.C.
VHS WESTLAKE HOSPITAL, INC.
VHS WEST SUBURBAN MEDICAL CENTER, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 4, INC.
MIDWEST PHARMACIES, INC.
VHS ARIZONA HEART INSTITUTE, INC.
VHS VALLEY MANAGEMENT COMPANY, INC.
NEW DIMENSIONS, LLC
CHICAGO HEALTH SYSTEM ACO, LLC
ARIZONA HEALTH PARTNERS, LLC

By: /s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Spalding, Phillip W. Roe, Gary D. Willis and John J. Faldetta, Jr., and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles N. Martin, Jr.	Chairman of the Board & Chief Executive Officer; Director	December 14, 2012
Charles N. Martin, Jr.	(Principal Executive Officer)

/s/ Phillip W. Roe	Executive Vice President, Chief Financial Officer & Treasurer	December 14, 2012
Phillip W. Roe	(Principal Financial Officer)

/s/ Gary D. Willis	Senior Vice President, Controller & Chief Accounting Officer	December 14, 2012
Gary D. Willis	(Principal Accounting Officer)

/s/ James H. Spalding	Director	December 14, 2012
James H. Spalding

	Director	December , 2012
Deborah W. Larios

/s/ Deborah T. McCormick	Director	December 14, 2012
Deborah T. McCormick

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Vanguard Health Holding Company II, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 14, 2012.

VHS SAN ANTONIO PARTNERS, LLC

By: /s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Spalding, Phillip W. Roe, Gary D. Willis and John J. Faldetta, Jr., and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles N. Martin, Jr.	Chairman of the Board & Chief Executive Officer; Director	December 14, 2012
Charles N. Martin, Jr.	(Principal Executive Officer)

/s/ Phillip W. Roe	Executive Vice President, Chief Financial Officer & Treasurer	December 14, 2012
Phillip W. Roe	(Principal Financial Officer)

/s/ Gary D. Willis	Senior Vice President, Controller & Chief Accounting Officer	December 14, 2012
Gary D. Willis	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Vanguard Health Holding Company II, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 14, 2012.

VHS CHILDREN'S HOSPITAL OF MICHIGAN, INC.
VHS DETROIT BUSINESSES, INC.
VHS DETROIT RECEIVING HOSPITAL, INC.
VHS DETROIT VENTURES, INC.
VHS HARPER-HUTZEL HOSPITAL, INC.
VHS HURON VALLEY-SINAI HOSPITAL, INC.
VHS REHABILITATION INSTITUTE OF MICHIGAN, INC.
VHS SINAI-GRACE HOSPITAL, INC.
VHS UNIVERSITY LABORATORIES, INC.

By: /s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Spalding, Phillip W. Roe, Gary D. Willis and John J. Faldetta, Jr., and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael E. Duggan	President & Chief Executive Officer	December 13, 2012
Michael E. Duggan	(Principal Executive Officer)

/s/ Jay B. Rising	Executive Vice President & Chief Financial Officer	December 13, 2012
Jay B. Rising	(Principal Financial Officer)

/s/ Gary D. Willis	Senior Vice President, Controller & Chief Accounting Officer	December 14, 2012
Gary D. Willis	(Principal Accounting Officer)

/s/ James H. Spalding	Director	December 14, 2012
James H. Spalding

	Director	December , 2012
Deborah W. Larios

/s/ Deborah T. McCormick	Director	December 14, 2012
Deborah T. McCormick

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Vanguard Health Holding Company II, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 14, 2012.

VHS OF MICHIGAN STAFFING, INC.
VHS OF MICHIGAN, INC.

By: /s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Spalding, Phillip W. Roe, Gary D. Willis and John J. Faldetta, Jr., and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael E. Duggan	President & Chief Executive Officer	December 13, 2012
Michael E. Duggan	(Principal Executive Officer)

/s/ Jay B. Rising	Executive Vice President & Chief Financial Officer	December 13, 2012
Jay B. Rising	(Principal Financial Officer)

/s/ Gary D. Willis	Senior Vice President, Controller & Chief Accounting Officer	December 14, 2012
Gary D. Willis	(Principal Accounting Officer)

/s/ James H. Spalding	Director	December 14, 2012
James H. Spalding

	Director	December , 2012
Deborah W. Larios

/s/ Deborah T. McCormick	Director	December 14, 2012
Deborah T. McCormick

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Vanguard Health Holding Company II, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 14, 2012.

RESOLUTE HEALTH FAMILY URGENT CARE, INC.

By: /s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Spalding, Phillip W. Roe, Gary D. Willis and John J. Faldetta, Jr., and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tess Coody	Chief Executive Officer	December 12, 2012
Tess Coody	(Principal Executive Officer)

/s/ Phillip W. Roe	Executive Vice President, Chief Financial Officer & Treasurer	December 14, 2012
Phillip W. Roe	(Principal Financial Officer)

/s/ Gary D. Willis	Senior Vice President, Controller & Chief Accounting Officer	December 14, 2012
Gary D. Willis	(Principal Accounting Officer)

/s/ James H. Spalding	Director	December 14, 2012
James H. Spalding

	Director	December , 2012
Deborah W. Larios

/s/ Deborah T. McCormick	Director	December 14, 2012
Deborah T. McCormick

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Vanguard Health Holding Company II, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 14, 2012.

C7 TECHNOLOGIES, LLC

By: /s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Spalding, Phillip W. Roe, Gary D. Willis and John J. Faldetta, Jr., and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bobby Addison	Chief Executive Officer	December 12, 2012
Bobby Addison	(Principal Executive Officer)

/s/ Phillip W. Roe	Executive Vice President, Chief Financial Officer & Treasurer	December 14, 2012
Phillip W. Roe	(Principal Financial Officer)

/s/ Gary D. Willis	Senior Vice President, Controller & Chief Accounting Officer	December 14, 2012
Gary D. Willis	(Principal Accounting Officer)

/s/ James H. Spalding	Representative	December 14, 2012
James H. Spalding

	Representative	December , 2012
Deborah W. Larios

/s/ Deborah T. McCormick	Representative	December 14, 2012
Deborah T. McCormick

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Vanguard Health Holding Company II, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 14, 2012.

BHS ACCOUNTABLE CARE, LLC
BHS INTEGRATED PHYSICIAN PARTNERS, LLC
BHS PHYSICIANS ALLIANCE FOR ACE, LLC
BAPTIST MEDICAL MANAGEMENT SERVICE ORGANIZATION, LLC
MACNEAL PHYSICIANS GROUP, LLC
TOTAL ACCOUNTABLE CARE ORGANIZATION, LLC
VANGUARD HEALTH FINANCIAL COMPANY, LLC
VANGUARD IT SERVICES, LLC
VANGUARD MEDICAL SPECIALISTS, LLC
VHS CHICAGO MARKET PROCUREMENT, LLC
ABRAZO MEDICAL GROUP URGENT CARE, LLC

By: /s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Spalding, Phillip W. Roe, Gary D. Willis and John J. Faldetta, Jr., and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles N. Martin, Jr.	President & Chief Executive Officer	December 14, 2012
Charles N. Martin, Jr.	(Principal Executive Officer)

/s/ Phillip W. Roe	Executive Vice President, Chief Financial Officer & Treasurer	December 14, 2012
Phillip W. Roe	(Principal Financial Officer)

/s/ Gary D. Willis	Senior Vice President, Controller & Chief Accounting Officer	December 14, 2012
Gary D. Willis	(Principal Accounting Officer)

/s/ James H. Spalding	Representative	December 14, 2012
James H. Spalding

	Representative	December , 2012
Deborah W. Larios

/s/ Deborah T. McCormick	Representative	December 14, 2012
Deborah T. McCormick

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Vanguard Health Holding Company II, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 14, 2012.

CENTRAL TEXAS CORRIDOR HOSPITAL COMPANY, LLC

By: /s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Spalding, Phillip W. Roe, Gary D. Willis and John J. Faldetta, Jr., and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tess Coody	Chief Executive Officer	December 12, 2012
Tess Coody	(Principal Executive Officer)

/s/ Phillip W. Roe	Executive Vice President, Chief Financial Officer & Treasurer	December 14, 2012
Phillip W. Roe	(Principal Financial Officer)

/s/ Gary D. Willis	Senior Vice President, Controller & Chief Accounting Officer	December 14, 2012
Gary D. Willis	(Principal Accounting Officer)

/s/ James H. Spalding	Representative	December 14, 2012
James H. Spalding

	Representative	December , 2012
Deborah W. Larios

/s/ Deborah T. McCormick	Representative	December 14, 2012
Deborah T. McCormick

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Vanguard Health Holding Company II, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 14, 2012.

DMC SHARED SAVINGS ACO, LLC

By: /s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Spalding, Phillip W. Roe, Gary D. Willis and John J. Faldetta, Jr., and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael E. Duggan	President & Chief Executive Officer	December 13, 2012
Michael E. Duggan	(Principal Executive Officer)

/s/ Jay B. Rising	Executive Vice President & Chief Financial Officer	December 13, 2012
Jay B. Rising	(Principal Financial Officer)

/s/ Gary D. Willis	Senior Vice President, Controller & Chief Accounting Officer	December 14, 2012
Gary D. Willis	(Principal Accounting Officer)

/s/ James H. Spalding	Representative	December 14, 2012
James H. Spalding

	Representative	December , 2012
Deborah W. Larios

/s/ Deborah T. McCormick	Representative	December 14, 2012
Deborah T. McCormick

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Vanguard Health Holding Company II, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 14, 2012.

ADVANTAGE HEALTH CARE MANAGEMENT COMPANY, LLC

By: /s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Spalding, Phillip W. Roe, Gary D. Willis and John J. Faldetta, Jr., and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nancy Novick	Chief Executive Officer	December 12, 2012
Nancy Novick	(Principal Executive Officer)

/s/ Phillip W. Roe	Executive Vice President & Treasurer	December 14, 2012
Phillip W. Roe	(Principal Financial Officer)

/s/ Gary D. Willis	Senior Vice President, Controller & Chief Accounting Officer	December 14, 2012
Gary D. Willis	(Principal Accounting Officer)

/s/ James H. Spalding	Representative	December 14, 2012
James H. Spalding

	Representative	December , 2012
Deborah W. Larios

/s/ Deborah T. McCormick	Representative	December 14, 2012
Deborah T. McCormick

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Vanguard Health Holding Company II, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 14, 2012.

VANGUARD HEALTH HOLDING COMPANY I, LLC

By: /s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Spalding, Phillip W. Roe, Gary D. Willis and John J. Faldetta, Jr., and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles N. Martin, Jr.	Chief Executive Officer	December 14, 2012
Charles N. Martin, Jr.	(Principal Executive Officer)

/s/ Phillip W. Roe	Executive Vice President, Chief Financial Officer & Treasurer	December 14, 2012
Phillip W. Roe	(Principal Financial Officer)

/s/ Gary D. Willis	Senior Vice President, Controller & Chief Accounting Officer	December 14, 2012
Gary D. Willis	(Principal Accounting Officer)

/s/ James H. Spalding	Representative	December 14, 2012
James H. Spalding

	Representative	December , 2012
Deborah W. Larios

/s/ Deborah T. McCormick	Representative	December 14, 2012
Deborah T. McCormick

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Vanguard Health Systems, Inc. (1)

3.2	Amended and Restated By-Laws of Vanguard Health Systems, Inc. (1)

3.3	Certificate of Formation of Vanguard Health Holding Company I, LLC (2)

3.4	Amended and Restated Limited Liability Company Agreement of Vanguard Health Holding Company I, LLC (2)

3.5	Certificate of Incorporation of VHS Acquisition Subsidiary Number 10, Inc. (3)

3.6	Bylaws of VHS Acquisition Subsidiary Number 10, Inc. (3)

3.7	Certificate of Formation of Vanguard Health Holding Company II, LLC (2)

3.8	Amended and Restated Limited Liability Company Agreement of Vanguard Health Holding Company II, LLC (2)

3.9	Certificate of Incorporation of Vanguard Holding Company II, Inc. (2)

3.10	Bylaws of Vanguard Holding Company II, Inc. (2)

3.11	Certificate of Incorporation of Vanguard Health Management, Inc. (2)

3.12	Bylaws of Vanguard Health Management, Inc. (2)

3.13	Certificate of Formation of Vanguard Health Financial Company, LLC (3)

3.14	Limited Liability Company Agreement of Vanguard Health Financial Company, LLC, as amended (3)

3.15	Certificate of Incorporation of VHS Acquisition Corporation (2)

3.16	Bylaws of VHS Acquisition Corporation, Inc. (2)

3.17	Certificate of Incorporation of VHS of Orange County, Inc. (2)

3.18	Amended and Restated Bylaws of VHS of Orange County, Inc. (2)

3.19	Certificate of Incorporation of VHS Holding Company, Inc. (2)

3.20	Bylaws of VHS Holding Company, Inc. (2)

3.21	Certificate of Incorporation of VHS of Illinois, Inc. (2)

3.22	Bylaws of VHS of Illinois, Inc. (2)

3.23	Certificate of Incorporation of VHS Acquisition Subsidiary Number 11, Inc. (3)

3.24	Bylaws of VHS Acquisition Subsidiary Number 11, Inc. (3)

3.25	Certificate of Incorporation of VHS Genesis Labs, Inc. (2)

3.26	Bylaws of VHS Genesis Labs, Inc. (2)

3.27	Articles of Incorporation of MacNeal Management Services, Inc. (2)

3.28	Bylaws of MacNeal Management Services, Inc. (2)

3.29	Certificate of Incorporation of VHS of Phoenix, Inc. (2)

3.30	Bylaws of VHS of Phoenix, Inc. (2)

3.31	Certificate of Incorporation of VHS of Michigan, Inc. (4)

3.32	Bylaws of VHS of Michigan, Inc. (4)

Exhibit No.	Description

3.33	Articles of Organization of Healthcare Compliance, L.L.C. (2)

3.34	Amended and Restated Operating Agreement of Healthcare Compliance, L.L.C. (2)

3.35	Certificate of Incorporation of VHS Imaging Centers, Inc. (2)

3.36	Bylaws of VHS Imaging Centers, Inc. (2)

3.37	Certificate of Incorporation of VHS Acquisition Subsidiary Number 1, Inc. (2)

3.38	Bylaws of VHS Acquisition Subsidiary Number 1, Inc. (2)

3.39	Certificate of Incorporation of VHS Acquisition Subsidiary Number 2, Inc. (2)

3.40	Bylaws of VHS Acquisition Subsidiary Number 2, Inc. (2)

3.41	Certificate of Incorporation of VHS Acquisition Subsidiary Number 12, Inc. (3)

3.42	Bylaws of VHS Acquisition Subsidiary Number 12, Inc. (3)

3.43	Amended and Restated Certificate of Incorporation of VHS Acquisition Subsidiary Number 5, Inc. (2)

3.44	Amended and Restated Bylaws of VHS Acquisition Subsidiary Number 5, Inc. (2)

3.45	Certificate of Incorporation of VHS Acquisition Subsidiary Number 7, Inc. (2)

3.46	Bylaws of VHS Acquisition Subsidiary Number 7, Inc. (2)

3.47	Certificate of Incorporation of VHS Acquisition Subsidiary Number 8, Inc. (2)

3.48	Bylaws of VHS Acquisition Subsidiary Number 8, Inc. (2)

3.49	Certificate of Incorporation of VHS Acquisition Subsidiary Number 9, Inc. (2)

3.50	Bylaws of VHS Acquisition Subsidiary Number 9, Inc. (2)

3.51	Certificate of Incorporation of Hospital Development of West Phoenix, Inc. (2)

3.52	Bylaws of Hospital Development of West Phoenix, Inc. (2)

3.53	Certificate of Incorporation of VHS of Huntington Beach, Inc. (2)

3.54	Bylaws of VHS of Huntington Beach, Inc. (2)

3.55	Certificate of Incorporation of VHS of Anaheim, Inc. (2)

3.56	Bylaws of VHS of Anaheim, Inc. (2)

3.57	Certificate of Incorporation of VHS Children's Hospital of Michigan, Inc. (4)

3.58	Bylaws of VHS Children's Hospital of Michigan, Inc. (4)

3.59	Certificate of Incorporation of VHS Detroit Businesses, Inc. (4)

3.60	Bylaws of VHS Detroit Businesses, Inc. (4)

3.61	Certificate of Formation of VHS San Antonio Partners, LLC (3)

3.62	Amended and Restated Limited Liability Company Agreement of VHS San Antonio Partners, LLC, as amended (3)

3.63	Certificate of Formation of BHS Physicians Alliance for ACE, LLC, as amended (3)

3.64	Amended and Restated Limited Liability Company Agreement of BHS Physicians Alliance for ACE, LLC (3)

3.65	Articles of Incorporation of MacNeal Health Providers, Inc. (2)

3.66	Bylaws of MacNeal Health Providers, Inc. (2)

Exhibit No.	Description

3.67	Articles of Incorporation of Watermark Physician Services, Inc. (2)

3.68	Bylaws of Watermark Physician Services, Inc. (2)

3.69	Articles of Incorporation of Pros Temporary Staffing, Inc. (2)

3.70	Bylaws of Pros Temporary Staffing, Inc. (2)

3.71	Certificate of Incorporation of VHS of Arrowhead, Inc. (2)

3.72	Bylaws of VHS of Arrowhead, Inc. (2)

3.73	Certificate of Incorporation of VHS Outpatient Clinics, Inc. (2)

3.74	Bylaws of VHS Outpatient Clinics, Inc. (2)

3.75	Certificate of Incorporation of VHS of South Phoenix, Inc. (2)

3.76	Bylaws of VHS of South Phoenix, Inc. (2)

3.77	Certificate of Formation of MacNeal Physicians Group, LLC (3)

3.78	Limited Liability Company Agreement of MacNeal Physicians Group, LLC, as amended (3)

3.79	Certificate of Formation of VHS Chicago Market Procurement, LLC (3)

3.80	Limited Liability Company Agreement of VHS Chicago Market Procurement, LLC, as amended (3)

3.81	Certificate of Formation of Baptist Medical Management Service Organization, LLC, as amended (3)

3.82	Limited Liability Company Agreement of Baptist Medical Management Service Organization, LLC, as amended (3)

3.83	Certificate of Formation of Central Texas Corridor Hospital Company, LLC, as amended (3)

3.84	Limited Liability Company Agreement of Central Texas Corridor Hospital Company, LLC, as amended (3)

3.85	Certificate of Formation of Abrazo Medical Group Urgent Care, LLC, as amended (3)

3.86	Amended and Restated Limited Liability Company Agreement of Abrazo Medical Group Urgent Care, LLC (3)

3.87	Certificate of Incorporation of VHS Detroit Receiving Hospital, Inc. (4)

3.88	Bylaws of VHS Detroit Receiving Hospital, Inc. (4)

3.89	Certificate of Incorporation of VHS Detroit Ventures, Inc. (4)

3.90	Bylaws of VHS Detroit Ventures, Inc. (4)

3.91	Certificate of Incorporation of VHS Harper-Hutzel Hospital, Inc. (4)

3.92	Bylaws of VHS Harper-Hutzel Hospital, Inc. (4)

3.93	Certificate of Incorporation of VHS Huron Valley-Sinai Hospital, Inc. (4)

3.94	Bylaws of VHS Huron Valley-Sinai Hospital, Inc. (4)

3.95	Certificate of Incorporation of VHS Rehabilitation Institute of Michigan, Inc. (4)

3.96	Bylaws of VHS Rehabilitation Institute of Michigan, Inc. (4)

3.97	Certificate of Incorporation of VHS Sinai-Grace Hospital, Inc. (4)

3.98	Bylaws of VHS Sinai-Grace Hospital, Inc. (4)

3.99	Certificate of Incorporation of VHS University Laboratories, Inc. (4)

3.100	Bylaws of VHS University Laboratories, Inc. (4)

Exhibit No.	Description

3.101	Certificate of Incorporation of VHS Westlake Hospital, Inc. (4)

3.102	Bylaws of VHS Westlake Hospital, Inc. (4)

3.103	Certificate of Incorporation of VHS West Suburban Medical Center, Inc. (4)

3.104	Bylaws of VHS West Suburban Medical Center, Inc. (4)

3.105	Certificate of Incorporation of VHS Acquisition Subsidiary Number 4, Inc. (4)

3.106	Bylaws of VHS Acquisition Subsidiary Number 4, Inc. (4)

3.107	Certificate of Incorporation of Midwest Pharmacies, Inc. (4)

3.108	Bylaws of Midwest Pharmacies, Inc. (4)

3.109	Certificate of Incorporation of VHS Arizona Heart Institute, Inc. (4)

3.110	Bylaws of VHS Arizona Heart Institute, Inc. (4)

3.111	Certificate of Incorporation of VHS Valley Management Company, Inc.*

3.112	Bylaws of VHS Valley Management Company, Inc.*

3.113	Articles of Organization of Arizona Health Partners, LLC*

3.114	Amended and Restated Limited Liability Company Agreement of Arizona Health Partners, LLC*

3.115	Certificate of Formation of BHS Accountable Care, LLC*

3.116	Limited Liability Company Agreement of BHS Accountable Care, LLC*

3.117	Certificate of Formation of BHS Integrated Physician Partners, LLC*

3.118	Limited Liability Company Agreement of BHS Integrated Physician Partners, LLC*

3.119	Certificate of Formation of C7 Technologies, LLC*

3.120	Limited Liability Company Agreement of C7 Technologies, LLC*

3.121	Certificate of Formation of DMC Shared Savings ACO, LLC*

3.122	Limited Liability Company Agreement of DMC Shared Savings ACO, LLC*

3.123	Articles of Organization of New Dimensions, LLC*

3.124	Operating Agreement of New Dimensions, LLC*

3.125	Certificate of Incorporation of Resolute Health Family Urgent Care, Inc.*

3.126	Bylaws of Resolute Health Family Urgent Care, Inc.*

3.127	Certificate of Formation of Total Accountable Care Organization, LLC*

3.128	Limited Liability Company Agreement of Total Accountable Care Organization, LLC*

3.129	Certificate of Formation of Vanguard IT Services, LLC*

3.130	Limited Liability Company Agreement of Vanguard IT Services, LLC*

3.131	Certificate of Formation of Vanguard Medical Specialists, LLC*

3.132	Limited Liability Company Agreement of Vanguard Medical Specialists, LLC*

3.133	Certificate of Incorporation of VHS of Michigan Staffing, Inc.*

3.134	Amended and Restated Bylaws of VHS of Michigan Staffing, Inc.*

Exhibit No.	Description

3.135	Articles of Organization of Chicago Health System ACO, LLC*

3.136	Certificate of Formation of Advantage Health Care Management Company, LLC*

3.137	Amended and Restated Limited Liability Company Agreement of Advantage Health Care Management Company, LLC*

4.1
Indenture, dated as of January 29, 2010, relating to the 8% Senior Notes due 2018, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee, including the form of 8% Senior Notes due 2018 (5)

4.2
First Supplemental Indenture, dated as of February 25, 2010, relating to the 8% Senior Notes due 2018, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., the guarantors party thereto and the Trustee (3)

4.3
Second Supplemental Indenture, dated as of July 14, 2010, relating to the 8% Senior Notes due 2018, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, Inc., the other guarantors named therein and U.S. Bank National Association, as trustee (6)

4.4
Third Supplemental Indenture, dated as of August 18, 2010, relating to the 8% Senior Notes due 2018, among VHS Westlake Hospital, Inc., VHS West Suburban Medical Center, Inc., VHS Acquisition Subsidiary Number 4, Inc., Midwest Pharmacies, Inc., Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, Inc., the other guarantors named therein and U.S. Bank National Association, as trustee (7)

4.5
Fourth Supplemental Indenture, dated as of November 1, 2010, relating to the 8% Senior Notes due 2018, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, In., the other guarantors named therein and U.S. Bank National Association, as trustee (8)

4.6
Fifth Supplemental Indenture, dated as of January 11, 2011, relating to the 8% Senior Notes due 2018, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, Inc., the other guarantors named therein and U.S. Bank National Association, as trustee (8)

4.7
Sixth Supplemental Indenture, dated as of September 22, 2011, relating to the 8% Senior Notes due 2018, among VHS Valley Management Company, Inc., Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Holding Company I, LLC, Vanguard Health Systems, Inc., the other guarantors named therein and U.S. Bank National Association, as trustee (9)

4.8
Seventh Supplemental Indenture, dated as of March 30, 2012, relating to the 8% Senior Notes due 2018, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Holding Company I, LLC, Vanguard Health Systems, Inc., the other guarantors named therein and U.S. Bank National Association, as trustee (9)

4.9
Eighth Supplemental Indenture, dated as of July 23, 2012, relating to the 8.00% Senior Notes due 2018, among Advantage Health Care Management Company LLC, Arizona Health Partners, LLC, BHS Accountable Care, LLC, BHS Integrated Physician Partners, LLC, C7 Technologies, LLC, DMC Shared Savings ACO, LLC, New Dimensions, LLC, Resolute Health Family Urgent Care, Inc., Total Accountable Care Organization, LLC, Vanguard IT Services, LLC, Vanguard Medical Specialists, LLC, VHS of Michigan Staffing, Inc., Chicago Health System ACO, LLC, Vanguard Holding Company II, Inc., Vanguard Health Holding Company I, LLC, Vanguard Health Holding Company II, LLC, Vanguard Health Systems, Inc. and U.S. Bank National Association, as trustee (10)

4.10
Indenture, dated as of January 26, 2011, relating to the 7.750% Senior Notes due 2019, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, Inc., the other guarantors named therein and U.S. Bank National Association, as trustee, including the form of 7.750% Senior Notes due 2019 (11)

4.11
First Supplemental Indenture, dated as of September 22, 2011, relating to the 7.750% Senior Notes due 2019, among VHS Valley Management Company, Inc., Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc. and U.S. Bank National Association, as trustee (9)

4.12
Second Supplemental Indenture, dated as of March 30, 2012, relating to the 7.750% Senior Notes due 2019, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, Inc., the other guarantors named therein and U.S. Bank National Association, as trustee (12)

Exhibit No.	Description

4.13
Third Supplemental Indenture, dated as of July 23, 2012, relating to the 7.750% Senior Notes due 2019, among Advantage Health Care Management Company LLC, Arizona Health Partners, LLC, BHS Accountable Care, LLC, BHS Integrated Physician Partners, LLC, C7 Technologies, LLC, DMC Shared Savings ACO, LLC, New Dimensions, LLC, Resolute Health Family Urgent Care, Inc., Total Accountable Care Organization, LLC, Vanguard IT Services, LLC, Vanguard Medical Specialists, LLC, VHS of Michigan Staffing, Inc., Chicago Health System ACO, LLC, Vanguard Holding Company II, Inc., Vanguard Health Holding Company II, LLC and U.S. Bank National Association, as trustee (10)

4.14
Indenture, dated as of January 26, 2011, relating to the 10.375% Senior Discount Notes due 2016, between Vanguard Health Systems, Inc. and U.S. Bank National Association, as trustee, including the form of 10.375% Senior Discount Notes due 2016 (11)

4.15
Registration Rights Agreement, dated as of January 29, 2010, relating to the 8% Senior Notes due 2018, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, Inc., the other guarantors named therein and Banc of America Securities LLC, Barclays Capital Inc. Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (5)

4.16
Registration Rights Agreement, dated as of July 14, 2010, relating to the 8% Senior Notes due 2018, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, Inc., the other guarantors named therein and Bank of America Securities LLC and Barclays Capital Inc., on behalf of themselves and as representatives of the several initial purchasers listed on Schedule I thereto (6)

4.17
Registration Rights Agreement, dated as of January 26, 2011, relating to the 7.750% Senior Notes due 2019, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, Inc. and the other guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., on behalf of themselves and as representatives of the several initial purchasers listed on Schedule I thereto (11)

4.18
Registration Rights Agreement, dated as of January 26, 2011, relating to the 10.375% Senior Discount Notes due 2016, between Vanguard Health Systems, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., on behalf of themselves and as representatives of the several initial purchasers listed on Schedule I thereto (11)

4.19
Registration Rights Agreement, dated as of March 30, 2012, relating to the 7.750% Senior Notes due 2019, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, Inc., the other guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., on behalf of themselves and as representatives of the several initial purchasers listed on Schedule I thereto (12)

4.20	Registration Rights Agreement, dated as of September 23, 2004, among Vanguard Health Systems, Inc. and the stockholders of Vanguard Health Systems, Inc. named therein (2)

4.21	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of VHS Acquisition Subsidiary Number 5, Inc., dated as of September 8, 2004 (2)

5	Opinion of James H. Spalding*

10.1
Credit Agreement, dated as of January 29, 2010, among Vanguard Health Holding Company II, LLC, Vanguard Health Holding Company I, LLC, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the other parties thereto (5)

10.2	Security Agreement, dated as of January 29, 2010, made by each assignor party thereto in favor of Bank of America, N.A., as collateral agent (3)

10.3	Vanguard Guaranty, dated as of January 29, 2010, made by and among Vanguard Health Systems, Inc. in favor of Bank of America, N.A., as administrative agent (3)

Exhibit No.	Description

10.4	Subsidiaries Guaranty, dated as of January 29, 2010, made by and among each of the guarantors party thereto in favor of Bank of America, N.A., as administrative agent (3)

10.5	Pledge Agreement, dated as of January 29, 2010, among each of the pledgors party thereto and Bank of America, N.A., as collateral agent (3)

10.6
Incremental Commitment Agreement, dated as of April 24, 2012, between Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Holding Company I, LLC, Vanguard Health Systems, Inc. and the other guarantors named therein, Citicorp North America, Inc., JPMorgan Chase Bank, N.A., Royal Bank of Canada, Wells Fargo Bank, N.A. and Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Lender (13)

10.7	Transaction and Monitoring Fee Agreement, dated as of September 23, 2004, among Vanguard Health Systems, Inc., Blackstone Management Partners IV L.L.C., and Metalmark Management LLC (2)

10.8	Letter Agreement, dated as of May 26, 2011, related to the Transaction and Monitoring Fee Agreement (1)

10.9	Amendment and Termination Agreement, dated as of June 17, 2011, by and among Vanguard Health Systems, Inc., Blackstone Management Partners IV L.L.C. and Metalmark Management LLC (1)

10.10†	VHS Holdings LLC 2004 Unit Plan (2)

10.11†	First Amendment of VHS Holdings LLC 2004 Unit Plan (14)

10.12†	Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Charles N. Martin, Jr., dated as of September 23, 2004 (2)

10.13†	Amendment No. 1 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Charles N. Martin, Jr., dated as of December 1, 2004 (2)

10.14†	Amendment No. 2 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Charles N. Martin, Jr., dated as of December 1, 2005 (15)

10.15†	Amendment No. 3 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Charles N. Martin, Jr., dated as of October 1, 2007 (16)

10.16†	Amendment No. 4 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Charles N. Martin, Jr., dated as of May 5, 2009 (17)

10.17†	Amendment No. 5 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Charles N. Martin, Jr., dated as of May 31, 2011 (18)

10.18†	Amendment No. 6 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Charles N. Martin, Jr., dated as of October 1, 2011 (9)

10.19†	Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Joseph D. Moore, dated as of September 23, 2004 (2)

10.20†	Amendment No. 1 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Joseph D. Moore, dated as of December 1, 2004 (2)

10.21†	Amendment No. 2 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Joseph D. Moore , dated as of December 1, 2005 (15)

10.22†	Amendment No. 3 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Joseph D. Moore, dated as of October 1, 2007 (16)

10.23†	Amendment No. 4 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Joseph D. Moore, dated as of November 7, 2007 (16)

10.24†	Amendment No. 5 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Joseph D. Moore, dated as of June 30, 2008 (19)

10.25†	Amendment No. 6 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Joseph D. Moore, dated as of May 31, 2011 (18)

10.26†	Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Keith B. Pitts, dated as of September 23, 2004 (2)

Exhibit No.	Description

10.27†	Amendment No. 1 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Keith B. Pitts, dated as of December 1, 2004 (2)

10.28†	Amendment No. 2 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Keith B. Pitts, dated as of December 1, 2005 (15)

10.29†	Amendment No. 3 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Keith B. Pitts, dated as of October 1, 2007 (16)

10.30†	Amendment No. 4 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Keith B. Pitts, dated as of May 5, 2009 (17)

10.31†	Amendment No. 5 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Keith B. Pitts, dated as of May 31, 2011 (18)

10.32†	Amendment No. 6 to Amended and Restated Employment Agreement between Vanguard Health Systems, Inc. and Keith B. Pitts, dated as of October 1, 2011 (9)

10.33†	Employment Agreement between Vanguard Health Systems, Inc. and Kent H. Wallace, dated as of November 15, 2007 (16)

10.34†	Amendment No. 1 to Employment Agreement between Vanguard Health Systems, Inc. and Kent H. Wallace, dated as of May 5, 2009 (17)

10.35†	Amendment No. 2 to Employment Agreement between Vanguard Health Systems, Inc. and Kent H. Wallace, dated as of May 31, 2011 (18)

10.36†	Amendment No. 3 to Employment Agreement between Vanguard Health Systems, Inc. and Kent H. Wallace, dated as of October 1, 2011 (9)

10.37†	Amendment No. 4 to Employment Agreement between Vanguard Health Systems, Inc. and Kent H. Wallace, dated as of October 1, 2012 (10)

10.38†	Employment Agreement between Vanguard Health Systems, Inc. and Phillip W. Roe, dated as of November 15, 2007 (16)

10.39†	Amendment No. 1 to Employment Agreement between Vanguard Health Systems, Inc. and Phillip W. Roe, dated as of May 5, 2009 (17)

10.40†	Amendment No. 2 to Employment Agreement between Vanguard Health Systems, Inc. and Phillip W. Roe, dated as of May 31, 2011 (18)

10.41†	Amendment No. 3 to Employment Agreement between Vanguard Health Systems, Inc. and Phillip W. Roe, dated as of October 1, 2011 (9)

10.42†	Amendment No. 4 to Employment Agreement between Vanguard Health Systems, Inc. and Phillip W. Roe, dated as of October 1, 2012 (10)

10.43†	Employment Agreement between Vanguard Health Systems, Inc. and Mark R. Montoney, M.D., dated as of December 31, 2008 (17)

10.44†	Amendment No. 1 to Employment Agreement between Vanguard Health Systems, Inc. and Mark R. Montoney, M.D., dated as of May 5, 2009 (17)

10.45†	Amendment No. 2 to Employment Agreement between Vanguard Health Systems, Inc. and Mark R. Montoney, M.D., dated as of May 31, 2011 (18)

10.46†	Employment Agreement between Vanguard Health Systems, Inc. and Bradley A. Perkins, M.D., dated as of July 1, 2009 (17)

10.47†	Amendment No. 1 to Employment Agreement between Vanguard Health Systems, Inc. and Bradley A. Perkins, M.D., dated as of May 31, 2011 (18)

10.48†	Employment Agreement between Vanguard Health Systems, Inc. and James H. Spalding, dated as of September 1, 2011 (20)

10.49†	Employment Agreement, dated as of October 1, 2011, between Vanguard Health Systems, Inc. and Alan G. Thomas (9)

Exhibit No.	Description

10.50†	Employment Agreement, dated as of February 27, 2012, between Vanguard Health Systems, Inc. and Timothy M. Petrikin (21)

10.51†	Form of Amended and Restated Severance Protection Agreement of Vanguard Health Systems, Inc., dated as of September 23, 2004, for Vice Presidents and above (2)

10.52†	Form of Severance Protection Agreement of Vanguard Health Systems, Inc. in use for Vice Presidents and above employed after October 1, 2007 (19)

10.53†	Form of Amendment to Severance Protection Agreement (1)

10.54†
Form of Amendment No. 1 to Severance Protection Agreement, dated as of October 1, 2007, between Vanguard Health Systems, Inc. and each of its executive officers (other than executive officers who have entered into employment agreements) (16)

10.55	Amended and Restated Agreement between the Shareholders of VHS Acquisition Subsidiary Number 5, Inc. executed on September 8, 2004, but effective as of September 1, 2004 (2)

10.56	Letter, dated March 16, 2010, from Vanguard Health Systems Inc. to the Detroit Medical Center (4)

10.57	License Agreement between Baptist Health System and VHS San Antonio Partners, L.P., dated as of January 1, 2003 (22)

10.58†	Vanguard Health Systems, Inc. Annual Incentive Plan (1)

10.59†	Vanguard Health Systems, Inc. 2001 Annual Incentive Plan (23)

10.60†	Vanguard Health Systems, Inc. 2009 Long Term Incentive Plan (24)

10.61†	Vanguard Health Systems, Inc. Amended and Restated 2009 Long Term Incentive Plan, dated as of May 3, 2011 (1)

10.62†	Vanguard Health Systems, Inc. 2004 Stock Incentive Plan (2)

10.63†	Amendment Number 1 to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan, effective November 28, 2005 (15)

10.64†	Amendment Number 2 to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan, effective February 15, 2006 (25)

10.65†	Amendment Number 3 to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan, effective April 15, 2006 (25)

10.66†	Amendment Number 4 to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan, effective November 13, 2006 (26)

10.67†	Amendment Number 5 to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan, effective May 6, 2008 (27)

10.68†	Amendment Number 6 to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan, effective February 13, 2009 (28)

10.69†	Amendment No. 7 to Vanguard Health Systems, Inc. 2004 Stock Incentive Plan (24)

10.70†	Form of Performance Option Under 2004 Stock Incentive Plan (2)

10.71†	Form of Time Option Under 2004 Stock Incentive Plan (2)

10.72†	Form of Liquidity Event Option Under 2004 Stock Incentive Plan (2)

10.73†	Form of Restricted Stock Unit Agreement (Time Vesting RSUs) used under Vanguard Health Systems, Inc. 2004 Stock Incentive Plan (29)

10.74†	Form of Restricted Stock Unit Agreement (Liquidity Event RSUs) used under Vanguard Health Systems, Inc. 2004 Stock Incentive Plan (29)

10.75†	Vanguard Health Systems, Inc. 2011 Stock Incentive Plan (1)

Exhibit No.	Description

10.76	Form of Nonqualified Stock Option Agreement (Conversion Replacement Award) under 2011 Stock Incentive Plan (21)(1)

10.77	Form of Restricted Share Award Agreement (Conversion Replacement Award) under 2011 Stock Incentive Plan (21)(1)

10.78†	Form of Restricted Stock Unit Agreement (Performance Vesting RSU - EBITDA) for Vanguard Health Systems, Inc. 2011 Stock Incentive Plan (20)

10.79†	Form of Restricted Stock Unit Agreement (Performance Vesting RSU - EPS) for Vanguard Health Systems, Inc. 2011 Stock Incentive Plan (20)

10.80†	Form of Restricted Stock Unit Agreement (Time Vesting RSU) for Vanguard Health Systems, Inc. 2011 Stock Incentive Plan (20)

10.81†	Form of Nonqualified Stock Option Agreement (Time Option) for Vanguard Health Systems, Inc. 2011 Stock Incentive Plan (20)

10.82
Stockholders Agreement, dated as of November 4, 2004, by and among Vanguard Health Systems, Inc., VHS Holdings LLC, Blackstone FCH Capital Partners IV L.P. and its affiliates identified on the signature pages thereto and the employees identified on the signature pages thereto (2)

10.83
Amendment No. 1, dated as of November 3, 2009, to Stockholders Agreement, dated as of November 4, 2004, by and among Vanguard Health Systems, Inc., VHS Holdings LLC, Blackstone FCH Capital Partners IV L.P. and its affiliates identified on the signature pages thereto and Charles N. Martin, Jr., as proxyholder for certain employees party thereto (30)

10.84†	2011 Stockholders Agreement of Vanguard Health Systems, Inc., dated as of June 21, 2011, among Blackstone, MSCP, Vanguard Health Systems, Inc. and the other parties thereto (1)

10.85	Amendment No. 1 to 2011 Stockholders Agreement of Vanguard Health Systems, Inc., dated as of January 26, 2012, among Vanguard Health Systems, Inc. and the stockholders identified therein (21)

10.86	Amended and Restated Limited Liability Company Operating Agreement of VHS Holdings LLC, dated as of September 23, 2004 (2)

10.87	Amendment No. 1, dated as of November 3, 2005, to Amended and Restated Limited Liability Company Operating Agreement of VHS Holdings LLC (15)

10.88
Waiver No. 1, dated as of May 22, 2008, to Amended and Restated Limited Liability Company Operating Agreement of VHS Holdings LLC, dated as of September 23, 2004, as amended by Amendment No. 1, dated as of November 3, 2005 (19)

10.89	Amendment No. 2, dated as of January 13, 2010, to Amended and Restated Limited Liability Company Operating Agreement of VHS Holdings, LLC (3)

10.90	Amendment No. 3, dated as of January 28, 2010, to Amended and Restated Limited Liability Company Operating Agreement of VHS Holdings, LLC (3)

10.91
Letter, dated May 13, 2008, from the Arizona Health Care Cost Containment System to VHS Phoenix Health Plan, LLC, countersigned by VHS Phoenix Health Plan, LLC on May 13, 2008 awarding Contract No. YH09-0001-07 (31)

10.92	Arizona Health Care Cost Containment System Administration RFP re Contract No. YH09-0001-07 with VHS Phoenix Health Plan, LLC awarded May 13, 2008 (19)

10.93
Solicitation Amendments to RFP numbers One, Two, Three, Four and Five, dated February 29, 2008, March 14, 2008, March 26, 2008, March 28, 2008 and April 10, 2008, respectively, to Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 with VHS Phoenix Health Plan, LLC (19)

10.94
Contract Amendment Number 1, executed on September 23, 2008, but effective as of October 1, 2008, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (32)

Exhibit No.	Description

10.95
Contract Amendment Number 2, executed on January 16, 2009, but effective as of January 15, 2009, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (33)

10.96
Contract Amendment Number 3, executed on April 6, 2009, but effective as of May 1, 2009, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (28)

10.97
Contract Amendment Number 4, executed on July 7, 2009, but effective as of August 1, 2009, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (17)

10.98
Contract Amendment Number 5, executed on July 7, 2009, but effective as of August 1, 2009, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (17)

10.99
Contract Amendment Number 6, executed on September 17, 2009, but effective as of October 1, 2009, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (34)

10.100
Contract Amendment Number 7, executed on September 17, 2009, but effective as of October 1, 2009, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (34)

10.101
Contract Amendment Number 8, executed on September 17, 2009, but effective as of October 1, 2009, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (34)

10.102
Contract Amendment Number 9, executed on October 13, 2009, but effective as of October 1, 2009, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (34)

10.103
Contract Amendment Number 10, executed on September 9, 2010, but effective as of October 1, 2010, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (7)

10.104
Contract Amendment Number 11, executed on October 25, 2010, but effective as of October 1, 2009, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (8)

10.105
Contract Amendment Number 12, executed on November 5, 2010, but effective as of October 1, 2009, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (8)

10.106
Contract Amendment Number 13, executed on January 17, 2011, but effective as of October 1, 2010, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (8)

10.107
Contract Amendment Number 14, executed on February 9, 2011, but effective as of April 1, 2011, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (4)

10.108
Contract Amendment Number 15, executed on May 2, 2011, but effective as of October 1, 2010, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (18)

10.109
Contract Amendment Number 16, executed on September 9, 2011, but effective as of October 1, 2011, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (20)

10.110
Contract Amendment Number 17, dated as of February 29, 2012, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (21)

Exhibit No.	Description

10.111
Contract Amendment Number 18, dated as of May 8, 2012, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (9)

10.112
Contract Amendment Number 19, dated as of September 28, 2012, but effective as of October 1, 2012, to the Arizona Health Care Cost Containment System Administration Contract No. YH09-0001-07 between VHS Phoenix Health Plan, LLC and the Arizona Health Care Cost Containment System (10)

10.113†	Form of Indemnification Agreement between the Company and each of its directors and executive officers (35)

10.114†	Form of Amendment to Employment Agreement (1)

12	Computation of Ratio of Earnings to Fixed Charges*

21	Subsidiaries of Vanguard Health Systems, Inc.*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of James H. Spalding (included as part of Exhibit 5)

24	Powers of Attorney (included in the signature pages hereto)

25	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as Trustee with respect to the indenture regarding the 7.750% Senior Notes due 2019*

99.1	Form of Letter of Transmittal*

99.2	Form of Letter to Clients*

99.3	Form of Letter to Broker-Dealers*

99.4	Form of Notice of Guaranteed Delivery*
_____________________
* Filed herewith.
† Indicates a management contract or compensatory plan or arrangement.

(1)	Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Registration Statement on Form S-1 first filed on April 15, 2011 (Registration No. 333-173547).
(2) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Registration Statement on Form S-4 first filed on November 12, 2004 (Registration No. 333-120436).
(3) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Registration Statement on Form S-4 first filed on March 3, 2010 (Registration No. 333-165157).
(4) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Registration Statement on Form S-4 first filed on April 8, 2011 (Registration No. 333-173401).
(5) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Current Report on Form 8-K filed on February 3, 2010.
(6) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Current Report on Form 8-K filed on July 19, 2010.
(7) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010.
(8) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2010.
(9) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Annual Report on Form 10-K for the annual period ended June 30, 2012.

(10) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012.
(11) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Current Report on Form 8-K filed on January 28, 2011.
(12) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Current Report on Form 8-K filed on April 2, 2012.
(13) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Current Report on Form 8-K filed on April 30, 2012.
(14) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Annual Report on Form 10-K for the annual period ended June 30, 2005.
(15) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005.
(16) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2007.
(17) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Annual Report on Form 10-K for the annual period ended June 30, 2009.
(18) Incorporated by reference from exhibits to Vanguard Health Systems Inc.'s Annual Report on Form 10-K for the annual period ended June 30, 2011.
(19) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Annual Report on Form 10-K for the annual period ended June 30, 2008.
(20) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011.
(21) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012.
(22) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Current Report on Form 8-K filed on January 14, 2003.
(23) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Registration Statement on Form S-1 first filed on October 19, 2001 (Registration No. 333-71934).
(24) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Current Report on Form 8-K filed on August 21, 2009.
(25) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006.
(26) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2006.
(27) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Current Report on Form 8-K filed on May 12, 2008.
(28) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009.
(29) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Annual Report on Form 10-K for the annual period ended June 30, 2010.
(30) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2009.

(31) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Current Report on Form 8-K filed on May 16, 2008.
(32) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008.
(33) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008.
(34) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009.
(35) Incorporated by reference from exhibits to Vanguard Health Systems, Inc.'s Current Report on Form 8-K filed on May 6, 2009.